                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                [ ]  Confidential, for use of the Commission
                                                only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement

                      Central Tractor Farm & Country, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

                             Common Stock, par value $0.01
        ------------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

                                       3,621,435
        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                                         $14.25
        ------------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

                                      $51,605,449
        ------------------------------------------------------------------------
     (5)  Total fee paid:
                                        $10,321
        ------------------------------------------------------------------------
[X]  Fee paid previously with preliminary materials.

     The total fee of $10,321 computed pursuant to Exchange Act Rules 14a-6(l)(1) and 0-11 was previously paid in connection with the initial filing of preliminary information statement materials on December 23, 1996.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
     (3)  Filing Party:

        ------------------------------------------------------------------------
     (4)  Date Filed:

        ------------------------------------------------------------------------

                                PRELIMINARY COPY


                      CENTRAL TRACTOR FARM & COUNTRY, INC.

                              3915 DELAWARE AVENUE
                          DES MOINES, IOWA 50316-3330

              NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD
                                              , 1997

To the Stockholders of Central Tractor Farm & Country, Inc.:


     Notice is hereby given that a Special Meeting of Stockholders of Central Tractor Farm & Country, Inc. (the "Company") will be held at the offices of
            at      a.m. on March   , 1997 for the following purposes:



          1. To approve and adopt the Agreement and Plan of Merger (the "Merger Agreement") dated November 27, 1996 by and among the Company, J.W. Childs Equity Partners, L.P., a Delaware limited partnership ("Childs"), CT Holding, Inc., a Delaware corporation ("Holding"), and JWC Acquisition I, Inc., a Delaware corporation ("Acquiror").



          2. To transact any other business that may properly come before the Special Meeting or any adjournments thereof.



     The Board of Directors has fixed the close of business on February 7, 1997 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at this Special Meeting and at any adjourned session thereof.



     The members of a Special Committee of the Board of Directors of the Company unanimously recommended that the Board of Directors approve the Merger Agreement, and the Board of Directors unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Merger, and the Board of Directors has determined that the Merger is fair to, and in the best interests of, the holders of the Common Stock and recommends that stockholders vote for the adoption of the Merger Agreement and the transactions contemplated thereby.



     Under Section 251 of the Delaware General Corporation Law (the "DGCL"), the affirmative vote of at least a majority of the outstanding shares of common stock, par value $.01 per share (the "Common Stock"), of the Company is required to adopt the Merger Agreement. On the Record Date, approximately 66.1% of the issued and outstanding shares of Common Stock were owned by Acquiror.



     Under the DGCL, stockholders of the Company have the right to demand appraisal rights for their shares of Common Stock, provided that the Merger is consummated and such stockholders comply with the requirements of Section 262 of the DGCL. See "THE MERGER -- Appraisal Rights" in the Proxy Statement for a description of the rights of dissenting stockholders and a discussion of the procedures which must be followed by dissenting stockholders of the Company to obtain appraisal of their shares of Common Stock.



     ACQUIROR OWNS A SUFFICIENT NUMBER OF THE SHARES OF COMPANY COMMON STOCK TO ADOPT AND APPROVE THE MERGER AGREEMENT WITHOUT THE VOTE OF ANY OTHER STOCKHOLDER AND IT INTENDS TO VOTE ITS SHARES OF COMPANY COMMON STOCK IN FAVOR OF THE MERGER AGREEMENT. ADOPTION OF THE MERGER AGREEMENT IS ASSURED WITHOUT THE VOTE OF ANY OTHER STOCKHOLDER.



     Please sign, date and return the enclosed proxy card promptly in the enclosed envelope, whether or not you expect to attend the meeting. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the Board of Directors' recommendations.



     The Merger Agreement is attached as Exhibit 1 to the accompanying Proxy Statement.


                                          By order of the Board of Directors,

                                          G. DEAN LONGNECKER
                                          Executive Vice President, Finance
                                          and Secretary
               , 1997

                                PRELIMINARY COPY


                      CENTRAL TRACTOR FARM & COUNTRY, INC.


                              3915 DELAWARE AVENUE


                          DES MOINES, IOWA 50316-3330


                            ------------------------


                                PROXY STATEMENT


                            ------------------------


                        SPECIAL MEETING OF STOCKHOLDERS


                         TO BE HELD ON MARCH    , 1997



     THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


                                  INTRODUCTION


     This Proxy Statement is being furnished to the stockholders of record as of February 7, 1997 (the "Record Date") of shares of common stock, par value $.01 per share (the "Common Stock") of Central Tractor Farm & Country, Inc., a Delaware corporation (the "Company" or "CT"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at a Special Meeting of stockholders of the Company (the "Special Meeting") to be
held on March   , 1997, at the time and place set forth in the Notice of Special
Meeting, and at any adjournment or postponement thereof. The purpose of the Special Meeting is to vote upon the adoption of the Agreement and Plan of Merger dated as of November 27, 1996 (the "Merger Agreement") by and among the Company, J.W. Childs Equity Partners, L.P., a Delaware limited partnership ("Childs"), CT Holding, Inc., (formerly JWC Holdings I, Inc.), a Delaware corporation ("Holding"), and JWC Acquisition I, Inc., a Delaware corporation ("Acquiror").



     Pursuant to the Merger Agreement, (i) Acquiror will be merged with and into the Company (the "Merger"), and the Company will be the surviving corporation and will become a wholly owned subsidiary of Holding, and (ii) each share of Common Stock (other than shares of Common Stock held by Childs, Holding, Acquiror or the Company or any of their subsidiaries or that are held by those stockholders who properly perfect their appraisal rights under Section 262 of the Delaware General Corporation Law) will be converted into the right to receive $14.25 in cash, without payment of interest thereon (the "Merger Consideration"). After consummation of the Merger, the current stockholders of the Company will cease to be stockholders of the Company, except that certain members of the Company's management (the "Management Investors") have been, or will be, offered the opportunity by Holding to exchange a portion of their equity investment in the Company for an equity investment in Holding or to purchase equity of Holding and may be granted new options for the common stock of Holding after the Merger.



     THE MEMBERS OF A SPECIAL COMMITTEE (THE "SPECIAL COMMITTEE") OF THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDED THAT THE BOARD OF DIRECTORS APPROVE THE MERGER AGREEMENT, AND THE BOARD OF DIRECTORS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, AND THE BOARD OF DIRECTORS HAS DETERMINED THAT THE MERGER IS FAIR TO, AND IN THE BEST INTEREST OF, THE HOLDERS OF THE COMMON STOCK AND RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

     You are urged to review this Proxy Statement carefully. If the Merger is consummated, stockholders who comply with applicable Delaware law will have appraisal rights enabling them to decline the $14.25 per share cash payment offered in the Merger and, in lieu of receiving such cash, to petition the Delaware Court of Chancery for the "fair value" of their shares of Common Stock. There can be no assurances that the determination of "fair value" in any such proceeding will result in a stockholder receiving more than $14.25 per share of Common Stock, and such a proceeding could result in a stockholder receiving less than $14.25 per share of Common Stock. Stockholders pursuing appraisal rights will not receive any payment for their shares of Common Stock until conclusion or settlement of the applicable court proceedings but would receive interest thereon from the Effective Time of the Merger to the date of judgment. See "THE MERGER -- Appraisal Rights"



     As of the Record Date there were issued and outstanding 10,670,892 shares of Common Stock. Under the Delaware General Corporation Law (the "DGCL"), the affirmative vote of the holders of a majority of the outstanding shares of Common Stock that are entitled to vote thereon is required to adopt the Merger Agreement. As of the Record Date, Acquiror owned approximately 66.1% of the issued and outstanding shares of Common Stock, which were acquired by Acquiror pursuant to a Securities Purchase Agreement dated November 27, 1996 (the "Securities Purchase Agreement") by and among Childs, Acquiror and Mezzanine Lending Associates I, L.P., a Delaware limited partnership, Mezzanine Lending Associates II, L.P., a Delaware limited partnership, Mezzanine Lending Associates III, L.P., a Delaware limited partnership, Senior Lending Associates I, L.P., a Delaware limited partnership (collectively, the "BCC Funds"), and BCC Industrial Services, Inc., a Delaware corporation and pursuant to Management Letter Agreements (as hereinafter defined) between Acquiror and each of James T. McKitrick, Chief Executive Officer of the Company, and G. Dean Longnecker, Executive Vice President-Finance of the Company. Acquiror intends to vote all shares of Common Stock held by it as of the Record Date in favor of adoption of the Merger Agreement. ACCORDINGLY, ADOPTION OF THE MERGER AGREEMENT IS ASSURED WITHOUT THE VOTE OF ANY OTHER STOCKHOLDER.



     No persons have been authorized to give any information or to make any representations other than those contained in, or incorporated by reference in, this Proxy Statement, and if given or made, such information or representations must not be relied upon as having been authorized by the Company, Childs, Holding, Acquiror or any other person.



     All information contained in this Proxy Statement relating to the Company and its subsidiaries has been supplied by the Company, and all information contained in this Proxy Statement relating to Childs, Holding, Acquiror and their affiliates has been supplied by Childs.



     The date of this Proxy Statement is                , 1997. This Proxy
Statement is first being mailed to stockholders of record as of the Record Date
on or about                , 1997, and constitutes both the notice of a special
meeting pursuant to Section 222 of the DGCL and notice of appraisal rights required by Section 262 of the DGCL.


     The principal executive offices of the Company are located at 3915 Delaware Avenue, Des Moines, Iowa 50316-3330, and its telephone number is (515) 266-3101. The principal executive offices of Childs, Holding and Acquiror are located at One Federal Street, Boston, MA 02110, and their telephone number is (617) 753-1100.

                             AVAILABLE INFORMATION


     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Copies of such reports, proxy statements and other information may be inspected and copied at the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, DC 20549, and at the public reference facilities of the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material may be obtained by mail, at prescribed rates, from the Public Reference

Section of the Commission at 450 Fifth Street, N.W., Washington, DC 20549. In addition, such material should also be available for inspection at the library of the NASDAQ National Market. The Commission maintains a Website that contains reports, proxy and information statements and other information regarding the Company; the address of such site is http://www.sec.gov.



     None of Childs, Holding or Acquiror files information with the Commission.



     Pursuant to the requirements of Section 13(e) of the Exchange Act and Rule 13e-3 promulgated thereunder, the Company, as the issuer of the class of equity securities which is the subject of the Rule 13e-3 transaction, and Acquiror and Holding, have filed with the Commission a Transaction Statement on Schedule 13E-3 (the "Schedule 13E-3") with respect to the Merger. As permitted by the rules and regulations of the Commission, this Proxy Statement omits certain information contained in the Schedule 13E-3. The Schedule 13E-3 and the respective exhibits thereto, may be inspected at and obtained from the Commission and the Company in the manner set forth above.

                               TABLE OF CONTENTS


                                                                                        PAGES
INTRODUCTION..........................................................................      1
AVAILABLE INFORMATION.................................................................      2
THE SPECIAL MEETING...................................................................      6
  Date, Time and Place................................................................      6
  Matters to be Considered at the Special Meeting.....................................      6
  Voting Rights and Vote Required.....................................................      6
  Revocation and Use of Proxies; Solicitation.........................................      6
SPECIAL FACTORS.......................................................................      7
  Recommendation of the Board of Directors............................................      7
  Background of the Merger............................................................      7
  Fairness of the Merger; Reasons for the Recommendation of the Company's Board of
     Directors........................................................................      9
  Opinion of Piper Jaffray............................................................     11
  Purpose, Structure and Reasons for the Merger; Plans for the Company................     15
  Interests of Certain Persons........................................................     16
  Accounting Treatment of the Merger..................................................     19
  Certain Effects of The Merger.......................................................     20
  Regulatory Approvals................................................................     20
  Certain Federal Income Tax Consequences.............................................     21
CERTAIN PROJECTIONS...................................................................     21
THE MERGER............................................................................     23
  Description of the Merger...........................................................     23
  Board Representation................................................................     24
  Other Provisions in the Merger Agreement............................................     24
SOURCE AND AMOUNT OF FUNDS............................................................     27
APPRAISAL RIGHTS......................................................................     30
RELATED AGREEMENTS....................................................................     32
  Securities Purchase Agreement.......................................................     32
  Management Letter Agreements........................................................     33
THE COMPANY...........................................................................     33
  Overview............................................................................     33
  Strategy............................................................................     34
  Expansion Plan......................................................................     35
  Retail Stores.......................................................................     36
  Store Operations....................................................................     38
  Other Operations....................................................................     39
  Purchasing and Distribution.........................................................     39
  Corporate Offices and Management Information Systems................................     39
  Competition.........................................................................     40
  Advertising and Promotions..........................................................     40
  Employees...........................................................................     40

                                                                                        PAGES
  Properties..........................................................................     41
  Legal Proceedings...................................................................     41
PRICE RANGE OF SHARES; DIVIDENDS; BOOK VALUE..........................................     42
OWNERSHIP OF COMMON STOCK.............................................................     43
CERTAIN TRANSACTIONS IN THE COMMON STOCK..............................................     44
DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY.......................................     45
SELECTED CONSOLIDATED FINANCIAL DATA..................................................     47
MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS...     48
FINANCIAL INFORMATION.................................................................     52
FEES AND EXPENSES.....................................................................     52
INDEPENDENT ACCOUNTANTS...............................................................     53
INFORMATION CONCERNING CHILDS, HOLDING AND ACQUIROR...................................     53
OTHER MATTERS TO COME BEFORE THE MEETING..............................................     53
INDEX TO FINANCIAL STATEMENTS.........................................................    F-1
Exhibit 1  Agreement and Plan of Merger
Exhibit 2  Securities Purchase Agreement
Exhibit 3  Management Letter Agreements
Exhibit 4  Section 262 of the Delaware General Corporation Law
Exhibit 5  Opinion of Piper Jaffray Inc.
Exhibit 6  Information Regarding the Directors and Executive Officers of Acquiror,
           Holding and the General Partner of Childs

                              THE SPECIAL MEETING

DATE, TIME AND PLACE


     This Proxy Statement is being furnished to the holders of Common Stock (the "Stockholders") as of the Record Date in connection with the Special Meeting to
be held at      a.m. on             , 1997 at             , and at any
adjournment or postponement thereof.


MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

     At the Special Meeting, the Stockholders will be asked to consider and vote upon a proposal to adopt the Merger Agreement, pursuant to which Acquiror will be merged with and into the Company, with the Company continuing as the surviving corporation (the "Surviving Corporation") and becoming a wholly owned subsidiary of Holding. The Stockholders also will consider and vote upon such other matters as may properly come before the Special Meeting.

VOTING RIGHTS AND VOTE REQUIRED


     Only Stockholders of record as of the close of business on the Record Date will be entitled to vote at the Special Meeting, or any adjournment or postponement thereof, with respect to the proposal for the adoption of the
Merger Agreement. As of the Record Date, the           shares of Common Stock
issued and outstanding were held by approximately        holders of record. At
such date, 7,208,551 shares of Common Stock (or approximately 66.1%) were held by Acquiror.



     Stockholders have the right to demand appraisal rights for their shares of Common Stock and, subject to certain conditions provided under the DGCL, to receive payment for the fair value of their shares of Common Stock. See "THE MERGER" -- Appraisal Rights" and Exhibit 4 to this Proxy Statement.


     Stockholders of record as of the close of business on the Record Date are entitled to one vote per share with respect to the proposal for the adoption of the Merger Agreement at the Special Meeting or any adjournment or postponement thereof. The presence of the Stockholders representing not less than one-third of the shares of Common Stock entitled to vote on the Merger is necessary to constitute a quorum to transact business at the Special Meeting. If a quorum is not present at the Special Meeting, the Stockholders who are present and entitled to vote at the Special Meeting may, by majority vote, adjourn the Special Meeting from time to time without notice or other announcement until a quorum is present. Abstentions of shares of Common Stock that are present at the Special Meeting and broker non votes will have the same effect as votes against adoption of the Merger Agreement. Because the shares of Common Stock owned by Acquiror will be represented at the Special Meeting, a quorum will be present, even if no other shares of Common Stock are represented.


     Under the DGCL, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock that are entitled to vote thereon is required to adopt the Merger Agreement. As of the Record Date, Acquiror owned approximately 66.1% of the issued and outstanding shares of Common Stock. Acquiror intends to vote all shares of Common Stock held by it as of the Record Date in favor of adoption of the Merger Agreement. ACCORDINGLY, ADOPTION OF THE MERGER AGREEMENT IS ASSURED WITHOUT THE VOTE OF ANY OTHER STOCKHOLDER. You may vote your shares of Common Stock, if you wish, by attending the Special Meeting in person or by returning the enclosed proxy card, signed and dated, in the enclosed envelope.



REVOCATION AND USE OF PROXIES; SOLICITATION



     Shares of Common Stock which are represented by properly executed, dated and returned proxies, unless such proxies shall have previously been properly revoked, will be voted in accordance with the instructions indicated in such proxies. If no contrary instructions are indicated, such shares will be voted FOR authorization and adoption of the Merger Agreement and in the discretion of the proxy holder as to any other matter which may properly come before the Special Meeting. Any other matter which may properly come before the Special Meeting at which a quorum is present for such purpose requires the affirmative vote of at least a majority of the shares of Common Stock present, in person or by proxy. A Stockholder who has given a proxy may revoke it at any time prior to its exercise at the Special Meeting by delivering a written notice of revocation of the proxy being revoked, or by submission of a properly executed proxy bearing a later date than the proxy being revoked, to the Secretary of the Company at 3915 Delaware Avenue, Des Moines, Iowa 50313, or by voting the Common Stock covered thereby in person at the Special Meeting.



     In addition to soliciting proxies by mail, certain directors, officers and regular employees of the Company, without receiving additional compensation therefor, may solicit proxies personally or by telephone, telegram or other forms of wire or facsimile communication. The Company has also retained Kissell-Blake as its proxy solicitor in connection with the Special Meeting. The fee for such services will be not more than approximately $2,500 plus out-of-pocket expenses. The Company will bear the cost of the Special Meeting and of soliciting proxies therefor, including the reasonable expenses incurred by brokerage houses, custodians, nominees and fiduciaries in forwarding proxy material to the beneficial owners of shares of Common Stock.



                                SPECIAL FACTORS



RECOMMENDATION OF THE BOARD OF DIRECTORS



     At a special meeting held on November 27, 1996, the Board of Directors of the Company (the "Board"), upon the recommendation of the Special Committee comprised solely of independent, non-employee directors of the Company, unanimously approved the Merger Agreement and the transactions contemplated thereby and determined that the Merger was fair to, and in the best interests of, the Company and its Stockholders. THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.


BACKGROUND OF THE MERGER


     Since the initial public offering of the Common Stock in 1994, management has continually sought to implement an aggressive expansion strategy which it believed was necessary to maintain the competitiveness and prospects of the Company in the agricultural retail market. Despite the rapid growth of the Company over the past two years, however, Butler Capital Corporation ("BCC"), whose affiliates owned a controlling interest in the Company, has generally favored a more conservative growth strategy that did not contemplate the raising of additional capital in the form of either debt or equity. As a result of these differences, both management and BCC agreed that a sale of the Company was appropriate. In the summer of 1995, BCC had informal discussions with strategic buyers about a possible acquisition of the Company. These discussions proved to be unfruitful.


     In October 1995, the Company's managers, with BCC's consent, began the process of seeking a financial buyer to acquire the Company in concert with management. The managers retained Cybus Capital Markets ("Cybus"), a Des Moines-based financial advisor, in October, 1995. Over the course of the next twelve months, Cybus contacted a number of financial buyers, but no proposals were received by the Company.


     On September 16, 1996, representatives of Childs were contacted by representatives of Cybus. On September 17, 1996, Childs received from Cybus an information memorandum in connection with a possible sale or other transaction involving the Company. On October 1, 1996, Steven Segal, Managing Director, Adam Suttin, Vice President, Adam Feild, Associate, and Stephen Wise, Financial Analyst, all of Childs met with Jim McKitrick, Chief Executive Officer, and Dean Longnecker, Senior Vice President and Chief Financial Officer of the Company and were provided access to certain financial information (including financial statements and projections) concerning the Company in order to evaluate Childs' interest in pursuing a possible transaction with the Company. On October 7, 1996, management of Childs visited the Company's headquarters and a number of its retail locations.


     In the ensuing weeks, as part of Childs' continuing review, representatives of Childs had various contacts with Company employees and representatives in order to obtain additional information with regard to the

Company. On October 21, 1996, representatives of Childs and various potential lenders had a meeting with Company management and toured the Company's headquarters and various retail locations.

     On October 28, 1996, Childs' senior management requested a meeting with representatives of the Company. At this meeting, which was held on November 4, 1996, Childs delivered a letter to Mr. McKitrick which outlined a non-binding proposal to purchase 100% of the outstanding shares of the Company for $14.00 per share in cash.


     A special meeting of the Company's Board of Directors was convened on November 7, 1996 to discuss the proposal made by Childs. The Board of Directors decided that the proposal merited consideration, and formed a special committee comprised of a majority of the independent, non-employee directors of the Company (the "Special Committee") to negotiate with Childs. The Special Committee initially consisted of Francis J. Palamara (Chairman), Glenn Kraiss, Daryl Lansdale, and Costa Littas. Mr. Littas resigned as a member of the Special Committee on November 15, 1996. The Special Committee retained Piper Jaffray Inc. ("Piper Jaffray") to render an opinion regarding the fairness, from a financial point of view, of the consideration to be received by the Stockholders in the Merger.


     During the following week, representatives of Childs met with representatives of the Special Committee to negotiate the terms of a proposal to be delivered to the Special Committee. On November 14, 1996, Childs delivered a modified proposal letter to the Chairman of the Special Committee.


     The Special Committee met on November 15, 1996 to evaluate the modified proposal. Representatives of Piper Jaffray described to the Special Committee the analysis they would perform to evaluate the consideration proposed to be received in the Merger from a financial point of view. The Special Committee also considered other strategic alternatives to the Merger, including remaining independent and possible transactions with other strategic buyers. After considering the many discussions which the Company had participated in during the past year with other potential acquirors, none of which resulted in a proposal, and the performance of the Company's Common Stock over the past several years, the Special Committee concluded it was in the best interests of the Company and its Stockholders to pursue the Childs proposal. The Special Committee also explored whether it was necessary to auction the Company, but was advised by Ropes & Gray, its special counsel, that an auction of the Company, was not required under the circumstances. The Special Committee also received legal advice from Ropes & Gray with respect to their fiduciary duties in connection with the proposal.


     The Special Committee met again on November 20, 1996 and received a preliminary report from Piper Jaffray on their analysis of the consideration proposed to be received pursuant to the modified proposal. The Special Committee concluded that it was in the best interests of the Company's stockholders to continue to pursue the modified proposal.


     On November 25, the Special Committee met again and representatives of Piper Jaffray made a presentation with respect to the consideration to be received by the Company's stockholders pursuant to the modified proposal. The Special Committee decided that the public stockholders of the Company should receive higher consideration for their shares of Common Stock than the consideration that would be received by the Securityholders. Negotiations between representatives of Childs and the Special Committee continued during the week. As a result of these negotiations, a definitive Merger Agreement was submitted to Childs and the Board of Directors of the Company on November 27, 1996. The Merger Agreement provided for a cash consideration of $14.25 per share and was conditioned upon the prior sale by certain affiliates of BCC (the "Securityholders") of all of their shares of Common Stock to Childs for $14.00 per share in cash.



     At a November 27, 1996 meeting of the Board of Directors, Piper Jaffray rendered to the Board of Directors its oral opinion, subsequently confirmed by its written opinion, that as of such date, and subject to the assumptions made, matters considered and limitations set forth in its opinion, the Merger Consideration to be received by the Stockholders pursuant to the Merger Agreement was fair from a financial point of view to such stockholders. Both parties approved the Merger Agreement and executed it on that day.

FAIRNESS OF THE MERGER; REASONS FOR THE RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS.

     In light of the Board's consideration of various strategic alternatives and its review of the Company's competitive position and recent operating results, the Board determined that the Merger was fair to, and in the best interests of, the Company and its Stockholders.

     The Board of Directors, in determining to approve the Merger Agreement and the transactions contemplated thereby considered the recommendations of the Special Committee and all of the factors considered by the Special Committee as described below.


     The members of the Board of Directors believe that the factors considered by the Special Committee operate both individually and in combination to support their determination that the Merger is fair to, and in the best interest of, the holders of the Common Stock. In determining to recommend to the Board of Directors that it approve the Merger Agreement, and in determining the fairness of the terms of the Merger, the Special Committee considered the factors set forth below, each of which, in the Special Committee's view, supported the Special Committee's determination to recommend the Merger. Those factors which refer to the prospects or revenue and earnings growth rates of the Company should be read in conjunction with "CERTAIN PROJECTIONS."



          (i) the Special Committee's knowledge of the business, financial results and prospects of the Company, as well as the Special Committee's knowledge of the agricultural retail industry generally; specifically, the Special Committee considered the potential for growth through new store openings and the alternative of expanding through the acquisition of smaller, locally-owned independent agricultural retail operators;



          (ii) the history of the negotiations with respect to the Merger Consideration that, among other things, led to an increase in Childs' offer from $14.00 per share of Common Stock to $14.25 per share of Common Stock, and the belief of the members of the Special Committee that $14.25 per share of Common Stock was the highest price that Childs would agree to pay;


          (iii) the terms and conditions of the Merger Agreement, including the amount and form of consideration and the nature of the parties' representations, warranties, covenants and agreements;

          (iv) the views expressed by management of the Company regarding the financial condition, results of operations, business and prospects of the Company, including the prospects of the Company if the Company were to remain independent:

          (v) the trading price of the shares of Common Stock over the past two years; that the $14.25 per share to be paid in the Merger represents a premium of approximately 21.3% over the $11.75 closing sale price for the Shares of Common Stock on the Nasdaq National Market on November 27, 1996, the last trading day prior to the execution of the Merger Agreement and its subsequent public announcement;


          (vi) that over the past year the shares of Common Stock traded at prices exceeding the Merger Consideration on only 35 days, and that the shares of Common Stock had not traded above $14.25 per share since May 28, 1996;


          (vii) the absence of a significant public trading market for the shares of Common Stock since the initial public offering in October 1994;

          (viii) the Special Committee's belief that the Company's ability to generate capital through future equity financings was limited;

          (ix) the risk that the projected revenue and earnings growth rates underlying the current market price of the Common Stock might not be realized;

          (x) that over the past year the Company had engaged in several discussions with other potential acquirors and that those inquiries had failed to identify a transaction that was more favorable to the Company and its Stockholders;

          (xi) the presentation and opinion of Piper Jaffray to the effect that as of the date of the opinion the $14.25 per share Merger Consideration to be received by the Company's stockholders in the Merger was fair to such stockholders from a financial point of view.


     The Special Committee and the Board of Directors did not assign relative weights to the above factors or determine that any factor was of particularly importance. Rather, the Special Committee and the Board of Directors viewed their position and recommendations as being based on the totality of the information presented to and considered by them. While the Special Committee and the Board noted that certain of the individual analyses contained in the Piper Jaffray presentation and opinion were, in the judgement of the Special Committee and the Board of Directors, more supportive of their decision to approve the Merger than others, both the Special Committee and the Board considered the totality of the presentation and the opinion in determining whether the Merger was fair from a financial point of view.


     The Special Committee believes that Piper Jaffray's analysis was reasonable.


     The Special Committee and the Board recognized that, as a result of the proposed Merger, Stockholders of the Company (other than the Initial Management Investors (as defined herein)) would cease to have an interest in an ongoing corporation with potential for future growth, and the Special Committee and the Board therefore gave consideration to the Company's results of operations and current forecasts of future revenues and earnings in reaching its determination to approve the Merger Agreement. See "CERTAIN PROJECTIONS." The Board also recognized that the Initial Management Investors would have an opportunity, subject to the risks of the Surviving Corporation's business and in consideration of their ongoing service to the Surviving Corporation, to benefit from any increases in the value of the Surviving Corporation following the Merger. The Special Committee and the Board recognized that this represented a potential conflict between the interests of those officers and employees and the Company's other Stockholders. However, the Special Committee and the Board recognized that Holding was willing to enter into the Merger Agreement only if satisfactory arrangements for the retention of, and equity reinvestment by, management could be put in place. See "-- Interests of Certain Persons."



     In considering the fairness of the Merger, Stockholders should be aware that the Management Investors have a substantial equity ownership position in the Company and will be offered an opportunity, not available to the Company's other Stockholders, to indirectly participate in the equity of the Surviving Corporation through the ownership of shares of common stock of Holding. As of January 2, 1997, the Management Investors owned approximately 4.9% of the outstanding shares of Common Stock on a fully diluted basis. Assuming the transactions contemplated by the Management Letter Agreements are consummated, on a pro forma basis giving effect to the consummation of the Merger, the Management Investors will own approximately 8.0% of Holding.



     The Special Committee believes that the Merger is procedurally fair because: (1) the Special Committee consisted of disinterested directors (none of whom will be directors or investors in Holding or the Surviving Corporation) appointed to represent the interest of the holders of shares of Common Stock (other than shares of Common Stock held by Childs or its affiliates), and to negotiate on an arm's length basis with Childs, Acquiror and Holding on behalf of such holders; (2) the Special Committee retained and was advised by Ropes & Gray; and (3) the Special Committee retained Piper Jaffray to render an opinion concerning the fairness, from a financial point of view, of the consideration to be received by the Stockholders in the Merger. In addition, the Special Committee believes that the Merger is procedurally fair because the $14.25 per share of Common Stock and the other terms and conditions of the Merger Agreement resulted from active arm's length bargaining between the Special Committee, on the one hand, and Childs, Acquiror and Holding on the other hand.



     The rules of the Commission require each of Acquiror and Holding to express its belief as to the fairness of the Merger to the Stockholders. While each of Acquiror and Holding has undertaken no evaluation of the Merger from the standpoint of fairness to the Stockholders, it has considered the factors noted above which were taken into account by the Board and Special Committee, based however only on the more limited facts and information available to it. Although Acquiror and Holding did not find it practicable to quantify or otherwise attach relative weights to the specific factors considered by the Board or the Special Committee, each of Acquiror and Holding did consider in particular the fact that (i) the Merger Consideration represented a significant premium over the historical stock prices of Common Stock as described above in the discussion of the Board's approval, and (ii) the unaffiliated Stockholders would be receiving $.25 per share more consideration in the Merger than (x) the BCC affiliates received per share of Common Stock pursuant to the Securities Purchase Agreement and (y) the Initial Management Investors received per share of Common Stock acquired by Acquiror or to be rolled-over into common stock of Holding pursuant to the Management Letter Agreements. Each of Acquiror and Holding also considered the fact that it required, as a condition to its execution and delivery of the Merger Agreement, the Board and the Special Committee to have determined that the Merger Agreement was fair to the Stockholders and to have obtained an opinion of Piper Jaffray that the Merger Consideration to be received in the Merger by holders of the Common Stock pursuant to the Merger Agreement is fair to such holders. On the basis of the foregoing considerations, each of Acquiror and Holding believes that the Merger is fair from a financial point of view to the Stockholders. In addition, each of Acquiror and Holding have considered the measures taken by the Board of Directors to ensure the procedural fairness of the transaction, including the formation of the Special Committee, the retention of legal and financial advisors by the Special Committee and the arms-length nature of the negotiations. See "SPECIAL FACTORS -- Background of the Merger".



     The rules of the Commission also require Messrs. McKitrick and Longnecker to express their belief as to the fairness of the Merger to the Stockholders. While Messrs. McKitrick and Longnecker have undertaken no evaluation of the Merger from the standpoint of fairness to the Stockholders, they have considered the factors noted above which were taken into account by the Board (of which Messrs. McKitrick and Longnecker are members) and Special Committee, based however only on the more limited facts and information available to them inasmuch as they did not participate in the deliberations of the Board with respect to the Merger. Although Messrs. McKitrick and Longnecker did not find it practicable to quantify or otherwise attach relative weights to the specific factors considered by the Board or the Special Committee, Messrs. McKitrick and Longnecker did consider in particular the fact that (i) the Merger Consideration represented a significant premium over the historical stock prices of Common Stock as described above in the discussion of the Board's approval, and (ii) the unaffiliated Stockholders would be receiving $.25 per share more consideration in the Merger than (x) the BCC affiliates received per share of Common Stock pursuant to the Securities Purchase Agreement and (y) the Initial Management Investors received per share of Common Stock acquired by Acquiror or to be rolled-over into common stock of Holding pursuant to the Management Letter Agreements. Messrs. McKitrick and Longnecker also considered that fact that each of Acquiror and Holding required, as a condition to its execution and delivery of the Merger Agreement, the Board and the Special Committee to have determined that the Merger Agreement was fair to the Stockholders and to have obtained an opinion of Piper Jaffray that the Merger Consideration to be received in the Merger by holders of the Common Stock pursuant to the Merger Agreement is fair to such holders. On the basis of the foregoing consideration, Messrs. McKitrick and Longnecker believe that the Merger is fair from a financial point of view to the Stockholders. In addition, Messrs. Mckitrick and Longnecker have considered the measures taken by the Board of Directors to ensure the procedural fairness of the transaction as described above.



     In light of these approvals and factors, the Special Committee and the Board did not consider it necessary to provide for the approval of the Merger Agreement by the affirmative vote of at least a majority of the unaffiliated Stockholders of the Company.



     Other than the recommendations of the Special Committee and Board of Directors that Stockholders vote in favor of the Merger, no other person filing the Schedule 13E-3 has made any recommendation with respect to the Merger or any other transaction contemplated thereby. Acquiror and its affiliates and the Management Investors intend to vote their shares of Common Stock in favor of the Merger.


OPINION OF PIPER JAFFRAY

     CERTAIN STATEMENTS CONTAINED UNDER THIS SECTION "OPINION OF PIPER JAFFRAY," SUCH AS STATEMENTS CONCERNING THE ESTIMATES OF FUTURE REVENUES, EARNINGS AND CASH FLOWS AND OTHER STATEMENTS CONTAINED IN THIS SECTION REGARDING MATTERS THAT ARE NOT HISTORICAL FACTS, ARE FORWARD-LOOKING STATEMENTS (AS SUCH TERM IS DEFINED IN THE RULES PROMULGATED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT")). BECAUSE SUCH FORWARD-LOOKING STATEMENTS INCLUDE RISKS AND UNCERTAINTIES, ACTUAL RESULTS MAY DIFFER

MATERIALLY FROM THOSE EXPRESSED IN OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED ELSEWHERE HEREIN UNDER "MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS. NONE OF THE COMPANY, CHILDS OR PIPER JAFFRAY UNDERTAKES ANY OBLIGATION TO RELEASE PUBLICLY THE RESULT OF ANY REVISIONS TO THESE FORWARD-LOOKING STATEMENTS THAT MAY BE MADE TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

     Piper Jaffray was retained by the Company and the Special Committee by letter dated November 15, 1996 to render an opinion regarding the fairness from a financial point of view of the consideration to be received by the Stockholders in a proposed acquisition of the Company by Childs. At the November 27, 1996 meeting of the Company's Board of Directors, Piper Jaffray rendered its oral opinion, subsequently confirmed in writing by its written opinion, dated November 27, 1996 (the "Piper Jaffray Opinion"), to the effect that, as of the date thereof and based on and subject to the assumptions, factors and limitations set forth in such opinion and described below, the Merger Consideration of $14.25 proposed to be paid in the Merger to the holders of the Common Stock pursuant to the Merger Agreement was fair, from a financial point of view, to holders of the Common Stock.


     The full text of the Piper Jaffray Opinion is attached as Exhibit 5 to this Proxy Statement. The following summary of the Piper Jaffray Opinion is qualified in its entirety by reference to the full text of the Piper Jaffray Opinion. The Stockholders are urged to read the opinion in its entirety for a complete description of the assumptions made, matters considered and limits of the review undertaken.



     In arriving at its opinion, Piper Jaffray reviewed, analyzed and relied upon material bearing upon the financial and operating condition and prospects of the Company and material prepared in connection with the Merger, and considered such financial and other factors as it deemed appropriate under the circumstances, including, among other things, the following: (i) the draft dated November 26, 1996, of the Merger Agreement; (ii) the draft dated November 26, 1996, of the Securities Purchase Agreement; (iii) the reports on Form 10-K for the Company for the five fiscal years ended October 28, 1995; (iv) the reports on Form 10-Q for the Company for the quarters ended January 27, 1996, April 27, 1996, and July 27, 1996; (v) estimated financial results for the fiscal year ended November 2, 1996, and financial forecasts for the five fiscal years ending 2001 for the Company prepared by Company management; and (vi) the historical prices and trading activity for Common Stock. Piper Jaffray visited the headquarters of the Company and conducted discussions with members of senior management of the Company, including the Chief Executive Officer, Executive Vice President-Finance and Senior Vice President-Finance. Topics discussed included, but were not limited to, the background and rationale of the proposed Merger, the financial condition, operating performance and the balance sheet characteristics of the Company and the prospects for the Company. In addition, Piper Jaffray held discussions with members of the Special Committee of the Board of Directors of the Company.



     The Piper Jaffray Opinion, which was delivered for use and considered by the Company Board, is directed only to the fairness, from a financial point of view, of the Merger Consideration, does not address the Company's underlying business decision to participate in the Merger and does not constitute a recommendation to any Stockholder as to how such Stockholder should vote with respect to the Merger. The per share consideration was determined pursuant to negotiations between the Company, the Special Committee and Childs and not pursuant to a recommendation of Piper Jaffray. Nor was Piper Jaffray requested to opine as to, and its opinion did not address in any manner, the consideration to be paid to the Securityholders pursuant to the Securities Purchase Agreement or other terms of the Securities Purchase Agreement or the consideration to be paid to any other Stockholder, other than pursuant to the Merger Agreement.


     Based on this information, Piper Jaffray performed a variety of financial and comparative analyses, including those summarized below, which it discussed with the Special Committee on November 25, 1996, and updated for purposes of its opinion presentation on November 27, 1996 to the entire Board of Directors of the Company.


     A copy of the full text of the written materials used in connection with Piper Jaffray's November 27, 1997 presentation has been filed as an exhibit to the Schedule 13E-3 filed with the Commission with respect to the Merger, may be inspected and copied, and obtained by mail, from the Commission as set forth in

"AVAILABLE INFORMATION" and will be made available for inspection and copying at the principal executive offices of the Company during regular business hours by any interested Stockholder of the Company or his or her representative who has been so designated in writing.



     Discounted Cash Flow Analysis. At the direction of the Company and the Special Committee, Piper Jaffray utilized the forecast identified as Final Projections, Scenario A herein under "CERTAIN PROJECTIONS" for its discounted cash flow analysis. Piper Jaffray was advised that the Scenario A Final Projections involving opening fewer stores in smaller markets were based on the more conservative growth strategy then in effect for the Company for the period to be analyzed. See "CERTAIN PROJECTIONS." Piper Jaffray performed a discounted cash flow analysis on the Company's Scenario A Final Projections to calculate a range of theoretical values per share of the Common Stock based upon: (i) the net present value of the implied future cash flows of the Company; and (ii) a terminal value assuming the Company is sold in the year 2001 at a multiple of earnings before interest and taxes ("EBIT"). Assuming an EBIT multiple of 7-9x, a discount rate average of 15-17% and a tax rate of 41.0%, Piper Jaffray concluded that the net present value of the implied future cash flows projected in Scenario A Final Projections would be approximately $53.3 million to $55.6 million, the net present value of the terminal value would be approximately $99.9 million to $140.1 million and the net present value of each share of Common Stock would be approximately $12.32 to $16.19. This range of values was then compared to the Merger Consideration.


     Comparable Company Analysis. Piper Jaffray conducted a comparable company analysis by comparing certain financial and stock market information relating to the Company to corresponding data and rates for a group of six comparable publicly traded companies. The group of comparable companies consisted of:
D.I.Y. Home Warehouse, Inc., Duckwall-ALCO Stores, Inc., Fred's, Inc., Michaels Stores, Inc., Old America Stores, Inc. and Tractor Supply Company. These comparable companies were selected based on a search using the following criteria: the company's primary business is retail; the company is mid-sized with respect to revenues; the company has a moderate growth rate; and the company overlaps on multiple product categories and/or has a rural focus and/or has a comparable store size. Among other things, Piper Jaffray determined that for the comparable companies the mean stock price to latest twelve months ("LTM") net income ratio was 11.9x, the median such ratio was 10.5x and the Company ratio at a closing stock price as of November 26, 1996, was 14.8x and at the Merger Consideration was 17.4x; the mean stock price to fiscal year 1997 net income estimates ratio for the comparable companies was 11.7x, the median such ratio was 11.2x and the Company ratio at a closing stock price as of November 26, 1996 was 14.3x and at the Merger Consideration was 16.8x; the mean stock price to fiscal year 1998 net income estimates ratio for the comparable companies was 9.6x, the median such ratio was 9.8x and the Company ratio at a closing stock price as of November 26, 1996 was 11.3x and at the Merger Consideration was 15.0x; the mean ratio of company value (market capitalization plus debt less cash) to LTM revenue for the comparable companies was 0.3x, the median such ratio was 0.3x and the Company ratio was 0.5x and was 0.6x at the Merger Consideration; the mean company value to LTM earnings before interest taxes depreciation and amortization (EBITDA) ratio for the comparable companies was 6.5x, the median such ratio was 6.6x, and the Company ratio was 6.7x and was 8.0x at the Merger Consideration; and the mean company value to LTM EBIT ratio for the comparable companies was 11.0x, the median such ratio was 8.3x, and the Company ratio was 7.9x and was 8.2x at the Merger Consideration.

     Comparable Acquisition Analysis. Piper Jaffray conducted a comparable acquisition analysis through a review of selected retail industry transactions deemed comparable to the Merger. The analysis was based upon information obtained from Commission filings, public company disclosures, press releases, industry and popular press reports, databases and other sources. Piper Jaffray identified all acquisitions of retail companies that were pending or completed from January 1, 1990 through November 12, 1996, with a minimum equity value (price per share multiplied by shares of Common Stock outstanding) of $40MM. This search yielded three transactions that Piper Jaffray deemed comparable, including (in acquired/acquiror format) Orchard Supply Hardware Stores Corporation/Sears Roebuck & Co.; LeeWards Creative Crafts, Inc./Michaels Stores, Inc.; and Sunbelt Nursery Group, Inc./Pier 1 Imports, Inc.

     Piper Jaffray then determined certain mean and median purchase price ratios based upon information for the comparable acquisitions. Among other things, Piper Jaffray determined that for the comparable acquisitions the mean company value to LTM revenues ratio was 0.5x, the median such ratio was 0.5x and the Company ratio at the Merger Consideration was 0.6x; the mean company value to LTM EBIT was 11.2x, the median such ratio was 12.5x, and the Company ratio at the Merger Consideration was 9.8x; the mean company value to LTM EBITDA ratio was 7.8x, the median such ratio was 8.9x and the Company ratio at the Merger Consideration was 8.0x; and the mean equity value to LTM net income ratio was 18.1x, the median such ratio was 18.1x and the Company ratio at the Merger Consideration was 17.6x.

     Premium Analysis. Piper Jaffray performed a comparable acquisition premium analysis through a review of transactions involving the acquisition of stock of public companies. The analysis was based upon information obtained from Commission filings, public company disclosures, press releases, industry and popular press reports, databases and other sources. Piper Jaffray identified three distinct groups of acquisitions to use as a basis of comparison: (i) 16 acquisitions of retail companies from January 1, 1994 to November 15, 1996 such that in each transaction the equity value acquired was greater than $40 million and the acquiror owned at least 80% of the target after the transaction ("Group One Acquisitions"); (ii) 14 going private transactions from January 1, 1992 to November 15, 1996 such that in each transaction the transaction value ranged from $40 million to $750 million, the acquiror owned greater than 80% after the transaction, the target was a public company and the acquiror was a private entity ("Group Two Acquisitions"); and (iii) 27 acquisitions covering all SIC Codes except REITS and financial institutions from January 1, 1996 to November 15, 1996 such that in each transaction cash was the consideration, the equity value acquired was greater than $40 million and the acquiror owned greater than 80% after the transaction ("Group Three Acquisitions"). Piper Jaffray noted that based on management's internal financial planning data, anticipated results for the Company's fiscal quarter ending November 2, 1996, and for the fiscal year ending November 2, 1996, would not meet the published expectations of research analysts who follow the Company. Piper Jaffray determined that the price proposed to be paid for the Common Stock would constitute a 17.5% premium over the closing price of $12.13 on November 26, 1996 (the day before the announcement of the Merger), a 17.5% premium over the closing price of $12.13 on November 20, 1996 (one week prior to the announcement of the Merger), and a 22.6% premium over the closing price of $11.63 on October 30, 1996 (four weeks prior to the announcement of the Merger). In comparison, Piper Jaffray determined that the range of premiums for the three acquisition groups were as follows:

                             GROUP ONE ACQUISITIONS           GROUP TWO ACQUISITIONS          GROUP THREE ACQUISITIONS
     TIME PRIOR TO       -------------------------------  ------------------------------  --------------------------------
     ANNOUNCEMENT         MIN     MEAN   MEDIAN    MAX     MIN    MEAN   MEDIAN    MAX      MIN     MEAN   MEDIAN    MAX
-----------------------  ------  ------  ------   ------  -----  ------  ------   ------  -------  ------  ------   ------
One Day................   -0.4%   25.8%  25.7%     45.8%   4.3%   21.9%  20.6%     42.2%   -14.3%   29.5%  26.4%     79.5%
One Week...............    8.8%   33.1%  28.2%     66.3%   3.4%   22.1%  22.0%     45.9%     2.5%   40.6%  36.3%     90.8%
Four Weeks.............   11.4%   40.4%  36.7%     68.8%   2.3%   28.5%  29.0%     63.1%    -2.4%   47.3%  49.2%    103.3%

     No company or transaction used in any comparable analysis as a comparison is identical to the Company or to the Merger. Accordingly, an analysis of the results is not mathematical and involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and comparable transactions. In reaching its conclusion as to the fairness of the consideration proposed to be paid in the Merger and in its presentation to the Company Board of Directors, Piper Jaffray did not rely on any single analysis or factor described above, assign relative weights to the analyses or factors considered by it, or make any conclusions as to how the results of any given analysis, taken alone, supported its fairness opinion. The preparation of a fairness opinion is a complex process and not necessarily susceptible to partial analyses or summary description. Piper Jaffray believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all factors and analyses, would create a misleading view of the processes underlying the Piper Jaffray Opinion. These analyses of Piper Jaffray are not necessarily indicative of actual values, which may be significantly more or less favorable than the values used herein. Analyses relating to the value of companies do not purport to be appraisals or valuations or necessarily reflect the price at which companies may actually be purchased or sold.

     For purposes of the Piper Jaffray Opinion, Piper Jaffray relied upon and assumed the accuracy, completeness and fairness of the financial and other information made available to it and did not assume responsibility independently to verify such information. Piper Jaffray relied upon the assurances of the

Company's management that the information provided by the Company had a reasonable basis and, with respect to financial planning data and other business outlook information, reflected the best available estimates, and that they were not aware of any information or fact that would make the information provided to Piper Jaffray incomplete or misleading. In arriving at the Piper Jaffray Opinion, Piper Jaffray did not perform and was not provided with any appraisals or valuations of specific assets or liabilities of the Company and expressed no opinion regarding the liquidation value of any entity. The Piper Jaffray Opinion relates only to the Merger and is not an assessment of the fairness of the Merger relative to other potential transactions. Piper Jaffray was not authorized by the Special Committee to solicit, and did not solicit, other entities for purposes of a possible business combination. No limitations were imposed by the Company on the scope of Piper Jaffray's investigation or the procedures to be followed in rendering its opinion. The Piper Jaffray Opinion was based upon the information available to Piper Jaffray and the facts and circumstances as they existed and were subject to evaluation on the date of the Piper Jaffray Opinion. Events occurring after such date could materially affect the assumptions used in preparing the Piper Jaffray Opinion.


     Piper Jaffray, as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, underwritings and secondary distributions of securities, private placements and valuations for estate, corporate and other purposes. The Special Committee selected Piper Jaffray because of its expertise, reputation and familiarity with the Company and the retail industry generally. In the past, Piper Jaffray has provided investment banking services to the Company. Piper Jaffray also makes a market in the Common Stock and provides research coverage on the Company. In addition, subsequent to the rendering of the Piper Jaffray Opinion, Piper Jaffray was requested to be engaged, and expects to be engaged, by the Company to act as the qualified independent underwriter, within the meaning of the rules of the National Association of Securities Dealers, Inc., in connection with the proposed offering of the Senior Notes (as defined below under "SOURCE AND AMOUNT OF FUNDS") of the Company. Piper Jaffray will receive aggregate fees of $100,000, payment of which is contingent upon closing of the proposed offering. The Company is expected to agree to indemnify Piper Jaffray against certain liabilities incurred by it (including liabilities under the federal securities laws) and to reimburse it for certain other expenses.


     The Company has agreed to pay Piper Jaffray $325,000 in fees in connection with its engagement and for rendering its fairness opinion. These fees are not contingent upon consummation of the Merger. The Company has agreed to indemnify Piper Jaffray against certain liabilities incurred by it (including liabilities under the federal securities laws) and reimburse it for reasonable out-of-pocket expenses, including the fees and disbursements of its counsel, in connection with the engagement of Piper Jaffray by the Special Committee and the Company.


PURPOSE, STRUCTURE AND REASONS FOR THE MERGER



     The purpose of the Merger is for the equity investors in Childs, Acquiror and Holding to acquire the entire equity interest in the Company. Acquiror and Holding were formed at the direction of Childs for the purpose of effecting the Merger. In connection with the Merger, (i) the Company will become a wholly owned subsidiary of Holding, (ii) The Management Investors Group will, immediately prior to the Merger, exchange $4.2 million in cash, notes and equity securities of the Company (valued on the basis of $14.00 per common share) for equity securities of Holding and (iii) the Stockholders of the Company will receive the Merger Consideration. On a fully diluted basis, immediately after giving effect to the Merger, Holding will be owned approximately 85% by Childs and its affiliates, approximately 7% by affiliates of Fleet National Bank and approximately 8% by the Management Investors. See "SPECIAL FACTORS -- Interests of Certain Persons" and "RELATED AGREEMENTS".



     The acquisition of the Company was structured as a cash merger in which Childs, Acquiror, Holding and the Surviving Corporation would incur indebtedness to cash out all shares of Common Stock other than shares acquired pursuant to the Management Letter Agreements and the Securities Purchase Agreement. The Company's purpose in submitting the Merger to the vote of its Stockholders with a favorable recommendation at this time is to allow the Stockholders an opportunity to receive a cash payment at a price that has been determined by the Special Committee and the Board of Directors to be fair to the Stockholders. The Merger has been structured as a cash merger in order to provide a prompt and orderly transfer of ownership of the

Company to the stockholders of Acquiror and to provide the Stockholders (other than Acquiror and the Management Investors) with cash for all of their shares of Common Stock.



     If the Merger is consummated, the Stockholders of the Company (other than Acquiror and the Management Investors) will no longer have any equity interest in the Company, and therefore will not share in its future earnings and growth. Instead, each such stockholder (other than such Stockholders who properly perfect appraisal rights in accordance with Section 262 of the DGCL) will receive, upon surrender of the certificate or certificates evidencing the appropriate number of shares, the Merger Consideration in exchange for each share of Common Stock owned immediately prior to the Effective Time.



     Holding and the Management Investors do not have any present plans that relate to or would result in an extraordinary corporate transaction such as a merger, reorganization or liquidation involving the Company or any of its subsidiaries or a sale or other transfer of a material amount of assets of the Company or any of its subsidiaries to any changes in the Company's corporate structure or business. Holding and the Management Investors, however, will continue to evaluate the business and operations of the Company after the Merger and make such changes as are deemed appropriate.



INTERESTS OF CERTAIN PERSONS



     Except as described below, to the knowledge of the Company, as of the date hereof, no director or officer of the Company has any interest, direct or indirect, in the transactions contemplated by the Merger Agreement.



     Indemnification of Officers and Directors. The Company is a Delaware corporation. Section 102(b)(7) of the DGCL enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which a director derived an improper personal benefit. The Certificate of Incorporation of the Company contains provisions eliminating the liability of directors to the extent permitted by Section 102(b)(7) of the DGCL.



     Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. The Certificate of Incorporation of the Company provides for indemnification of each of the Company's directors, officers and employees to the full extent permitted by the DGCL.



     The Merger Agreement provides that the provisions in the Surviving Corporation's Certificate of Incorporation with respect to indemnification shall not be modified in any manner that would adversely affect the rights of persons who are directors, officers, employees or agents of the Company at the Effective Time, except as required by applicable law, for a period of six years from the Effective Time. The Merger Agreement also requires the Surviving Corporation, for a period of six years from the Effective Time, to provide indemnification and to maintain the coverage provided by the Company's current directors and officers liability insurance policies for the benefit of present and former directors, officers, or employees of the Company or any of its subsidiaries. See "THE MERGER -- Other Provisions in the Merger Agreement".



     Employment Agreements. Mr. McKitrick is currently employed as President and Chief Executive Officer pursuant to an employment agreement dated September 16, 1994. Under this agreement, Mr. McKitrick currently receives a salary of $365,000, subject to increases determined annually by the Compensation Committee (which increases must at least equal increases in the consumer price index). In addition, Mr. McKitrick is eligible for an annual bonus of up to 60% of his salary, based on financial targets and non-quantitative performance objectives established by the Compensation Committee at the beginning of each fiscal year. If his employment is terminated by the Company other than for cause or because of death or disability, or because the Company either removed him or failed to elect him as President and Chief Executive Officer, the Company will pay to Mr. McKitrick his base salary (reduced by compensation received from other businesses) from the date of termination to the later of November 1, 1997 and the first anniversary of such termination. Pursuant to the employment agreement, Mr. McKitrick was granted an option to acquire, at an exercise price equal to the initial public offering price, up to 112,512 shares of Common Stock on the seventh anniversary of the original date of grant, with accelerated vesting if certain EBIT targets are met during fiscal 1996 through 1998. Mr. McKitrick's employment agreement also contains certain confidentiality and non-competition requirements.



     Mr. Longnecker is employed as Executive Vice President, Finance pursuant to an agreement dated September 16, 1994. Under this agreement, Mr. Longnecker currently receives a salary of $234,000, subject to salary increases determined annually by the Compensation Committee (which increases must at least equal increases in the consumer price index). In addition, Mr. Longnecker is eligible for an annual bonus of up to 48% of his salary, based on financial targets and non-quantitative performance objectives established by the Compensation Committee at the beginning of the fiscal year. If his employment is terminated by the Company other than for cause or because of death or disability, or because the Company either removed him or failed to retain him as Executive Vice President, Finance, the Company will pay to Mr. Longnecker his base salary (reduced by compensation received from other businesses) from the date of termination through the first anniversary of such termination. Mr. Longnecker's employment agreement also contains certain confidentiality and non-competition provisions.



     Management Letter Agreements. As an additional incentive for management of the Company to continue their employment with the Surviving Corporation following the Merger and to provide them with a stake in the future operations of the Surviving Corporation, Holding has offered the Management Investors the opportunity to obtain shares, and options on shares, of common stock of Holding upon consummation of the Merger. Holding expects that the Management Investors will exchange in the aggregate approximately $4.2 million in cash, notes and equity securities of the Company for equity securities of Holding. Mr. McKitrick and Mr. Longnecker entered into the Management Letter Agreements with Acquiror on November 27, 1996. See "RELATED AGREEMENTS -- Management Letter Agreements." The Management Letter Agreements are attached hereto as Exhibit 3. The Management Letter Agreements also address the terms of the employment by the Company of Mr. McKitrick and Mr. Longnecker after the Effective Time.



     Pursuant to Mr. McKitrick's Management Letter Agreement, Mr. McKitrick will be employed as President and Chief Executive Officer of the Company after the Effective Time. He will receive a base salary of $385,000, subject to increases determined annually by the Board of Directors (which increases must at least equal the percentage increases in the consumer price index for the prior year). In addition, Mr. McKitrick is eligible for an annual bonus of up to 50% of his salary, based on the achievement of certain financial targets. Mr. McKitrick is also entitled to certain employee benefits, including an automobile allowance and a country club membership. Mr. McKitrick's employment can be terminated at any time by the Company or by Mr. McKitrick. If his employment is terminated by the Company other than for cause or because of death or disability, or by Mr. McKitrick because the Company either removed him or failed to elect him as President and Chief Executive Officer, the Company will pay to Mr. McKitrick his base salary (reduced by compensation received from other businesses) for a period of 18 months from the date of termination. Mr. McKitrick's Management Letter Agreement also contains certain confidentiality and non-competition restrictions.



     Pursuant to Mr. Longnecker's Management Letter Agreement, Mr. Longnecker will be employed as Executive Vice President, Finance of the Company after the Effective Time. He will receive a base salary of $250,000, subject to increases determined annually by the Board of Directors (which increases must at least equal the percentage increases in the consumer price index for the prior year). In addition, Mr. Longnecker is eligible for an annual bonus of up to 50% of his salary, based on the achievement of certain financial targets. Mr. Longnecker is also entitled to certain employee benefits, including an automobile allowance and a country club membership. Mr. Longnecker's employment can be terminated at any time by the Company or by Mr. Longnecker. If his employment is terminated by the Company other than for cause or because of death or disability, or by Mr. Longnecker because the Company either removed him or failed to elect him as Executive Vice President, Finance, the Company will pay to Mr. Longnecker his base salary (reduced by compensation received from other businesses) for a period of 12 months from the date of termination. Mr. Longnecker's Management Letter Agreement also contains certain confidentiality and non-competition restrictions.



     The Management Letter Agreements also contemplate that Messrs. McKitrick and Longnecker will participate with other management personnel in two stock option plans of Holding involving 4.5% and 2.2% in the aggregate of Holding's outstanding common stock and common stock equivalents on a fully diluted basis, respectively. Allocations of options among the management group which will be eligible to participate in such plans are to be made in the first instance by the Chief Executive Officer of the Company, subject to ratification by Holding's Board of Directors. Such allocations have not been made as of the date of this Proxy Statement. The management stock options will be subject to vesting based on the Company's achievement of certain operating cash flow targets.



     Additionally, the Management Letter Agreements contemplate that Messrs. McKitrick and Longnecker will receive additional stock options which vest if the Company is sold within six years after the effective time of the Merger and the realized value of the common equity of the original investment group in Holding should equal or exceed ten times the value thereof at the time of the Merger. Mr. McKitrick's and Mr. Longnecker's options under this program will entitle them to acquire an aggregate number of shares of common stock of Holding equal to 1.25% and 0.75%, respectively, of the total outstanding common stock and common stock equivalents of Holding on a fully diluted basis.



     Pursuant to the Management Letter Agreements, on January 2, 1997, (i) Mr. McKitrick sold to Acquiror, for $14.00 per share, 81,810 shares of Common Stock upon the exercise of certain options held by Mr. McKitrick (having an exercise price of $3.08 per share), for an aggregate purchase price of $1,145,340 and
(ii) Mr. Longnecker sold to Acquiror, for $14.00 per share, 64,489 shares of Common Stock, for an aggregate purchase price of $902,846.



     In addition, the Management Letter Agreements provide that immediately prior to the closing of the Merger, Mr. McKitrick will exchange with Holding outstanding options to purchase 183,935 shares of Common Stock (valued at $14.00 per share) having an aggregate exercise price of approximately $0.6 million (and valued at $14.00 per share) for options to acquire shares of Holding common stock valued at approximately $2.6 million and that Mr. Longnecker will exchange with Holding 71,429 shares of Common Stock (valued at $14.00 per share) for shares of Holding common stock valued at approximately $1.0 million.



     Additional Management Agreements. The Company intends to enter into agreements ("Additional Management Agreements") with seven other members of management other than the Initial Management Investors (the "Management Investment Group"; and together with the Initial Management Investors, the

"Management Investors") relating to the roll-over by the Management Investment Group of Common Stock and Company options into stock and options of Holding and direct equity investments in Holding, which roll-overs and investments will occur immediately prior to the closing of the Merger.



     The Additional Management Agreements are expected to provide that, immediately prior to the Merger, (i) three members of the Management Investor Group will exchange outstanding options to purchase an aggregate 41,009 shares of Common Stock having an aggregate exercise price of $135,716 for options to acquire shares of Holding common stock valued at $574,126 and (ii) three members of the Management Investor Group will exchange an aggregate 13,195 shares of Common Stock for shares of Holding common stock valued at $184,730. In addition, the Additional Management Agreements are expected to provide that, prior to the Merger, (i) four members of the Management Investor Group will sell to Holding, for $14.00 per share, 67,942 shares of Common Stock upon the exercise of certain options held by such members of the Management Investor Group (having an aggregate exercise price of $820,626), for an aggregate purchase price of $951,188, and (ii) one member of the Management Investor Group will sell to Holding, for $14.00 per share, 2,102 shares of Common Stock, for an aggregate purchase price of $29,428.



     Stockholders Agreement. Additionally, Messrs. McKitrick and Longnecker are parties to a Stockholders Agreement dated as of December 23, 1996 applicable to all shares of Holding common stock or vested options to acquire such common stock held now or hereafter acquired by them. The Stockholders Agreement, among other terms, permits Holding to "call" their shares and vested options on their termination of employment for any reason. Additionally, if either Mr. McKitrick or Mr. Longnecker is terminated for any reason other than for cause or without good reason (as those terms are defined in the Stockholders Agreement), he has the right to "put" his shares or vested options to Holding. Depending on the circumstances, the price for shares of Holding common stock purchased in connection with a call or put under the Stockholders Agreement will range from cost to seven times EBITDA. The put and call features of the Stockholders Agreement terminate on completion of a public offering of Holding common stock with aggregate net proceeds of $50.0 million or more.



     Childs Management Agreement. At the effective time of the Merger, it is contemplated that the Company and Holding will enter into a management agreement with J.W. Childs Associates, L.P. ("Associates") providing for payment by the Company to Associates of (i) a $1.7 million advisory and financing fee in consideration of Associates' services regarding the planning, structuring and negotiation of the transactions contemplated by the Merger Agreement and the Securities Purchase Agreement and related financing and (ii) an annual management fee of $240,000 in consideration of Associates' ongoing provision of certain consulting and management advisory services. Payments under this management agreement may be made only to the extent permitted by the New Credit Facility (as hereinafter defined) and the indenture (the "Indenture") relating to the Senior Notes (as hereinafter defined). The management agreement is expected to be for a five-year term, automatically renewable for successive extension terms of one year, unless Associates or Holding shall give notice of termination.



     Loans to Messrs. Miller and Fiechtner. In connection with the Merger, the Company will loan $250,000 to George D. Miller and $25,000 to Jack Fiechtner as part of the Management Investor Group to partially fund each of their investment in Holding common stock. The loans will be due in ten years and require payments of interest only prior to maturity at the applicable rate under the New Revolving Credit Facility (as hereinafter defined).



     Special Committee. The Company's Board of Directors formed a special committee to evaluate the proposals made by Childs. See "RECOMMENDATIONS OF THE BOARD OF DIRECTORS -- Background of the Merger". Each member of this committee (other than the Chairman) will be paid a fee of $15,000. The Chairman of this committee will be paid a fee of $25,000.



ACCOUNTING TREATMENT OF THE MERGER



     The Merger will be accounted for under the purchase method of accounting. A final determination of required purchase accounting adjustments of the fair value of the assets and liabilities of the Company has not yet been made. Following the Merger, the Surviving Corporation will undertake a study to determine the fair value of specific assets and liabilities and will make appropriate purchase accounting adjustments.

CERTAIN EFFECTS OF THE MERGER



     Upon consummation of the Merger, Holding will own all of the outstanding shares of common stock of the Surviving Corporation (the Management Investors will own shares of, or options exercisable into, Holding common stock) and would be entitled to all of the benefits and detriments resulting from that interest, including all income or losses generated by the Surviving Corporation's operations and any future increase or decrease in the Surviving Corporation's value which is attributable thereto. After the Merger is consummated, the present holders of the Common stock (other than the Management Investors) will no longer have any equity interest in the Surviving Corporation, will not share in the results of the Surviving Corporation and will no longer have rights to vote on corporate matters. The Company is currently subject to the information filing requirements of the Exchange Act, and in accordance therewith, is required to file reports and other information with the Commission relating to its business, financial statements and other matters. As a result of the Merger, the Company will become a wholly owned subsidiary of Holding and there will cease to be any public market for the Common Stock, and after the Effective Time, the Common Stock will be delisted from the NASDAQ National Market. Upon such event, the Surviving Corporation is expected to apply to the Commission for the deregistration of the Common Stock under the Exchange Act. Upon deregistration, the Surviving Corporation's continuing obligation to file reports and other information under the 1934 Act will result from the registration of the Senior Notes (as hereinafter defined). The termination of the registration of the Common Stock under the Exchange Act would make certain provisions of the Exchange Act (including the proxy solicitation provisions of Section 14(a), and the short swing trading provisions of Section 16(b)), no longer applicable to the Surviving Corporation. Additionally, upon the termination of the registration of the Common Stock under the Exchange Act, the Common Stock will no longer constitute "margin securities" under the regulations of the Board of Governors of the Federal Reserve System.



REGULATORY APPROVALS



     The Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") provides that certain transactions may not be consummated unless certain information has been furnished to the Antitrust Division of the Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") and certain waiting period requirements have been satisfied. The consummation of the Second Disposition (as defined herein) under the Securities Purchase Agreement was subject to such requirements. The regulations promulgated by the FTC under the HSR Act required Notification and Report Forms (the "Forms") to be filed by Childs and the Company with the Antitrust Division and the FTC with respect to the Second Disposition under such Security Purchase Agreement and prevented such Second Disposition from being consummated until thirty days after receipt of the Forms by the Antitrust Division and the FTC, unless such thirty-day waiting period was earlier terminated by the FTC or the Antitrust Division.



     On November 29, 1996, Childs and the Company filed Forms with the FTC and the Antitrust Division relating to the Securities Purchase Agreement (as defined herein) and requested early termination of the thirty-day waiting period. Any waiting period under the HSR Act may be terminated in individual cases by the FTC or the Antitrust Division before expiration. Early termination of the waiting period with regard to the Securities Purchase Agreement was granted by the FTC on December 12, 1996 and Childs and Acquiror consummated the Second Disposition on December 23, 1996. The Merger will not require an additional filing under the HSR Act because Acquiror owns more than fifty percent of the outstanding shares of Common Stock of the Company.



     A certificate of merger must be filed on behalf of the Company and Acquiror with the Secretary of State of the State of Delaware in order to effectuate the Merger.



     Except as described above, the Company is not aware of any license or regulatory permit that is material to its business that might be adversely affected by the Merger, nor of any approval or other action by any governmental, administrative or regulatory agency or authority that would be required prior to the Effective Time.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES



     Upon consummation of the Merger, each outstanding share of Common Stock of the Company will be converted into the right to receive the Merger Consideration.



     The following discussion is a summary of the principal federal income tax consequences of the Merger to Stockholders whose shares of Common Stock are surrendered pursuant to the Merger (including any cash amounts received by dissenting stockholders pursuant to the exercise of appraisal rights). The discussion applies only to Stockholders in whose hands shares of Common Stock are capital assets, and may not apply to shares of Common Stock received pursuant to the exercise of employee stock options or otherwise as compensation, or to Stockholders who are not citizens or residents of the United States.



     THE FEDERAL INCOME TAX CONSEQUENCES SET FORTH BELOW ARE INCLUDED FOR GENERAL INFORMATIONAL PURPOSES ONLY AND ARE BASED UPON PRESENT LAW. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, EACH STOCKHOLDER IS URGED TO CONSULT SUCH STOCKHOLDER'S OWN TAX ADVISOR TO DETERMINE THE APPLICABILITY OF THE RULES DISCUSSED BELOW TO SUCH STOCKHOLDER AND THE PARTICULAR TAX EFFECTS OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND OTHER TAX LAWS.



     The receipt of cash pursuant to the Merger (including any cash amounts received by dissenting Stockholders pursuant to the exercise of appraisal rights) will be a taxable transaction for federal income tax purposes under the Internal Revenue Code of 1986, as amended, (the "Code") and also may be a taxable transaction under applicable state, local and other income tax laws. In general, for federal income tax purposes, a Stockholder will recognize gain or loss equal to the difference between the cash received by the Stockholder pursuant to the Merger and the Stockholder's adjusted tax basis in the shares of Common Stock surrendered pursuant to the Merger. Such gain or loss will be capital gain or loss and will be long-term gain or loss if, on the Effective Date of the Merger, the shares of Common Stock were held for more than one year. There are limitations on the deductibility of capital losses.



     Payments in connection with the Merger may be subject to "backup withholding" at a 31% rate. Backup withholding generally applies if the stockholder fails to furnish such stockholder's social security number or other taxpayer identification number ("TIN"), or furnishes an incorrect TIN. Backup withholding is not an additional tax but merely an advance payment, which may be refunded to the extent it results in an overpayment of tax. Certain persons generally are exempt from backup withholding, including corporations and financial institutions. Certain penalties apply for failure to furnish correct information and for failure to include the reportable payments in income. Stockholders should consult with their own tax advisors as to the qualifications for exemption from withholding and procedures for obtaining such exemption.


                              CERTAIN PROJECTIONS


     The Company does not as a matter of course make public forecasts or projections as to future revenues or results of operations. However, during the course of Childs' review of the Company, as discussed under "THE
MERGER -- Background of the Merger", in September 1996 the Company presented certain financial information regarding the Company to representatives of Childs. The information reviewed included estimates by the Company's management of the Company's future financial performance (the "Initial Projections") that are set forth below under the heading "Initial Projections." Subsequently, in late November 1996 the Company's management prepared an updated set of projections (the "Final Projections") that were communicated to Childs and delivered to Piper Jaffray in connection with the preparation of its fairness opinion. The Final Projections are set forth below under the heading "Final Projections."



     The Final Projections were provided by management to the Board as well as Piper Jaffray and present more conservative growth assumptions than the Initial Projections delivered by management to Childs. The Final Projections and the Initial Projections include the same assumptions except for the projected revenue and profitability provided by new stores. The new store assumptions included in the Final Projections projected that the new stores would generate less revenue and profits than those included in the Initial Projections. The Initial Projections were prepared at a time when the Company anticipated that its growth strategy would involve expansion into larger markets. The Final Projections reflect the Company's subsequent change in strategy to expansion into smaller markets. In aggregate, the revenue and EBITDA forecasts in the Final

Projections are 2% and 3% less than those included in the comparable scenario included in the Initial Projections.


     While presented with numerical specificity, the projections are based upon numerous estimates and assumptions that are inherently subject to significant economic, industry, weather and competitive uncertainties, all of which are difficult to predict and many of which are beyond the Company's control. Certain assumptions on which the projections were based related to the achievement of strategic goals, objectives and targets over the applicable periods that are more favorable than recent historical results. Specifically, inventory turns and comparable store revenue growth are forecasted to exceed the results of the Company over the past two years. Accordingly, there can be no assurance that the projected results would be realized or that actual results would not be significantly higher or lower than those predicted.

     While such projections were prepared in good faith by Company management, no assurance can be made regarding future events. Therefore, such projections cannot be considered a reliable predictor of future operating results, and this information should not be relied on as such. Due to the speculative nature of projections, the Company does not assume responsibility for the accuracy or validity of the following projections. The projections were not prepared with a view toward public disclosure or complying with either the published guidelines of the Commission regarding projections or forecasts or the American Institute of Certified Public Accountants' Guide for Prospective Financial Statements. The projections do not purport to present operations in accordance with generally accepted accounting principles, and the Company's independent auditors have not examined, compiled or performed any procedures regarding these projections, and accordingly, assume no responsibility for them. Stockholders are cautioned not to place undue reliance on the projections.


     For each of the Initial Projections and the Final Projections, Company management prepared two subsets of projections. The two subsets include the same assumptions as each other with the exception of the rate of new store construction. For each of the Initial Projections and the Final Projections, one subset forecast included the addition of five new stores per year ("Scenario A") while the other subset forecasted the construction of 15 new stores per year ("Scenario B"). In rendering its opinion to the Board and the Special Committee, Piper Jaffray was directed by the Special Committee to use the Final Projections, Scenario A, as it reflected the current growth strategy then in effect for the Company for the period to be analyzed. The Initial Projections were not furnished to Piper Jaffray. See "SPECIAL FACTORS -- Opinion of Piper Jaffray".



                                     INITIAL PROJECTIONS



                                                    FISCAL   FISCAL   FISCAL   FISCAL   FISCAL
                                                     1997     1998     1999     2000     2001
                                                    ------   ------   ------   ------   ------
    SCENARIO A (ALL FIGURES IN MILLIONS)
    Revenue.......................................  $348.8   $379.0   $409.1   $436.6   $465.3
    EBITDA........................................    26.4     29.8     32.9     36.0     38.7
    Capital Expenditures..........................     5.0      6.5      6.5      6.5      6.5

    SCENARIO B (ALL FIGURES IN MILLIONS)
    Revenue.......................................  $348.5   $391.1   $447.2   $503.9   $563.2
    EBITDA........................................    25.7     29.7     35.2     40.9     46.3
    Capital Expenditures..........................     5.0     11.5     11.5     11.5     11.5



                                            FINAL PROJECTIONS




                                                    FISCAL   FISCAL   FISCAL   FISCAL   FISCAL
                                                     1997     1998     1999     2000     2001
                                                    ------   ------   ------   ------   ------
    SCENARIO A (ALL FIGURES IN MILLIONS)
    Revenue.......................................  $346.5   $376.1   $403.5   $428.2   $454.0
    EBITDA........................................    24.7     29.5     32.4     35.2     37.7
    Capital Expenditures..........................     4.5      6.0      6.0      6.0      6.0

    SCENARIO B (ALL FIGURES IN MILLIONS)
    Revenue.......................................  $346.5   $386.1   $433.5   $479.8   $528.3
    EBITDA........................................    24.7     29.3     34.1     39.0     43.6
    Capital Expenditures..........................     4.5     11.0     11.0     11.0     11.0

                                   THE MERGER

     The following is a summary of certain matters relating to the Merger. Such summary is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed herewith as Exhibit 1 and is incorporated herein by reference. Capitalized terms not otherwise defined in the following summary have the respective meanings ascribed to them in the Merger Agreement.

DESCRIPTION OF THE MERGER

     The Merger Agreement provides that, at the Effective Time (as defined below) and upon the terms and subject to the conditions of the Merger Agreement and the DGCL, Acquiror will be merged with and into the Company, and the separate existence of Acquiror will cease with the Company continuing as the surviving corporation.

     As soon as practicable after the satisfaction or waiver of the conditions to the Merger, the parties will file with the Secretary of State of the State of Delaware the certificate of merger and will make all other filings or recordings required by Delaware law. The Merger will become effective upon the filing and acceptance of the certificate of merger, or at such later time as is specified in the certificate of merger (the "Effective Time").

     At the Effective Time, each share of Common Stock outstanding immediately prior to the Effective Time (other than shares of Common Stock held by Childs, Holding, Acquiror, the Company, or any of their respective subsidiaries, and shares of Common Stock held by stockholders who properly perfect their appraisal rights under the DGCL), will be cancelled and extinguished and will be automatically converted into the right to receive an amount equal to the Merger Consideration.

     Shares of Common Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such share of Common Stock in accordance with Delaware law will not be converted into a right to receive the Merger Consideration unless such holder fails to perfect or withdraws or otherwise loses such holder's right to appraisal. If, after the Effective Time, such holder fails to perfect or withdraws or loses such holder's right to appraisal, such shares of Common Stock will be treated as if they had been converted into a right to receive the Merger Consideration without interest thereon.

     The Merger Agreement provides that at the Effective Time each Company Option Security issued and outstanding immediately prior to the Effective Time (other than Company Option Securities held by Childs or any of its wholly owned subsidiaries or held in the treasury of the Company or by any of its wholly owned subsidiaries) shall, by virtue of the Merger and without any action on the part of the holder thereof, (i) in the case of Company Option Securities with a per share exercise price that is less than the Merger Consideration, be converted into the right to receive, upon the surrender of the instrument evidencing such Company Option Security, a cash payment equal to the product of
(A) the number of shares of Common Stock subject to such Company Option Security, and (B) the excess, if any, of the Merger Consideration over the per share exercise price of the Company Option Security (the "Company Option Security Price"), and each Company Option Security so converted will, upon such payment, be canceled, and, (ii) in the case of all other Company Option Securities, shall be canceled without payment of any consideration therefor and without any conversion thereof. Pursuant to the terms of the Merger Agreement, in no event shall the holder of any Company Option Security be entitled, from and after the Effective Time, to acquire securities of the Surviving Corporation or Childs. The Merger Agreement further provides that no interest or dividends shall accrue or be payable or paid on the Company Option Security Price to any person thereunder.


     Pursuant to the Merger Agreement, each share of common stock, $.01 par value per share, of Acquiror, all of which are owned by Holding, issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, $.01 par value per share, of the Surviving Corporation.


     Promptly after the Effective Time, Childs shall deposit the aggregate Merger Consideration with the Disbursing Agent in trust for the benefit of the Company's Stockholders. As soon as practicable after the Effective Time, the Disbursing Agent will mail to each Stockholder of record as of the Record Date a notice advising such Stockholder of the effectiveness of the Merger and describing the procedure for effecting the surrender of such Stockholder's certificates for the Merger Consideration, along with a Letter of Transmittal. Upon surrender of the certificate(s) representing a Stockholder's shares of Common Stock, together with a completed and validly executed Letter of Transmittal, such holder will be entitled to receive the Merger Consideration in respect thereof. Until so surrendered or exchanged, each certificate will represent only the right to receive the Merger Consideration.


BOARD REPRESENTATION


     Pursuant to the Merger Agreement, upon the written request of Childs or Acquiror, following the purchase of shares of Common Stock pursuant to the Securities Purchase Agreement, Acquiror is entitled to designate a number of directors on the Company's Board of Directors equal to the product (rounded to the next whole number) of (i) the total number of directors on the Company's Board of Directors and (ii) Acquiror's and its Affiliates' percentage ownership of the outstanding Shares of Common Stock of the Company. In order to effectuate such provision, the Company will either increase the size of the Company's Board of Directors or secure the resignation of the necessary number of directors to enable Acquiror's designees to be elected to the Company's Board of Directors. In addition, the Company shall use its best efforts to cause persons designated by Acquiror to constitute the same percentage as persons designated by Acquiror shall constitute of the Board of Directors of the Company, of: (i) each committee of the Board of Directors of the Company (some of whom may be required to be independent as required by applicable law), (ii) each board of directors of each subsidiary of the Company, and (iii) each committee of each such board, but in each case only to the extent permitted by applicable law. For information concerning the current directors and officers of the Company, Acquiror and Holding and the general partner of Childs, see "DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY" and Exhibit 6 to this Proxy Statement.


     Following the election or appointment of Acquiror's designees and prior to the Effective Time, any amendment of the Merger Agreement or the Certificate of Incorporation or By-Laws of the Company, any termination of the Merger Agreement by the Company, and any extension by the Company of the time for performance of obligations or other acts of Childs, Holding, or Acquiror or the waiver of any rights of the Company under the Merger Agreement will require the vote of a majority of directors of the Company who are not Acquiror's designees.


OTHER PROVISIONS IN THE MERGER AGREEMENT


     Representations and Warranties. The Merger Agreement contains various customary representations and warranties of the parties thereto including representations and warranties by the Company as to the absence of certain changes or events concerning the Company's business, compliance with law, litigation, employee benefit plans, labor matters, related party transactions, undisclosed liabilities, financial and other information, material agreements, real property and leases, intellectual property, environmental matters, brokers and taxes.

     Covenants. The Merger Agreement contains certain covenants made by the parties. These covenants are described below:

          (a) Conduct of Business of the Company. Pursuant to the Merger Agreement, the Company has covenanted and agreed that, between the date of the Merger Agreement and the Effective Time, each of the Company and its subsidiaries will conduct their business in a manner substantially consistent with past practice, and will not amend their organization documents, alter their capitalization, declare dividends, or engage in any other transactions outside the ordinary course of business without the written consent of Holding.

          (b) Access to Information; Confidentiality. The Company will give Childs, Holding and Acquiror and their representatives reasonable access to all necessary information. Childs, Holding and Acquiror will keep such information confidential except for disclosures required by applicable law or to obtain governmental authorizations and contractual consents.

          (c) Reasonable Efforts. Each of the parties will use its reasonable efforts to take all actions and do all things reasonably necessary to consummate and make effective the transactions contemplated by the Merger Agreement.


          (d) Stockholders' Meeting and Proxy Statement. The Company shall, as soon as practicable following the date of the Merger Agreement, submit the Merger Agreement for the approval of its Stockholders at an annual or special meeting. Unless otherwise required under the applicable fiduciary duties of the Board of Directors of the Company, as determined by such directors in good faith after consultation with and based upon the opinion of outside legal counsel, the Board of Directors of the Company shall recommend approval of the Merger by the Stockholders. The Company shall prepare and file a Proxy Statement with the Commission and, if required under the Securities and Exchange Act of 1934, a Schedule 13E-3, as soon as reasonably practicable after the date of the Merger Agreement and shall use its reasonable best efforts to have the Proxy Statement and Schedule 13E-3 cleared by the Commission.


          (e) Public Announcements. Until such time as may be mutually agreed upon by the parties, neither party shall, without the approval of the other party, make or cause to be made any press release or other public announcement that directly or indirectly discloses the transactions contemplated by the Merger Agreement, except to the extent required by applicable law.

          (f) Indemnification and Insurance. The Merger Agreement provides that the provisions in the Surviving Corporation's Certificate of Incorporation with respect to indemnification shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights of persons who were directors, officers, employees or agents of the Company at the Effective Time, except as required by applicable law, for a period of six years from the Effective Time.

          Pursuant to the Merger Agreement, the Company (and after the Merger is consummated, Holding and the Surviving Corporation) shall, to the fullest extent permitted under applicable law or under the Company's (or the Surviving Corporation's) Certificate of Incorporation or By-Laws as in effect at the Effective Time, indemnify each present and former director, officer or employee of the Company or any of its subsidiaries against any costs or expenses (including attorney's fees) arising out of or pertaining to the transactions contemplated by the Merger Agreement or the Securities Purchase Agreement or otherwise with respect to any acts or omissions occurring at or prior to the Effective Time, to the same extent as provided in the Company's By-Laws or any applicable contract or agreement as in effect on the date the Merger Agreement was executed, in each case for a period of six years from the date of the Merger Agreement.

          Pursuant to the Merger Agreement, Holding will cause the Surviving Corporation to maintain in effect for six years from the Effective Time, if available, the coverage provided by the current directors' and officers' liability insurance policies maintained by the Company with respect to matters occurring prior to the Merger. The Merger Agreement also provides that the Surviving Corporation will not be required to incur any annual premium in excess of 150% of the last annual aggregate premium paid prior to the date of the Merger Agreement for all current directors' and officers' liability insurance policies maintained by the Company. If the premium for such coverage exceeds such amount, Holding or the Surviving Corporation shall purchase a policy with the greatest coverage available for 150% of the last annual aggregate premium paid.

          (g) No Solicitation of Transactions. The Merger Agreement provides that the Company shall not directly or indirectly solicit, initiate, or encourage the initiation of an Acquisition Proposal, engage in negotiations or provide any nonpublic information to any person relating to any Acquisition Proposal, or agree to approve or recommend any Acquisition Proposal. Notwithstanding the foregoing, the Board of Directors of the Company may consider, discuss and provide non-public information to any persons relating to, a bona fide Acquisition Proposal not solicited in violation of the Merger Agreement, provided the Board of Directors determines in good faith (upon advice of outside counsel) that it is required to do so in order to discharge properly its fiduciary duties. The Board of Directors may also comply with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer.

          The Company shall immediately notify Childs and Acquiror upon the receipt of any Acquisition Proposal, or any modification to any Acquisition Proposal, any request for nonpublic information relating to the Company in connection with an Acquisition Proposal, or for access to the records of the Company by any person that is considering making or has made an Acquisition Proposal.

          If the Board of Directors receives a request for material nonpublic information by a person who has made or is considering making a bona fide Acquisition Proposal, and the Board of Directors determines in good faith and upon the advice of outside counsel that it is required to cause the Company to act in order to discharge its fiduciary duties, the Company may provide such person with access to information regarding the Company provided such person has executed a confidentiality agreement substantially similar to the one then in effect between the Company, Childs, and Acquiror.

          (h) Financing. The Company has agreed to cooperate with Childs to enable Childs to obtain financing in connection with the transactions contemplated by the Merger Agreement and the Securities Purchase Agreement. Childs, Holding, and Acquiror have agreed to use their reasonable efforts to arrange such financing.

     Conditions to the Consummation of the Merger. The obligations of the Company, Childs, Holding and Acquiror under the Merger Agreement are subject to the satisfaction or, if appropriate, waiver of the following conditions:

          (a) Stockholder Approval. If required by the DGCL, the Merger Agreement shall have been approved and adopted by the affirmative vote of a majority of the Stockholders of the Company.

          (b) No Prohibition. No law, order, stay, decree or ruling or other action restraining, enjoining or otherwise prohibiting the Merger, shall have been issued or taken by any court or other governmental body.

          (c) Solvency Letters. Acquiror shall have delivered letters from its Chief Financial Officer, in form and substance reasonably satisfactory to the Company, attesting to the solvency of the Surviving Corporation individually, and the Surviving Corporation and its Subsidiaries, taken as a whole, immediately before and immediately after giving effect to the Merger.

          (d) Antitrust Clearance. The filing and waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 shall have expired or been terminated.

          (e) Securities Purchase Agreement. The transactions contemplated by the Securities Purchase Agreement shall have been consummated.

     The obligations of each party to effect the Merger are further subject to the accuracy as of the Closing Date of the representations and warranties of the other party and the performance by the other party of the obligations required to be performed by that party at or prior to the Closing Date. In addition, the obligation of Childs, Holding, and Acquiror to effect the Merger are subject to
(x) the closing of financings sufficient to provide Childs with funds to consummate the Merger, and (y) the absence of any material adverse change in circumstances involving the Company and its subsidiaries.

     Termination. The Merger Agreement may be terminated and the Merger and the other transactions contemplated by the Merger Agreement may be abandoned at any time prior to the Effective Time, whether before or after the approval of the
Stockholders:

          (a) By mutual agreement of the parties duly authorized by the Board of Directors of each party; or

          (b) By Childs or the Company if the Merger shall not have been consummated on or before March 30, 1997 (the "Termination Date"); or

          (c) By either party, if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling (which order, decree, ruling or action the parties hereto shall use their best efforts to lift or reverse), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Merger Agreement, and such order, decree, ruling or other action shall have become final and nonappealable; or

          (d) (i) By the Company, if both (A) it is not in material breach of any of its representations, warranties or covenants contained in the Merger Agreement or in any document executed in connection with the consummation of the Merger and the other transactions contemplated by the Merger Agreement (each, a "Transaction Document") and (B) there has been a material breach of a representation or warranty in the Merger Agreement by Childs, Holding or the Acquiror, or a material breach by Childs, Holding or the Acquiror of any covenant set forth therein, or a failure of any condition to which the obligations of the Company thereunder are subject, and such breach or failure cannot be cured by the Termination Date and has not been waived, or (ii) by Childs, Holding or the Acquiror, if both (A) neither Childs, Holding nor the Acquiror is in material breach of any of its representations, warranties or covenants contained in the Merger Agreement or in any Transaction Document and (B) there has been a material breach of a representation or warranty in the Merger Agreement by the Company, or a material breach by the Company of any covenant set forth therein, or a failure of any condition to which the obligations of Childs, Holding and the Acquiror thereunder are subject, and such breach or failure cannot be cured by the Termination Date and has not been waived; or


          (e) By Childs, Holding or the Acquiror if (i) the Board of Directors shall have (A) withdrawn or modified (including by amendment of the Proxy Statement), in a manner adverse to the Acquiror, its approval or recommendation of the Merger Agreement or the Merger or any of the transactions contemplated thereby, (B) failed to include such recommendation in the Proxy Statement, (C) approved or recommended any Acquisition Proposal from any person other than Childs, Holding or the Acquiror, or (D) resolved to do any of the foregoing; or


          (f) By Childs or the Company if the Securities Purchase Agreement shall have been terminated pursuant to its terms.

     The Merger Agreement provides that in the event of termination, the Merger Agreement shall become void and there shall be no liability on the part of Childs, Holding, Acquiror or the Company or any of their respective stockholders, partners, officers or directors.

     Survival of Representations and Warranties. The representations and warranties in the Merger Agreement shall not survive beyond the Effective Time, except that the covenants and agreements in the Merger Agreement shall survive in accordance with their respective terms.

     Amendment. Any provision in the Merger Agreement may be amended, but only with the written consent of the party entitled to the benefit thereof.

     Expenses. Each party shall bear its own expenses and costs in connection with the Merger Agreement and the transactions contemplated thereby, whether or not the transactions contemplated thereby are consummated.

     Governing Law. The Merger Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.


                           SOURCE AND AMOUNT OF FUNDS



     As of January 2, 1997, Acquiror had consummated the purchases of Common Stock pursuant to each of the Securities Purchase Agreement and the Management Letter Agreements (the "Securities Purchases") and paid related expenses utilizing (i) $65.4 million of cash equity contributed to Acquiror by Holding ("Equity Contribution") and (ii) $35.1 million of borrowings under an interim margin loan facility (the "Margin Loan Facility") with NationsBank, N.A. ("NationsBank") as Administrative Agent, and Fleet National Bank ("Fleet"), as Co-Agent. See "RELATED AGREEMENTS." Holding funded its Equity Contribution by issuing $10.0 million of preferred stock (the "Preferred Stock") and $55.4 million of common stock, of which $60.3 million was purchased by Childs and its affiliates and $5.0 million was purchased by affiliates of Fleet. Childs and the Fleet affiliates presently expect to sell their respective interests in the Preferred Stock to other institutions shortly after the consummation of the Merger.



     Acquiror estimates that approximately $62.21 million in additional funds will be required to consummate the Merger and to pay related transactions costs (collectively, the "Merger Expenses"). See "FEES AND EXPENSES" for a description of such transaction costs.



     The Margin Loan Facility is guaranteed by Holding and is secured by a pledge of all of the Common Stock of the Company owned by Acquiror. Loans under the Margin Loan Facility bear interest at the following rates per annum, at Acquiror's option: (a) 1.5% over the higher of (i) the NationsBank, prime rate in effect from time to time and (ii) the Federal Funds Rate plus 0.50%, or (b) 3.50% over the London Interbank Offered Rate adjusted for reserves. All amounts outstanding under the Margin Loan Facility are due and payable upon the earlier to occur of (i) the consummation of the Merger, or (ii) April 30, 1997.



     In connection with the Securities Purchases, the Company entered into a new term loan (the "New Term Loan") and a new revolving credit facility (the "New Revolving Credit Facility") with Fleet, as Administrative Agent, and NationsBank, as Co-Agent (collectively, the "New Credit Facility") and used a portion of such facility to refinance existing debt of the Company, including a $16.0 million convertible note held by BCC. Indebtedness under the New Credit Facility will be guaranteed by Holding and secured by substantially all of the assets of the Company and the Company's future subsidiaries. Loans made pursuant to the New Term Loan must be repaid in 10 installments of $0.8 million beginning June 30, 1997 and must be repaid in full on December 31, 2001. In addition to the scheduled repayment of the New Term Loan, the Company is obligated to make annual prepayments based on the Company's excess cash flow. All payments and prepayments of the New Term Loan permanently reduce the availability under the New Term Loan as defined in the New Credit Facility. Advances made pursuant to the New Revolving Credit Facility may be borrowed, repaid and reborrowed from time to time until the fifth anniversary of the establishment of the facility. Advances under the New Credit Facility are subject to the satisfaction of certain conditions on the date of advance.



     Amounts outstanding under the New Credit Facility will bear interest at a rate based, at the Company's option, upon (i) the greater of Fleet's prime rate and 0.50% over the federal funds rate, plus 1.0% through the first day of the Company's 1998 fiscal year and thereafter plus a percentage between 0.25% and 1.0% depending on the Company's debt to EBITDA ratio ("Prime Rate Advances") or
(ii) the Eurodollar Rate, plus 2.25% through the first day of the Company's 1998 fiscal year and thereafter plus a percentage between 1.50% and 2.25% depending on the Company's debt to EBITDA ratio. As of December 31, 1996, the interest rate on the New Term Loan was 7.89% and the interest rate on the outstanding balance under the New Revolving Credit Facility was 7.85%.



     The New Credit Facility contains a number of financial, affirmative and negative covenants that regulate the Company's operations. Financial covenants require maintenance of ratios of minimum interest coverage and debt to EBITDA and minimum net worth and EBITDA. Negative covenants restrict, among other things, the incurrence of debt, the existence of liens, transactions with affiliates, loans advances and investments by the Company, payment of dividends and other distributions to shareholders, disposition of assets, mergers, consolidations and dissolutions, contingent liabilities and changes in business.



     Acquiror expects the funds for the Merger Expenses to be made available through the issuance of approximately $100 million of permanent senior notes of the Company (the "Senior Notes"). The Company has filed a registration statement on Form S-1 with the Commission with respect to the Senior Notes. The description herein of the Senior Notes is qualified in its entirety by reference to such registration statement which is filed as an exhibit to the Schedule 13E-3.



     The Senior Notes will be general unsecured obligations of the Company, senior to all existing and future subordinated indebtedness of the Company and pari passu in right of payment which all other existing and future unsubordinated indebtedness of the Company. The interest rate and interest payment dates for the Senior Notes have not yet been determined. The Senior Notes will mature in 2007, unless previously redeemed. The Senior Notes will be redeemable at the option of the Company, in whole or in part, on or after 2002, at redemption prices yet to be determined. Notwithstanding the foregoing, at any time on or before a date to be specified in 2000, the Company may redeem up to 35% of the original aggregate principal amount of the Senior Notes with the net cash proceeds of a public equity offering at a redemption price to be determined, provided that 65% of the original aggregate principal amount of the Senior Notes originally issued remain outstanding immediately after redemption. The Senior Notes will be unconditionally guaranteed on a joint and several basis by any future subsidiaries of the Company, subject to certain exceptions.



     The Indenture for the Senior Notes will restrict, among other things, the Company's and its future subsidiaries' ability to incur additional indebtedness, pay dividends or make certain other restricted payments, incur liens, engage in any sale and leaseback transaction, sell stock of subsidiaries, apply net proceeds from certain asset sales, merge or consolidate with any other person, sell, assign, transfer, lease, convey or otherwise dispose of substantially all of the assets of the Company or enter into certain transactions with affiliates. Upon a "change of control" of the Company, the Company (i) will be required to make an offer to repurchase all the outstanding Senior Notes at 101% of the principal amount thereof plus accrued and unpaid interest thereon, and (ii) prior to 2002 will have the option to redeem the Senior Notes, in whole or in part, at a redemption price equal to the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date plus a premium to be determined.



     In addition, Acquiror intends to use the remaining proceeds of the offering of Senior Notes to repay the Margin Loan Facility and pay down a portion of the New Revolving Credit Facility and pay related fees and expenses. Upon consummation of the Merger, the Company will have been capitalized with $69.4 million of equity and $107.1 million of long-term debt (excluding $1.8 million of current maturities). On a fully diluted basis, immediately after giving effect to the Merger, Holding will be owned approximately 85% by Childs and its affiliates, approximately 7% by affiliates of Fleet and approximately 8% by the Management Investors. See "RELATED AGREEMENTS" and "INTERESTS OF CERTAIN PERSONS." The $69.4 million of equity shall include the following: (i) $60.3 million in cash contributed by Childs, (ii) $135,000 in cash contributed by new outside directors, (iii) the $5.0 million investment of Fleet, (iv) approximately $560,000 in cash contributions of the Management Investors, (v) the roll over by the Management Investors of Common Stock valued at $1.19 million into common stock of Holding, and (vi) the roll over by the Management Investors of Company options valued at approximately $3.15 million into Holding stock options; less (i) $275,000 in loans to certain of the Management Investors to fund their capital contributions and (ii) the exercise price of $715,000 of the Company stock options rolled over by the Management Investors.



     To the extent that the Senior Notes cannot be placed at or prior to the Merger, NationsBridge L.L.C. has committed to purchase up to $100 million of senior secured bridge notes of the Company (the "Bridge Financing") subject to and as provided in a Bridge Commitment Letter dated November 26, 1996 (the "Bridge Commitment Letter").



     The Bridge Financing will be on terms which differ from, and are less favorable to the Company than, the terms of the Senior Notes. Interest under the Bridge Financing would be payable at a floating rate higher than the interest rate on the Senior Notes, which rate would increase at the end of each three-month interval from the date of issuance for as long as the Bridge Financing is outstanding subject to certain caps and certain cash interest and non-cash interest caps. The Bridge Financing matures twelve (12) months from the date of funding ("Maturity Date"), and if not repaid in full by the Maturity Date it may be satisfied at that time through the issuance and delivery of Senior Notes with a maturity of nine (9) years.



     Acquiror and the Company currently have no specific plans or arrangements for the repayment of the Senior Notes or the Bridge Financing, but they currently expect to repay such indebtedness primarily from cash flow from operations of the Company. Acquiror's obligation to consummate the Merger is conditioned upon Acquiror's ability to obtain financing. Accordingly, if all other conditions to the Merger were satisfied but such funds were not available, the Merger would not be consummated.

                                APPRAISAL RIGHTS



     The Stockholders who have not voted in favor of the Merger or consented thereto in writing have the right to demand an appraisal of the fair value of their Common Stock in accordance with the provisions of Section 262 of the DGCL ("Section 262"), which sets forth the rights and obligations of Stockholders demanding an appraisal and the procedures to be followed. Stockholders who perfect such rights will not be entitled to surrender their Common Stock for payment of the Merger Consideration in the manner otherwise described in this Proxy Statement. Stockholders should assume that the Surviving Corporation will take no action to perfect any appraisal rights of any Stockholder. Therefore, to exercise his or her appraisal rights, a Stockholder should strictly comply with the procedures set forth in Section 262 and is urged to consult his or her legal advisor before electing or attempting to exercise such appraisal rights. Stockholders who vote in favor of the Merger or consent thereto in writing cannot demand appraisal rights, but Stockholders are not required to vote their shares of Common Stock against the Merger in order to obtain such appraisal rights. Stockholders who sign and return the proxy card included with this Proxy Statement with instructions to vote in favor of the Merger or, since proxy cards returned without instructions will be voted in favor of the Merger, with no instruction to vote against or abstain from voting with respect to the Merger, will not be entitled to appraisal rights.



     The following is a summary of the procedures to be followed under Section 262, the text of which is attached to this Proxy Statement as Exhibit 4. The summary does not purport to be a complete statement of, and is qualified in its entirety by reference to, Section 262 and to any amendments to such section after the date of this Proxy Statement. Failure to follow any Section 262 procedures may result in termination or waiver of appraisal rights under Section
262. Any Stockholder who desires to exercise his appraisal rights should review carefully Section 262 and is urged to consult his legal advisor before electing or attempting to exercise such rights.


     Only a Stockholder of record is entitled to seek appraisal. The demand for appraisal must be executed by or for the Stockholder of record, fully and correctly, as such Stockholder's name appears on the holder's stock certificates. If the stock is owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand should be made in that capacity, and if the stock is owned of record by more than one person, as in a joint tenancy in common, the demand should be made by or for all owners of record. An authorized agent, including one or more joint owners, may execute the demand for appraisal for a Stockholder of record; however, such agent must identify the record owner or owners and expressly disclose in such demand that the agent is acting as agent for the record owner or owners of such shares of Common Stock.

     A record Stockholder such as a broker who holds shares of Common Stock as a nominee for beneficial owners, some of whom desire to demand appraisal, must exercise appraisal rights on behalf of such beneficial owners with respect to the shares of Common Stock held for such beneficial owners. In such case, the written demand for appraisal should set forth the number of shares of Common Stock covered by it. Unless a demand for appraisal specifies a number of shares of Common Stock, such demand will be presumed to cover all shares of Common Stock held in the name of such record owner.


     The Company is mailing by certified or registered mail return receipt requested to each Stockholder of record as of the Record Date this Proxy Statement, which constitutes the notice required under Section 262. Included with this Proxy Statement is a copy of Section 262. Any Stockholder entitled to
appraisal rights may, by             , 1997, demand in writing from the Company
an appraisal of his shares of Common Stock. Such demand will be sufficient if it reasonably informs the Company of the identity of the Stockholder and that the Stockholder intends to demand an appraisal of the fair value of his shares of
Common Stock. Failure to make such a demand on or before           , 1997 will
foreclose a Stockholder's right to appraisal. In addition, any Stockholder voting in favor of the Merger or consenting thereto in writing is not entitled to appraisal rights under Section 262. A proxy or vote against the Merger shall not constitute a demand. Stockholders who sign and return the proxy card included with this Proxy Statement with instructions to vote in favor of the Merger or, since proxy cards returned without instructions will be voted in favor of the Merger, with no instruction to vote against or abstain from voting with respect to the Merger, will not be entitled to appraisal rights.

     A Stockholder may withdraw his demand for appraisal by written request within 60 days after the Effective Time of the Merger, but thereafter the approval of the Company is needed for such a withdrawal. Upon withdrawal of an appraisal demand, a Company Stockholder will be entitled to receive the Merger Consideration.

     Within 10 days after the Effective Time of the Merger, the Surviving Corporation shall notify each Stockholder who has complied with the provision of
Section 262. Within 120 days after the Effective Time (the "120-Day Period"), in compliance with Section 262, any Stockholder who has properly demanded an appraisal and who has not withdrawn his demand as provided above (such Stockholders being referred to collectively as the "Dissenting Stockholders") and the Company each has the right to file in the Delaware Court of Chancery (the "Delaware Court") a petition (the "Petition") demanding a determination of the value of the Common Stock held by all of the Dissenting Stockholders. If, within the 120-Day Period, no Petition shall have been filed as provided above, all rights to appraisal will cease and all of the Dissenting Stockholders who owned Common Stock will become entitled to receive the Merger Consideration. The Company is not obligated and does not intend to file such a Petition. Any Dissenting Stockholder is entitled, within the 120-Day Period and upon written request to the Company, to receive from the Company a statement setting forth the aggregate number of shares of Common Stock not voted in favor of the Merger and with respect to which demands for appraisal have been received and the aggregate number of Dissenting Stockholders.

     Upon the filing of the Petition by a Dissenting Stockholder, the Delaware Court may order that notice of the time and place fixed for the hearing on the Petition be mailed to the Company and all of the Dissenting Stockholders and be published at least one week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware or in another publication determined by the Delaware Court. The costs relating to these notices will be borne by the Company. If a hearing on the Petition is held, the Delaware Court is empowered to determine which Dissenting Stockholders have complied with the provisions of Section 262 and are entitled to an appraisal of their Common Stock. The Delaware Court may require that Dissenting Stockholders submit their certificates for notation thereon of the pendency of the appraisal proceedings. The Delaware Court is empowered to dismiss the proceedings as to any Dissenting Stockholder who does not comply with such requirement. Accordingly, Dissenting Stockholders are cautioned to retain their certificates pending resolution of the appraisal proceedings.

     Stockholders considering seeking appraisal should have in mind that the fair value of their shares of Common Stock determined under Section 262 could be more, the same, or less than the Merger Consideration and that investment banking opinions as to fairness from a financial point of view are not necessarily opinions as to fair value under Section 262.

     Dissenting Stockholders are generally permitted to participate in the appraisal proceedings. No appraisal proceeding in the Delaware Court shall be dismissed as to any Dissenting Stockholder without the approval of the Delaware Court, and this approval may be conditioned upon terms which the Delaware Court deems just.

     From and after the Effective Time, Dissenting Stockholders will not be entitled to vote their Common Stock for any purpose and will not be entitled to receive payment of dividends or other distributions in respect of such Common Stock payable to Stockholders of record thereafter.

                               RELATED AGREEMENTS

SECURITIES PURCHASE AGREEMENT

     Concurrently with the execution of the Merger Agreement on November 27, 1996, Childs and Acquiror and certain affiliates of Butler Capital Corporation that owned securities of the Company (the "Securityholders") entered into a securities purchase agreement (the "Securities Purchase Agreement") as a condition to the willingness of Childs, Holding and Acquiror to proceed with the Merger. The following is a summary of certain provisions of the Securities Purchase Agreement. Such summary is qualified in its entirety by reference to the Securities Purchase Agreement, a copy of which is filed herewith as Exhibit 2 and is incorporated herein by reference. Capitalized terms not otherwise defined in the following summary have the respective meanings ascribed to them in the Securities Purchase Agreement.


     Purchase of Shares. Pursuant to the Securities Purchase Agreement, each Securityholder agreed to sell, and sold, to Acquiror, on the date of the Securities Purchase Agreement, a specified amount of shares of Common Stock owned by such Securityholder, aggregating a total of 1,048,214 shares of Common Stock, for $14.00 per share, payable in immediately available funds. The Securities Purchase Agreement further provided that the Securityholders agreed to sell to Acquiror the remaining 5,783,515 shares of Common Stock and a warrant to purchase 230,523 shares of Common Stock at an exercise price of $3.59 per share (the "Second Disposition") beneficially owned by such Securityholders as of the date of the Securities Purchase Agreement, (i) with respect to the 5,783,515 shares of Common Stock, at a price of $14.00 per share, (ii) with respect to the warrant, at a price equal to the product of (x) 230,523, the number of shares of Common Stock with respect to which such warrant is vested at the time of exercise, and (y) the excess of $14.00 over $3.59, the per share exercise price of such warrant, payable in immediately available funds. On December 23, 1996 the Securityholders and Acquiror consummated the Second Disposition.



     Topping Fee. The Securities Purchase Agreement provides that, in the event that any Topping Fee Event shall occur, Childs shall pay to the Securityholders any Topping Fee due to the Securityholders in connection with such Topping Fee Event, which payment shall be due simultaneously with the consummation of the related Topping Fee Event and be payable in immediately available funds.



     "Topping Fee" is defined in the Securities Purchase Agreement as a fee payable by Childs to the Securityholders equal, in the aggregate, to fifty percent (50%) of the excess, if any, of (a) the aggregate fair market value of any consideration received by Childs, Acquiror or any of their affiliates in connection with a Topping Fee Event, over (b) the aggregate consideration (calculated using the Merger Consideration of $14.25 per share) which would have been payable to such Securityholder in respect of any shares of Common Stock or any Company Option Securities.



     "Topping Fee Event" is defined in the Securities Purchase Agreement as (a) a sale or other disposition by Childs or any of its affiliates of shares of Common Stock, (b) a merger or consolidation of the Company or any of its subsidiaries with or into another entity, (c) a sale or other disposition of all or substantially all of the assets of the Company and its subsidiaries (whether in one or more transactions) or (d) any other extraordinary transaction involving the Company or any of its subsidiaries or any of their respective assets in which Childs or any of its affiliates recognizes value or receives consideration with respect to any of its shares of Common Stock, provided that such sale, other disposition, merger, consolidation or other extraordinary transaction is consummated (or a definitive written agreement with respect thereto is entered into) within twelve (12) months after the date of the Securities Purchase Agreement.



     Prepayment of Company Convertible Securities. Pursuant to the Securities Purchase Agreement, each Securityholder consented and agreed, notwithstanding any term, provision or condition contained in any Company Convertible Securities to the contrary, to the prepayment by the Company on the Second Disposition Effective Date of the outstanding principal, together with all accrued and unpaid interest thereon, of all Company Convertible Securities then or thereafter owned beneficially or of record by such Securityholder, and waived any right to the payment of a prepayment premium or similar amount under the terms of such Company Convertible Securities. The Company had outstanding 7% Convertible Notes with a face amount of $16,000,000, all of which were held by the Securityholders. The notes were convertible at a conversion price of $19.375 per share into 825,806 shares of Common Stock. The terms of the Company Convertible Securities provided that the Company could not prepay them until October 14, 1999, and then only with a prepayment premium. The Company prepaid these notes at par plus accrued interest on December 23, 1996 and the Securityholders waived any rights to prepayment premiums.



     Representations and Warranties. The Securities Purchase Agreement contains customary representations and warranties by the Securityholders, Childs and Acquiror.

MANAGEMENT LETTER AGREEMENTS


     Concurrently with the execution of the Merger Agreement and the Securities Purchase Agreement, Acquiror entered into letter agreements (the "Management Letter Agreements") with each of James T. McKitrick and G. Dean Longnecker (the "Initial Management Investors"). The Management Letter Agreements are attached hereto as Exhibit 3. Pursuant to the Management Letter Agreements, on January 2, 1997, (i) Mr. McKitrick sold to Acquiror for $14.00 per share 81,810 shares of Common Stock upon the exercise of certain options held by Mr. McKitrick (having an exercise price of $3.08 per share), and (ii) Mr. Longnecker sold to Acquiror for $14.00 per share 64,489 shares of Common Stock.



     In addition, the Management Letter Agreements provide that immediately prior to the closing of the Merger (i) Mr. McKitrick will exchange outstanding options to purchase 183,935 shares of Common Stock (valued at $14.00 per share) having an aggregate exercise price of approximately $0.6 million for options to acquire a number of shares of Holding common stock valued at approximately $2.6 million and (ii) Mr. Longnecker will exchange 71,429 shares of Common Stock (valued at $14.00 per share) for a number of shares of Holding common stock valued at approximately $1.0 million.



     The Management Letter Agreements also address the terms of the employment by the Company of Messrs. McKitrick and Longnecker after the Effective Time. See "INTERESTS OF CERTAIN PERSONS."



                                  THE COMPANY


OVERVIEW


     Central Tractor Farm & Country, Inc. is one of the largest agricultural specialty retailers in the United States. As of December 31, 1996, the Company operated 112 retail stores in 16 states in the Northeast and Midwest, primarily under the "CT Farm & Country" name. CT specializes in meeting the farming, gardening and related needs of rural consumers, especially part-time and full-time farmers, hobby gardeners, skilled tradespersons and "do-it-yourself " customers. For the fiscal year ended November 2, 1996, the Company generated pro forma sales of $307.8 million and pro forma earnings before interest, taxes, depreciation and amortization ("EBITDA") of $21.2 million, representing compound annual growth rates since fiscal 1992 of 11.7% and 18.2%, respectively.



     CT was founded in 1935 and has established itself as a leader in the agricultural specialty market, having strong name recognition and a loyal customer base. The Company obtained this position by (i) offering a full range of agricultural and related products not typically found in general merchandise retailers and home centers, (ii) merchandising high quality "CT" brand products at competitive prices, and (iii) providing superior in-store service to its customers.



     The Company's stores offer a wide selection of agricultural products such as tractor parts and accessories, specialty hardware, lawn and garden items, rural automotive products, workwear, pet supplies and general consumer products. Management believes that products accounting for approximately 60% of CT's net sales cannot be found at general merchandise retailers and home centers. In addition, CT offers a high level of customer service, ranging from answering technical questions about products to special ordering of hard to find items. The Company believes that this merchandising and service strategy is a significant competitive advantage, enabling CT to differentiate itself from other retailers and generate attractive gross margins. The Company has also established national visibility for its products and services through its catalog operations, which has an annual circulation of approximately 550,000.



     The Company's stores are located primarily in rural communities with populations in each trading area ranging from 30,000 to 100,000 people (the Company considers a trading area to be the 30 mile radius around a store). While CT adjusts its store size and product mix to match the demographics of each trading area, the stores generally contain from 10,000 to 25,000 square feet of indoor selling space and carry approximately 18,000 to 24,000 SKUs. The average sales for the Company's stores open for the full 1996 fiscal year were $3.9 million. The Company's average customer transaction in fiscal 1996 were approximately $27, reflecting the high frequency of customer purchases and the replacement nature of CT's product line.

     In 1992, the Company hired its current CEO, establishing a senior management team with considerable retail experience. Management has since initiated programs designed to increase sales and profitability, enhance customer service and improve the efficiency of CT's operations. Further, the Company initiated an aggressive expansion plan, operating 32 new stores and acquiring 33 stores since the beginning of fiscal 1993. As a result, of these efforts CT's sales increased from $198.1 million in fiscal 1992 to $307.8 million in pro forma fiscal 1996, and EBITDA increased from $10.8 million in fiscal 1992 to $21.2 million in pro forma fiscal 1996. The average annual comparable store sales grew an average of 3.8% during this period.



     In May 1996, the Company acquired 31 retail stores and certain net operating assets from Big Bear, a privately owned agricultural specialty retailer, for $5.7 million. Management believes that it will significantly improve sales and EBITDA in the acquired stores by converting them to the CT format. Further, these stores were added to CT's operations without a substantial increase in corporate selling, general and administrative or distribution expenses. As of December 31, 1996, 14 locations have been converted by the Spring of 1997 at an estimated cost of $3.0 million. With locations in Iowa, Minnesota, Missouri and Wisconsin, the Big Bear stores provide additional geographic diversity to CT's Northwestern focus.



     In October 1994, the Company completed the sale of 3,565,000 shares of its Common Stock in an initial public offering (the "IPO") at a price of $15.50 per share. The aggregate proceeds received by the Company from the IPO was $50.1 million.


BUSINESS STRATEGY


     CT seeks to continue to increase its revenues and cash flows by capitalizing on the programs it has implemented and by growing its store count. Key elements of the Company's strategy include: (i) focused merchandising and service; (ii) improved inventory management; (iii) Big Bear integration; (iv) new store openings; and (v) selective acquisitions.



     - Focused Merchandising and Service: Since 1992, the Company has aggressively expanded its in-store product offerings, increasing the range of agricultural specialty products offered and reducing the number of products typically carried by general merchandise retailers. Management also plans to expand the breadth of the Company's profitable "CT" branded product line. In addition, CT offers a high level of specialized customer service. This merchandising and service strategy differentiates the Company from general merchandise retailers and home centers, enabling it to achieve attractive gross margins (29.3% in fiscal
       1996). This strategy also allows the Company to locate stores near general merchandise retailers and home centers to capitalize on their retail traffic.



     - Improved Inventory Management: In June, 1996 the Company implemented a program to reduce inventory levels in each store and more efficiently utilize the Company's inventory replenishment system. As a result, comparable store inventory was reduced by 7.7% during fiscal 1996. Despite lower in-store inventory levels, comparable store sales grew by approximately 1.5% for fiscal 1996. Management believes CT can reduce in-store inventory levels by an additional 10% without adversely affecting revenues and margins. Further, management believes that there are additional opportunities to improve the Company's in-stock inventory position by more accurately matching inventory levels to expected rates of sales.



     - Big Bear Integration: The acquired Big Bear stores averaged $0.8 million in sales for the twelve months prior to CT's acquisition. In contrast, CT's comparable Midwestern stores open for the full 1996 fiscal year averaged $2.2 million in sales, with a greater emphasis on agricultural and related product sales. Management believes that by converting the Big Bear stores into the CT store format, and by employing better merchandising and inventory management strategies, the Company will significantly increase the operating performance and cash flows at the acquired stores. The impact on sales is already being demonstrated in the recently converted stores. Within two weeks of their acquisition, all 35 Big Bear stores were operating on CT's point-of-sale ("POS") and central management information systems. Management expects to continue in leverage its existing distribution and corporate administration capabilities by consolidating the Big Bear stores into CT's operations without a substantial increase in expenses.

     - New Store Openings. CT increased its store count from 47 at the beginning of fiscal 1993 to 112 as of December 31, 1996. Of the new stores, 32 were opened (net of three closed) and 33 were acquired by the Company. Following the Merger and the transactions contemplated thereby, CT plans to open 31 stores in the next three years (including one additional store in fiscal 1997). CT stores typically generate positive cash flow in their first full year of operation. With two exceptions, all 66 stores which the Company operated for the full 1996 fiscal year generate positive cash flow at the store level. The Company believes that its existing infrastructure will accommodate its planned expansion through 1999 without substantially increasing its distribution and corporate-level expenses.



     - Selective Acquisitions: The agricultural specialty retail market is highly fragmented, with no retailer holding a dominant national position. Management estimates this market to be approximately $6.0 billion. Management believes that there are opportunities to further diversify CT's operations, achieve additional operating efficiencies and increase purchasing power by acquiring single store locations, small chains and larger regional chains. From time to time the Company has had discussions with several agricultural specialty retailers. There are no current agreements with respect to any such acquisition and there can be no assurance that any such acquisition will be consummated in the future.



EXPANSION PLAN



     Since the beginning of fiscal 1993, the Company has increased the number of its retail stores from 47 to 112. From Fiscal 1993 through fiscal 1994, the Company opened 10 new stores, acquired one store and closed three stores. In fiscal 1996, the Company opened fourteen new stores and acquired 31 store locations from Big Bear. Subsequent to fiscal 1996, the Company has opened one new store.



     Following the Merger and the transactions contemplated thereby, the Company plans to open an additional 31 stores in the next three years through further penetration of the Northeastern and Midwestern United States markets and through expansion into Southeastern United States. Management intends to achieve this growth through new store openings and selective acquisitions. The Company expects to open one additional store in fiscal 1997 and complete the conversion of the remaining 17 Big Bear stores to the CT store format by the Spring of 1997. On a preliminary basis, the Company has identified potential new markets outside of its existing markets that are attractive candidates for one or more new CT stores. The number of actual new CT store openings in the next three years may differ materially from the Company's current projections if the Company makes a major acquisition or is unable to find attractive store locations to rent at reasonable prices, negotiate acceptable lease terms or acquire small regional farm store chains at reasonable prices.



     The Company seeks to locate stores in high traffic shopping districts whenever possible in order to attract customers who prefer to do much of their shopping at one time and place. As with its existing stores, the Company intends to lease its new stores. The estimated cash required to open a new, leased, large prototype store is $850,000 and the estimated cash required to open a new, leased, small prototype store averages $600,000 (in each case, including inventory net of accounts payable and excluding an average of approximately $125,000 in pre-opening expenses). Of these estimated cash expenditures, approximately half is used for initial inventory (net of accounts payable), and the balance is used for capital expenditures, principally leasehold improvements, fixtures and equipment. CT stores typically generate positive cash flow in their first full year of operation.



     The Company also intends to continue to opportunistically relocate existing CT stores. These relocations reflect, in most cases, the expiration of an existing lease coupled with an opportunity to move to a more demographically and/or physically attractive site. The Company relocated two existing stores during fiscal 1996.

RETAIL STORES


     CT stores focus on agricultural and agricultural related products. The Company segments its merchandising mix into seven key product categories: agricultural products (including tractor parts and accessories), speciality hardware, lawn and garden products, rural automotive products, workwear, pet supplies and general consumer products. The Company's "CT" brand products, which are available in several product categories, represent approximately 8% of total store sales. Sale of agricultural and related products represent approximately 60% of CT's total net sales. The growth and percentage of total store sales for each retail product category for fiscal 1994, fiscal 1995, and fiscal 1996, and a description of each product category, are set forth below:



                                                    ANNUAL STORE EARLY           PERCENTAGE OF
                                                          GROWTH               TOTAL STORE SALES
                                                   ---------------------   -------------------------
               PRODUCT CATEGORIES                  1994    1995    1996    1994      1995      1996
-------------------------------------------------  -----   -----   -----   -----     -----     -----
Agricultural (including tractor parts and
  accessories)...................................   14.8%   18.5%   20.4%   21.6%     23.2%     24.0%
Speciality Hardware..............................   15.3    12.0    11.4    21.2      21.6      20.6
Lawn & Garden....................................   22.2     4.7    18.4    20.2      19.3      19.6
Rural Automotive.................................    9.4     5.1     7.7    16.8      16.0      14.8
Workwear.........................................   17.5     4.9    33.2     7.7       7.3       8.4
Pet Supplies.....................................   23.1    22.5    36.5     4.9       5.4       6.3
General Consumer.................................   22.7     3.7     3.4     7.6       7.2       6.3
                                                   -----   -----   -----   -----     -----     -----
          Total for all stores...................   16.5%   10.1%   16.6%  100.0%    100.0%    100.0%
                                                   =====   =====   =====   =====     =====     =====



     Agricultural Products. CT's agricultural product line consists of approximately 6,000 SKUs supplying the needs of the part-time and full-time farmer, including tractor parts, tillage and harvesting parts, fencing materials and animal health supplies, including feed. This product line consists largely of consumable products and other items requiring replacement on a regular basis. This product line accounted for $47.1 million, $55.9 million and $67.3 million of the Company's net sales in fiscal years 1994, 1995 and 1996, respectively. CT emphasizes consumable products and other items requiring replacement on a regular basis and does not sell heavy equipment such as tractors or combines.



     Speciality Hardware. CT's specialty hardware line consists of approximately 9,000 SKUs, with an emphasis on products with agricultural applications. These products accounted for $46.4 million, $51.9 million and $57.9 million of the Company's net store sales in fiscal years 1994, 1995 and 1996, respectively. CT stores carry a broad range of high-quality hardware with an emphasis on recognized branded professional products, including air compressors and air tools, welders and accessories, generators, well system plumbing supplies, tractor and barn paint, hand tools, power tools and electrical products including outdoor security lighting and motors.



     Lawn and Garden Products. CT's lawn and garden products consist of approximately 2,000 SKUs, including lawn and garden tools, nursery stock, fertilizers, lawn fencing and weed killers. These products accounted for $44.2 million, $46.3 million and $54.8 million of the Company's net store sales in fiscal years 1994, 1995 and 1996, respectively. To differentiate itself from other retailers, CT also stocks a wide selection of lawn mowers including large horse-powered full-featured riding lawn mowers. CT assembles, tests and delivers the lawn mowers and sells a full assortment of parts for follow-up service needs. CT stores also offer seasonal bedding plants, trees and shrubs and lawn chemicals and fertilizer in large product sizes.



     Rural Automotive Products. CT's rural automotive parts and accessories consist of approximately 3,000 SKUs, including a selection of maintenance items, batteries and accessories primarily for trucks and tractors as well as farm equipment, oil and lubricants. These products accounted for $36.6 million, $38.4 million, and $41.4 million of the Company's net sales in fiscal years 1994, 1995 and 1996, respectively. Although CT generally stocks larger product sizes, it also stocks an assortment of general automotive items as a convenience to its customers, including oil and lubrication products and anti-freeze.

     Workwear. CT's workwear consists of approximately 2,000 SKUs, including premium quality insulated outerwear, overalls, flannel shirts and work jeans. These products accounted for $16.8 million, $17.6 million and $23.5 million of the Company's net store sales in fiscal years 1994, 1995 and 1996, respectively. Workwear products are targeted at the specialized needs of its outdoor-oriented customers who require high quality functional apparel which is not generally available from general merchandise retailers. The Company has been expanding its workwear line to include quality non-insulated workwear, bib overalls, twill pants and hunting clothing.



     Pet Supplies. CT's pet supplies consist of approximately 1,000 SKUs, including dog and cat foods, wild bird feed and rabbit supplies. These products accounted for $10.6 million, $13.0 million and $17.7 million of the Company's net store sales in fiscal years 1994, 1995 and 1996, respectively. Pet supplies sold by CT include economically priced large sizes, such as 50 pound bags of dog food. CT has been expanding its pet supplies product category.



     General Consumer Products. CT's general consumer products line consists of approximately 1,000 SKUs, including hunting accessories, camping items and outdoor living needs. These products accounted for $16.6 million, $17.2 million and $17.8 million of the Company's net store sales in fiscal years 1994, 1995 and 1996, respectively. CT stores also offer seasonal merchandise such as charcoal grills and coolers in the summer. Management expects that this category will represent a declining percentage of total store sales due to the Company's continuing emphasis on agricultural and related product sales.



     CT's merchandising strategy differentiates the Company from general merchandise retailers and home centers and has enabled CT to (i) maintain high gross margins (approximately 29% and (ii) defend itself against competition, resulting in a track record of comparable store sales growth since 1989 (when CT had 34 comparable stores), as set forth below.



             COMPARABLE                  COMPARABLE                  COMPARABLE
               STORE                       STORE                       STORE
FISCAL         SALES        FISCAL         SALES        FISCAL         SALES
 YEAR        GROWTH(1)       YEAR        GROWTH(1)       YEAR        GROWTH(1)
------       ----------     ------       ----------     ------       ----------
1989             5.8         1992            5.4%        1995        (1.6)(3)
1990 (2)         6.9         1993            4.2         1996(2)         1.0
1991             4.2         1994           10.0


---------------

(1) This data is derived from the company's historical operating results and does not purport to represent what the Company's results of operations might be for any future period.



(2) Includes a 53rd week in the fiscal year. For purposes of the growth rates shown in this table, comparable store sales for this period have been reduced by 1/53 to facilitate comparison with 52-week years.



(3) Reflects unusual severe weather conditions which resulted resulting in severe drought conditions during fiscal 1995.



TARGET MARKET



     CT's stores are designed primarily to meet the agricultural needs of farmers operating small to medium-sized farms (i.e., farms typically under 250 acres) as well as hobby gardeners and do-it-yourself customers. While CT's product line is also potentially applicable to large commercial farming operations, the Company does not actively service certain aspects of this market. For example, CT does not sell large, heavy duty farm equipment and machinery nor commodities (e.g. feed) by the truckload or drop-shipped pallet. Further, CT does not sell its products on a long-term credit basis, which is typical in the large commercial farm market.



     CT is also focused on capturing sales attributable to such growth in rural populations. From 1990 to 1994 (the most recent year for which government statistics are currently available), population growth in this target market exceeded population growth in the metropolitan areas. Management believes this population growth will continue to lead to increased interest in part-time farming, expanding the customer base and usage of its stores.

STORE OPERATIONS


     The Company utilizes large and small store formats in order to enable management to enhance CT's return on investment in light of varying population density. The Company's small stores average 11,000 square feet of indoor selling space and had an average comparable store sales of $2.5 million in fiscal 1996. The large stores average 22,000 square feet of indoor selling space and had average comparable store sales of $4.4 million in fiscal 1996. Small stores generally carry a smaller selection of workwear and seasonal and other general consumer products than large stores. In addition, the Company looks for store sites that have 15,000 to 20,000 square feet of outdoor selling space. This outdoor selling space is primarily used for displaying lawn and garden products, fencing, tractor accessories and livestock watering and feeding equipment.



     Both prototype stores are designed to provide CT's customers with ease in locating desired products and are clean and colorful in order to provide an overall enjoyable shopping environment. The use of informative directional signing adds to the ease of the customer's shopping experience. Plan-o-grams are utilized to set merchandise assortments in the seven core product categories to ensure uniformity of presentation, ease of shopping for the customer and to facilitate inventory management and replenishment.



     The agricultural products department is prominently featured in each store and is identified by the parts desks. The parts desk is the focal point for CT's new and used tractor parts program. In addition, the parts desk enables CT to offer a high level of customer service, ranging from answering technical questions regarding various products to the special ordering of hard to find parts. Each parts desk is managed by the store's agricultural product specialist who has access to the CT catalog and other inventory sources to quickly obtain needed parts.



     Each store is managed by a store manager who is responsible for all aspects of the store operations, including the hiring and training of store associates, work scheduling, inventory control, expense control, customer service and associate morale. Typically, the store manager is supported by an assistant manager and core department heads, along with an average of 18 sales associates. Store operations are coordinated through nine district managers, each of whom is currently responsible for eleven to fifteen retail stores. In addition, the Company has developed and implemented consistent store standards, processes and best practices for the chain.



     The Company has established an internal store management training program which focuses training on store operations, systems, financial matters, human resources and sales. To support the Company's planned expansion and its management training programs, the Company has implemented a long-range personnel plan that provides for internal promotions, coupled with recruitment of college graduates and hiring of individuals with previous retail and agricultural experience. Store associates receive training which emphasizes customer service, sales, product knowledge and store procedures. District managers, store managers and assistant managers are compensated based on job performance, and all participate in an incentive program, which is based on the store/district exceeding a targeted level of profitability. The Company also has established an incentive program for all store associates that focuses on sales and profitability.


OTHER OPERATIONS


     The CT catalog offers a broad assortment of new, used and rebuilt tractor parts and agricultural componentry, including approximately 20,000 SKUs. In fiscal 1996, catalog sales were $7.3 million. The catalog will be distributed nationally to approximately 550,000 households in rural and agricultural communities in fiscal 1997. The breadth of this distribution provides the Company with name recognition among agricultural consumers in areas outside of its core geographical markets. As a consequence, the Company anticipates some customer familiarity with the Company when it expands into new areas.


     The Company also sells tractor parts and other items, on a wholesale basis, to agricultural retailers and distributors. In recent years, the Company has been reducing the number of products offered and the number of customers served by this unit. In fiscal 1996, the Company's wholesale business generated sales of $5.4 million.

PURCHASING AND DISTRIBUTION

     The Company maintains a staff of six merchandise buyers, each of whom is responsible for specific product categories, at its headquarters in Des Moines, Iowa. The purchasing and inventory control process is controlled centrally by the Company's point of sale ("POS") and automatic replenishment systems. See
"-- Corporate Offices and Management Information Systems." The Company purchases its merchandise from approximately 1,500 vendors, none of which accounted for more than 10% of the Company's purchases during fiscal 1996. The Company generally maintains multiple sources of supply for its products in order to minimize the risk of supply disruption and to improve its negotiating position. The Company has no long-term contractual commitments with any of its vendors.


     The Company operates a 135,000 square-foot distribution center in Des Moines, Iowa and a 155,000 square-foot distribution center in Youngstown, Ohio, from which it currently supplies the majority of its retail stores' inventory needs. The Des Moines facility is used to handle the small part items and to receive purchases sourced from vendors located in the Midwest. The Youngstown facility serves primarily as a flow-through distribution station. Approximately 35% of total purchases, consisting mainly of high volume commodity items, are shipped by vendors directly to individual store locations. Merchandise from the distribution centers is shipped to each store through supply orders generated by an automated replenishment system. The Company transports most of its merchandise to each store once a week from both the distribution centers through a major contract carrier. The contract carrier's truck fleet delivers all warehouse shipments and most of the merchandise which is shipped directly from vendors to store locations.


     The Company expects that its current distribution facilities will be sufficient to accommodate its planned expansion through fiscal 1999.

CORPORATE OFFICES AND MANAGEMENT INFORMATION SYSTEMS


     To facilitate the Company's expansion plan and to maintain consistent store operations, CT has centralized specific functions of its operations, including accounting, the development of policies and procedures, store layouts, visual merchandise presentation, inventory management, merchandise procurement and allocations, marketing and advertising, human resources and real estate. This centralization effectively utilizes the experience and resources of the Company's senior management and provides a high level of consistency throughout the chain.



     The Company has invested considerable resources in its management information and control systems, which were developed beginning in 1981 and have been expanded and improved yearly. These systems provide support for the purchase and distribution of merchandise and help to improve the manner in which the CT stores, the corporate offices and distribution centers are operated. All CT stores, including all of the acquired Big Bear Stores, use the Company's POS system to capture sales information at the SKU level with approximately 70% of the stores using bar code scanning. Through the POS system, the Company can monitor customer purchases and inventory levels with respect to every item of merchandise in each store daily. The Company has implemented scanning capabilities in the receiving process of its distribution centers and current plans are to expand this to the picking and shipping process. Electronic data interchange ("EDI") is used to send purchase orders to certain of its largest suppliers. CT intends to expand its use of EDI to communicate invoicing, shipments and sales activity to and from most major suppliers.


     The Company also has an automated inventory replenishment system which uses POS information to facilitate the timely replenishment of both the stores and the warehouses. The sales and inventory information used in this system is updated on a daily basis. This system also provides for minimum stocking levels for lower volume items enabling CT to carry a large number of SKUs at a minimum of inventory carrying expense.

COMPETITION


     The Company faces competition primarily from other chain and single-store agricultural specialty retailers, general merchandise retailers and home centers. The Company believes that it has successfully differentiated CT stores from general merchandise retailers and home centers. For example, the Company already competes in approximately 90% of its trading areas with a Wal-Mart store. However, the Company will continue to face competition from these businesses, some of which have substantially greater financial and other resources than the Company. While there are a small number of large agricultural retail companies in the United States that offer product lines similar to the Company's, most of their stores do not compete directly in CT's trading areas. In some trading areas, however, the Company competes with Tractor Supply Company and Quality Stores, Inc., or small local agricultural specialty retailers. The Company's expansion plan will likely result in more direct competition with such competitors. In addition, certain of these competitors have announced expansion plans.


ADVERTISING AND PROMOTIONS

     The Company's primary advertising occurs through the bi-weekly distribution of approximately 2.5 million color circulars distributed as newspaper inserts, at CT stores and by direct mail. In order to focus its marketing on the many farmers in CT's markets, the Company also advertises in geographically zoned editions of leading farming industry magazines. In addition, the Company runs periodic special events promoted through local flyers, circulars and radio advertising.

EMPLOYEES

     As of November 2, 1996, CT had approximately 2,492 employees (approximately 1,171 in full-time and approximately 1,321 in part-time positions). The Company believes that its relations with its employees are good.

PROPERTIES

     As of December 31, 1996, the Company had retail stores located in 16 states as follows:

                                                                    NUMBER OF
                                      STATE                          STORES
                --------------------------------------------------  ---------
                New York..........................................      22
                Iowa..............................................      21
                Pennsylvania......................................      17
                Minnesota.........................................      12
                Virginia..........................................       7
                Ohio..............................................       6
                Kentucky..........................................       5
                Maryland..........................................       4
                Indiana...........................................       4
                Wisconsin.........................................       4
                Tennessee.........................................       3
                Missouri..........................................       2
                New Jersey........................................       2
                Delaware..........................................       1
                Massachusetts.....................................       1
                Vermont...........................................       1
                                                                       ---
                          Total...................................     112
                                                                       ===


     All of the Company's stores, its corporate headquarters and its two distribution centers are leased. The Company's corporate headquarters are located adjacent to its distribution center in Des Moines, Iowa. The Company generally negotiates retail store leases with an initial term between five and seven years, with three renewal periods of five years each, exercisable at the Company's option. In fiscal 1996, the Company paid an average of $5.03 per square foot in retail store occupancy expenses, including rent, taxes, common area charges, repairs and maintenance. Rent expenses typically do not vary based on sales, and generally increase 10-15% at the beginning of each option period.


     The Company leases its corporate offices and distribution facility in Des Moines and 16 of its stores from the owner of the Company prior to 1988, and certain of his family members and affiliates. The Company believes that, on average, the rental rates and other terms of these leases are no less favorable to the Company than could have been obtained from other third party lessors. Each of these leases is due to expire by their terms on or before fiscal 2006, subject to options to renew exercisable at the discretion of the Company.

LEGAL PROCEEDINGS


     The Company has been notified by the U.S. Environmental Protection Agency that it may have potential liability for costs associated with the cleanup of a dumpsite near Owensburg, Kentucky. To date, the only articles of waste identified as possibly once belonging to the Company are certain empty battery acid containers. The Company also has been notified that it is a fourth-party defendant of a Superfund action pending in the United States District Court. The action alleges the Company contributed retail and office waste which may have contained hazardous substances to a landfill in Adams County, Pennsylvania. The Company believes that any liability it might have as a result of these actions would be as a de minimis contributor and will not have a material adverse effect on the Company's financial position, liquidity or results of operations. Moreover, compliance with federal, state and local laws and regulations pertaining to the discharge of materials into the environment, or otherwise relating to the protection of the environment, has not had, and is not anticipated to have, a material effect upon the Company's financial position, liquidity or results of operations.

     The Company is not a party to any other legal proceedings, other than routine claims and lawsuits arising in the ordinary course of business. The Company does not believe that such claims and lawsuits, individually or in the aggregate, will have a material adverse effect on the Company's business, financial condition, liquidity or results of operations.


                  PRICE RANGE OF SHARES; DIVIDENDS; BOOK VALUE

     The shares of Common Stock are traded in the over-the-counter market and are quoted on the Nasdaq National Market ("NNM"). The following table sets forth for the periods indicated the high and low prices per share as reported by the NNM and the Dow Jones Historical Stock Quote Reporter Service:


                                                                            PRICE
                                                                       ----------------
                                                                        HIGH      LOW
                                                                       ------   -------
        1995:
          First Quarter..............................................  $17.25   $ 14.25
          Second Quarter.............................................  $16.00   $ 12.00
          Third Quarter..............................................  $13.25   $  9.75
          Fourth Quarter.............................................  $12.00   $  8.50
        1996:
          First Quarter..............................................  $11.25   $  6.75
          Second Quarter.............................................  $16.25   $ 10.50
          Third Quarter..............................................  $14.63   $ 11.75
          Fourth Quarter.............................................  $12.50   $  9.13
        1997:
          First Quarter (through February 7, 1997)...................  $14.25   $ 11.50



     On November 27, 1996, the last day of trading prior to the issuance by the Company of a press release announcing the execution of the Merger Agreement, the high and low sale prices for the shares of the Common Stock on the NNM were $12.25 and $11.50. On December 23, 1996, the day Acquiror acquired the shares of Common Stock pursuant to the Second Disposition, the reported high and low sales prices for the shares of the Common Stock on the NNM were $13.75 and $13.63. STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THEIR SHARES OF COMMON STOCK.



     On February 7, 1997, there were 10,670,892 shares of Common Stock outstanding and approximately 1,000 stockholders of record.



     The Company has not paid any dividends on its shares of Common Stock. After the Merger, the Company will be a wholly-owned subsidiary of Holding. Holding is a holding company with no significant assets or operations other than its investment in the Company. After the closing, Holding's primary source of funds will be dividends and other advances and transfers of funds from the Company. The Company's ability to make dividends and other advances and transfer of funds will be subject to the terms of the New Credit Facility, the Indenture and other agreements to which the Company becomes a party from time to time. The Indenture and the New Credit Facility permit the Company (subject to certain conditions) to pay cash dividends to Holding in an amount sufficient to permit Holding to fund certain expenses incurred in the ordinary course of business.


     The book value of the outstanding shares of Common Stock at the close of its most recent fiscal year ended November 2, 1996 was $8.51.

                           OWNERSHIP OF COMMON STOCK


     The following table sets forth information regarding the beneficial ownership of the Common Stock as of January 2, 1997 and the pro forma beneficial ownership of the voting stock of Holding, giving effect to the Merger and the transactions contemplated thereby, by each person known to the Company to be the beneficial owner of more than five percent of the Common Stock, each director of the Company, each executive officer of the Company and all directors and executive officers of the Company as a group. Upon consummation of the Merger, the Company will become a wholly owned subsidiary of Holding. Except as otherwise indicated, the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares of Common Stock. The business address for each executive officer of the Company is care of the Company. As a result of the Merger, Holding will own beneficially all of the issued and outstanding shares of the Company.



     The Company believes it is the present intention of each director and executive officer of the Company to vote all their shares of Common Stock in favor of the Merger.



                                                                 CT                   PRO FORMA HOLDING
                                                      ------------------------     ------------------------
                                                         SHARES                       SHARES
                                                      BENEFICIALLY                 BENEFICIALLY
                  NAME AND ADDRESS                       OWNED         PERCENT        OWNED         PERCENT
----------------------------------------------------  ------------     -------     ------------     -------
JWC Acquisition I, Inc.
CT Holding, Inc.
JWC Equity Funding, Inc.
J.W. Childs Equity Partners, L.P.
J.W. Childs Advisors, L.P.
J.W. Childs Associates, L.P.
J.W. Childs Associates, Inc.(1).....................     7,208,551       66.1%        804,984         85.1%
James T. McKitrick(2)...............................       307,770        2.8          42,918          4.4
Dean Longnecker(3)..................................       102,194          *          16,667          1.8
John W. Childs(1)...................................     7,208,551       66.1         838,427         88.6
Jerry D. Horn(1)....................................     7,208,551       66.1         813,318         85.9
  c/o General Nutrition Companies, Inc.
  921 Penn Avenue
  Pittsburgh, PA 15222
Steven G. Segal(1)..................................     7,208,551       66.1         813,516         86.0
Adam L. Suttin(1)...................................     7,208,551       66.1         808,180         85.4
Jeffrey D. Swartz...................................             0          *           1,417            *
  c/o The Timberland Company
  200 Domain Drive
  Stratham, NH 03885
William E. Watts....................................             0          *             833            *
  c/o General Nutrition Companies, Inc.
  921 Penn Avenue
  Pittsburgh, PA 15222
Habib Y. Gorgi(4)...................................             0          *          72,231          7.6
George D. Miller(5).................................        60,000          *           8,333            *
Don Walter(6).......................................        26,850          *               0            *
All Directors and executive officers as a group (4
  persons)(7).......................................       496,814        4.7          72,085          7.4


---------------

  *  Less than 1.0%



 (1) Represents 6,978,028 CT shares and 785,229 Holding shares owned by Acquiror and an additional 230,523 CT shares and 19,756 non-voting Holding shares (which are convertible to voting shares at any time) subject to warrants owned by Acquiror and JWC Equity Funding, Inc., respectively, exercisable within 60 days. CT Holding, Inc., JWC Equity Funding Inc., J.W. Childs Equity Partners, L.P., J.W. Childs Advisors L.P., J.W. Childs Associates, L.P., J.W. Childs Associates, Inc. and Messrs. Childs,

     Horn, Segal and Suttin may each be deemed to beneficially own shares owned or deemed beneficially owned by Acquiror or JWC Equity Funding. Each of the foregoing, except Mr. Horn, has a business address c/o J.W. Childs Associates, L.P., One Federal Street, Boston, MA 02110.



 (2) Includes 305,370 CT shares and 42,918 Holding shares subject to stock options exercisable within 60 days. Includes 2,400 CT shares beneficially owned by Mr. McKitrick's wife, as to which Mr. McKitrick disclaims beneficial ownership.



 (3) Includes 19,565 CT shares subject to stock options exercisable within 60 days. Includes 11,000 CT shares beneficially owned by Mr. Longnecker's wife and 200 CT shares beneficially owned by Mr. Longnecker's son, as to which Mr. Longnecker disclaims beneficial ownership.



 (4) Represents 43,958 Holding shares, 26,638 non-voting Holding shares (which are convertible to voting shares at any time) and warrants to acquire an additional 1,635 non-voting Holding shares, exercisable within 60 days and then convertible into voting shares at any time, held by Chisholm Partners III, L.P., Fleet Equity Partners VII, L.P., Fleet Growth Resources, Inc. or Kennedy Plaza Partners, all affiliates of Fleet. Mr. Gorgi may be deemed to beneficially own shares beneficially owned by any of the foregoing. Mr. Gorgi and each of the foregoing has a business address at 50 Kennedy Plaza, Providence, RI 02903.



 (5) Includes 60,000 CT shares subject to stock options exercisable within 60 days.



 (6) Includes 26,850 CT shares subject to stock options exercisable within 60 days.



 (7) Includes 459,635 CT shares and 47,085 Holding shares subject to stock options exercisable within 60 days.



                    CERTAIN TRANSACTIONS IN THE COMMON STOCK



     As of the date hereof, Childs and its affiliates beneficially own 7,208,551 (approximately 66.1%) of the outstanding shares of Common Stock all of which were acquired pursuant to the Securities Purchase Agreement and the Management Letter Agreements. See "RELATED AGREEMENTS -- Securities Purchase Agreement; and -- Management Letter Agreements." The Company has not made any purchases of Common Stock or engaged in any transaction with respect to shares of Common Stock during the past two fiscal years, other than the issuance of shares of Common Stock in the ordinary course of business pursuant to the exercise of stock options.



     With respect to Mr. McKitrick, in March 1995, Mr. McKitrick's spouse purchased 700 shares of Common Stock for $12.95 per share, and 200 shares of Common Stock for $13.00 per share, which shares Mr. McKitrick may be deemed to beneficially own. In addition, in March 1996, Mr. McKitrick's spouse sold 500
shares of Common Stock for $          per share. With respect to Mr. Longnecker,
in March 1995, Mr. Longnecker's spouse purchased 1,000 shares of Common Stock for $13.00 per share, which shares Mr. Longnecker may be deemed to beneficially own.

                DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY



     The following table sets forth the name, age and position of each of the Company's directors, directors designate, executive officers and other significant employees. All of the Company's officers are elected annually and serve at the discretion of the Board of Directors of the Company. As of February 11, 1997, Mr. Francis J. Palamara, Mr. Glenn Kraiss and Mr. Daryl Landsdale each resigned from the Company's Board of Directors. Acquiror has not yet exercised its rights to designate any directors.



              NAME                 AGE                    POSITIONS
---------------------------------  ----  -------------------------------------------
James T. McKitrick...............   51   President, Chief Executive Officer,
                                         Director
Dean Longnecker..................   49   Executive Vice President, Finance,
                                         Secretary, Director
John W. Childs...................   55   Director Designate
Jerry D. Horn....................   59   Director Designate and Chairman Designate
Steven G. Segal..................   36   Director Designate
Adam L. Suttin...................   29   Director Designate
Jeffrey B. Swartz................   36   Director Designate
William E. Watts.................   43   Director Designate
Habib Y. Gorgi...................   40   Director Designate
George D. Miller.................   54   Senior Vice President, Merchandising
Denny Starr......................   43   Senior Vice President, Finance
Jeffrey A. Stanton...............   44   Vice President, Human Resources
David E. Enos....................   36   Vice President, Management Information
                                           Systems/Logistics
Daniel Cunningham................   60   Vice President, New, Used and Rebuilt
                                         Tractor Parts
Jack P. Fiechtner................   50   Vice President, Advertising and Marketing



     James T. McKitrick, President and Chief Executive Officer, joined the Company in July 1992. He has over 30 years experience in retailing, including 20 years at Kmart Corporation. Prior to joining CT, Mr. McKitrick was President and Chief Executive Officer of Builder's Emporium, a California-based home improvement center chain. Previously, he was with Ames Department Stores from 1987 through 1990, where he held the positions of Executive Vice President, Chairman of Zayre Discount Store Division and President and Chief Executive Officer of G.C. Murphy Division, a $900 million variety store chain. Mr. McKitrick also served as President and Chief Executive Officer of Warehouse Club, Inc. from 1986 through 1987 and Executive Vice President of Merchandising for T.G. & Y. Stores Company from 1984 through 1986. From 1963 through 1984, Mr. McKitrick was with the Kmart Corporation, where his most recent position was Director of Merchandising.



     Dean Longnecker, Executive Vice President of Finance, has held his current position since 1995. He joined the Company in 1980 as Controller. Mr. Longnecker was employed at Payless Cashways form 1973 until 1980, most recently as Treasurer. He received a B.S. from Iowa State University in 1970 and C.P.A. in 1972.



     John W. Childs has been President of J.W. Childs Associates, L.P. since July 1995. Prior to that time, he was an executive at Thomas H. Lee Company form May 1987, most recently holding the position of Senior Managing Director. He is a director of Big V Supermarkets, Inc., Cinnabon, Inc., The Edison Project, Inc., Personal Care Group, Inc. and Select Beverages, Inc.



     Jerry D. Horn has been Chairman of the Board of General Nutrition Companies, Inc., a 3,000 store vitamin and nutritional supplement retail chain operating under the GNC name, since October 1991, and prior to that, was President and Chief Executive Officer since 1985. Mr. Horn is also Chairman of the Board of Cinnabon, Inc. and has been a Managing Director of J.W. Childs Associates, L.P. since July 1995.



     Steven G. Segal has been a Managing Director of J.W. Childs Associates, L.P. since July 1995. Prior to that time, he was an executive at Thomas H. Lee Company from August 1987, most recently holding the position of Managing Director. He is a director of Big V Supermarkets, Inc., Cinnabon, Inc. and Fitz and Floyd, Inc.



     Adam L. Suttin has been a Vice President of J.W. Childs Associates, L.P. since July 1995. Prior to that time, he was an executive at Thomas H. Lee Company from August 1989, most recently holding the position of Associate. He is a director of Personal Care Group, Inc.



     Jeffrey B. Swartz has been Chief Operating Officer of Timberland Co., a manufacturer and marketer of branded footwear and apparel, since May 1991, and has worked for that company in various positions since June 1986.



     William E. Watts has been President, Chief Executive Officer and a Director of General Nutrition Companies, Inc. since October 1991, and prior to that, held various positions with its predecessor since 1984.



     Habib Y. Gorgi is President of Fleet Growth Resources, Inc. and a Marketing Partner of Fleet Equity Partners and Chisholm Partners and has worked at Fleet Equity Partners since 1986. He is a director of La Petite Academy, Diners Industrial Group, Rosina Food Products, Savage Sports Corporation, Simonds Industries and Walin-Rov, Inc.



     George D. Miller, Senior Vice President, Merchandising, joined the Company in June 1996. Previously, he was Vice President, Merchandising, with Home Base, a California-based home improvement center chain from 1993 through 1996. Mr. Miler was employed by Sears, Roebuck & Company from 1968 through 1993, most recently as Senior Merchandise Manager. He received B.S. and M.B.A. degrees from Indiana University.



     Denny Starr, Senior Vice President, Finance, joined the Company in October 1989 as Assistant Controller. He previously served as Assistant Controller of the Witten Group, a holding company with operations in manufacturing, real estate and finance, from 1986 through 1989. He was an Audit Manager with McGladrey & Pullen from 1982 until 1986. Mr. Starr received his B.A. from the University of lowa in 1982 and C.P.A. in 1982.



     Jeffery A. Stanton, Vice President Human Resources, joined the Company in June 1992. Previously, he was with R.R. Donnelly & Sons and Meredith/Burda Corporation from 1985 through 1992, as well as Reichardt's Inc., a specialty retailer, from 1972 through 1985. Mr. Stanton received a B.B.A. degree from the University of Iowa in 1972.



     David E. Enos, Vice President Management Information Systems/Logistics, has held his current position since 1990. Mr. Enos joined CT in 1981. Previously, he was employed at Meredith/Burda Corporation from 1979 through 1981. He received an A.A.S. degree in Data Processing from DMACC in 1979.



     Daniel Cunningham, Vice President, New, Used and Rebuilt Tractor Parts, joined the Company in 1958. Mr. Cunningham has held several positions within the Company, including store operations, mail order and the Company's tractor parts area. Mr. Cunningham was promoted to his current position in 1991.



     Jack P. Fiechtner, Vice President Advertising and Marketing, joined the Company in July 1995. He was previously with Kmart Corporation for 27 years,

where his most recent position was Director, Advertising.

                      SELECTED CONSOLIDATED FINANCIAL DATA


     Set forth below is selected consolidated financial information of the Company. The income statement information of the Company for fiscal 1992 through fiscal 1996, and the balance sheet data as of November 2, 1996 have been derived from the Company's audited financial statements for those periods. The information presented below should be read in conjunction with "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and the financial statements and notes thereto included elsewhere in this Proxy Statement.



                                                                 FISCAL YEAR ENDED
                                    ---------------------------------------------------------------------------
                                    NOVEMBER 2,     OCTOBER 28,     OCTOBER 29,     OCTOBER 30,     OCTOBER 31,
                                       1996            1995            1994            1993            1992
                                    -----------     -----------     -----------     -----------     -----------
                                    (IN THOUSANDS, EXCEPT SHARE DATA)
STATEMENT OF OPERATING DATA:
Net Sales.........................   $ 293,020       $ 251,703       $ 231,064       $ 202,589       $ 198,055
Income from continuing
  operations......................       8,744           8,185           5,181           3,270           1,464
OTHER DATA:
Income per share from continuing
  operations......................   $    0.80       $    0.74       $    0.66       $    0.42       $    0.19
Number of stores at end of
  period(1).......................         111              66              55              50              47
Net retail store sales per square
  foot of indoor selling space for
  comparable stores(2)............   $     222       $     224       $     240       $     218       $     210
Comparable store sales increases
  (decreases)(3)..................         1.0%           (1.6%)          10.0%            4.2%            5.4%
Ratio of earnings to fixed
  charges(4)......................         5.3x            5.8x            2.5x            2.0x            1.4x
BALANCE SHEET DATA:
  (at end of period)
  Working Capital.................   $  63,803       $  62,496       $  50,442       $  37,055       $  34,167
  Total assets....................     159,238         149,977         139,416         113,241         111,446
  Long-term debt, less current
     portion(5)...................      17,341          16,862          16,959          37,536          37,881
  Stockholders' equity............      90,063          81,277          75,735          24,287          22,840


---------------
(1) Net of three store closings in fiscal 1994.


(2) Comparable store sales per square foot is calculated by dividing store sales by total indoor selling square footage for stores open and operated by the Company at least twelve months in each period.



(3) Percentage change in store sales for the same stores for the prior years for stores open and operated by CT for at least twelve months each year. The 1.0% increase in comparable store sales in 1996 has been adjusted to reflect a comparable 52-week fiscal year. Comparable store sales grew by 2.9% without such adjustment.



(4) For purposes of computing this ratio, earnings consist of income before income taxes plus fixed charges. Fixed charges consist of interest expense, amortization of deferred financing costs, and 20.0% of the rent expense from operating leases which the Company believes is a reasonable approximation of the interest factor included in the rent.



(5) Excluding long-term debt from discontinued operations.

           MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     The following discussion and analysis of financial condition and results of operation should be read in conjunction with the selected consolidated financial data and the consolidated financial statements of the Company and related notes thereto.

RESULTS OF OPERATIONS

     The following table sets forth, for the periods indicated, certain items in the Company's Statement of Income expressed as a percentage of net sales:


                                                                    FISCAL YEAR ENDED
                                                       -------------------------------------------
                                                       OCTOBER 29,     OCTOBER 28,     NOVEMBER 2,
                                                          1994            1995            1996
                                                       -----------     -----------     -----------
    Net sales........................................     100.0%          100.0%          100.0%
    Gross profit.....................................      30.1            29.5            29.3
    Selling, general and administrative expenses.....      23.6            23.2            23.3
    Amortization of intangibles......................       0.4             0.3             0.3
                                                          -----           -----           -----
    Operating income.................................       6.1             6.0             5.7
    Interest expense.................................       2.1             0.5             0.6
                                                          -----           -----           -----
    Income before income taxes.......................       4.1             5.5             5.1
    Income taxes.....................................       1.8             2.3             2.1
                                                          -----           -----           -----
    Income from continuing operations................       2.2%            3.2%            3.0%
                                                          =====           =====           =====


COMPARISON OF THE YEAR ENDED NOVEMBER 2, 1996 TO THE YEAR ENDED OCTOBER 28, 1995


     Net Sales for the fiscal year ended November 2, 1996 were $293.0 million, an increase of $41.3 million, or 16.4%, as compared to net sales for the fiscal year ended October 28, 1995 of $251.7 million. This increase was due to a comparable store sales increase of approximately 1.0% (net of sales attributable to an extra (53rd) week in fiscal 1996), sales during such extra week, the opening of 14 new stores in fiscal 1996, a full year of operations for the eleven new stores opened in fiscal 1995 as compared to a partial year for those stores during fiscal 1995 and the acquisition of the Big Bear stores in May 1996. The increase in comparable store sales was primarily due to a comparable store sales increase of 13.8% during the fourth quarter of fiscal 1996 as compared to the fourth quarter of fiscal 1995. This increase in comparable store sales during the fourth quarter was the result of normal weather conditions during fiscal 1996 as compared to unusual and severe drought conditions during fiscal 1995.



     Gross profit for fiscal 1996 was $85.8 million, an increase of $11.4 million, or 15.4%, as compared to $74.4 million for fiscal 1995. Gross profit as a percentage of sales was 29.3% for fiscal 1996, as compared to 29.5% for fiscal 1995. This decrease is primarily attributable to the sale of lower margin product in the Big Bear stores prior to conversion to the CT format. Management expects that the completion of the conversion of the Big Bear stores to the CT store format will improve gross margins as a percentage of sales.



     Selling, general, and administrative expenses for fiscal 1996 were $68.2 million, an increase of $9.9 million, or 17.0%, from $58.3 million for fiscal 1995. This increase was due primarily to costs related to new store openings and costs related to stores acquired and operated in the Big Bear acquisition. Selling, general, and administrative expenses as a percentage of sales increased to 23.3% in fiscal 1996 as compared to 23.2% in fiscal 1995. This increase is attributable to higher selling, general and administrative expenses as a percentage of sales at the new Big Bear stores, partially offset by a decrease in selling, general and administrative expenses as a percentage of sales at CT's existing stores. Management expects that the completion of the conversion of the Big Bear stores to the CT format will decrease selling, general and administrative expenses as a percentage of sales.


     Amortization of intangibles was $0.9 million for fiscal 1996 and $0.9 million for 1995.

     Operating income for fiscal 1996, was $16.7 million, an increase of $1.5 million, or 9.5%, as compared to $15.2 million for fiscal 1995. Operating income as a percentage of sales decreased to 5.7% in fiscal 1996 from 6.0% in fiscal 1995. The decrease resulted from the factors affecting sales, gross profit, and selling, general and administrative expenses discussed above.



     Interest expense for fiscal 1996 was $1.7 million, an increase of $0.4 million, or 27.7%, as compared to $1.3 million for fiscal 1995. This increase was primarily due to an increase in interest related to short-term borrowings under the Company's credit agreement.



     Income tax expense related to continuing operations for fiscal 1996, was $6.2 million, an increase of $0.5 million, or 8.8%, as compared to $5.7 million for fiscal 1995. Income taxes as a percentage of pretax earnings were 41.7% in fiscal 1996 as compared to 41.1% in fiscal 1995. This increase was primarily due to the effect of a reduction of prior year over-accrual in fiscal 1995.



RECENT RESULTS



     Based upon preliminary unaudited results for the two month period ending December 28, 1996, the Company's net sales were $51.3 million, an increase of $2.2 million or 4.5%, as compared to the two month period ending December 23, 1995. This increase is primarily attributed to the addition of new stores and the acquisition of the Big Bear stores, each of which occurred during the 1996 fiscal year, offset by a decline in comparable store sales. For the two month period ending December 28, 1996 versus the same period for the prior fiscal year, the Company's EBITDA grew from $3.0 million to $3.3 million, an increase of 9.2%. Comparable stores sales, after adjusting for the effect of one less sale day, declined by 8.4% versus the same period for the prior fiscal year. Based upon its analysis of sales by product line, management believes that the decreases in comparable store sales is primarily attributable to mild Northeastern winter weather conditions compared to the previous fiscal year. The majority of the Company's sales occur in the second and third quarters of its fiscal year, and management does not believe that comparable store sales for the two months ending December 28, 1996 are necessarily indicative of results for the entire 1997 fiscal year.


COMPARISON OF THE YEAR ENDED OCTOBER 28, 1995 TO THE YEAR ENDED OCTOBER 29, 1994


     Net Sales for the fiscal year ended October 28, 1995 were $251.7 million, an increase of $20.6 million, or 8.9%, as compared to net sales for the fiscal year ended October 29, 1994 of $231.1 million. This increase was due to the opening of eleven new stores in fiscal 1995 and a full year of operations for the eight new stores opened in fiscal 1994 partially offset by a comparable store sales decrease of 1.6% and the closing of three stores during the latter part of fiscal 1994. The 1.6% decrease in comparable store sales was primarily a result of unusual and severe drought conditions throughout fiscal 1995 and generally unfavorable economic conditions in the Northeast where most of the Company's retail stores were located.



     Gross profit for fiscal 1995 was $74.4 million, an increase of $4.9 million, or 6.9%, as compared to $69.5 million for fiscal 1994. Gross profit as a percentage of sales was 29.5% for fiscal 1995, as compared to 30.1% for fiscal 1994. The decrease in gross profit percentage was primarily the result of increased promotional sales in fiscal 1995 at lower gross margins, partially offset by improvements in distribution costs.



     Selling, general and administrative expenses for fiscal 1995 was $58.3 million, an increase of $3.8 million, or 6.9%, as compared to $54.5 for fiscal 1994. This increase was due primarily to increased costs related to new store openings, partially offset by a reduction in costs due to the closing of three stores in fiscal 1994 and a reduction in incentive compensation costs. Selling, general and administrative expenses as a percentage of sales decreased to 23.2% in fiscal 1995 as compared to 23.6% in fiscal 1994, reflecting the decrease in incentive compensation expenses as a percentage of sales, partially offset by higher selling, general and administrative expenses as a percentage of sales in new stores.



     Amortization of intangibles was $0.9 million for fiscal 1995 and $0.8 million for fiscal 1994.



     Operating income for fiscal 1995 was $15.2 million, an increase of $1.0 million, or 7.5%, as compared to $14.2 for fiscal 1994. Operating income as a percentage of sales decreased to 6.0% in fiscal 1995 from 6.1% in fiscal 1994. The decrease resulted from the factors affecting sales, gross profit, and selling, general and administrative expenses discussed above.


     Interest expense for fiscal 1995 was $1.3 million, a decrease of $3.5 million, or 72.7% as compared to $4.8 million for fiscal 1994. This was primarily due to the reduction in long-term debt resulting from the debt prepaid with the proceeds from the initial public offering completed in October 1994.



     Income tax expense related to continuing operations for fiscal 1995 was $5.7 million, an increase of $1.5 million, or 36.3%, as compared to $4.2 million for fiscal 1994. Income taxes as a percentage of pretax earnings were 41.1% in fiscal 1995, as compared to 44.8% in fiscal 1994. This decrease was primarily due to the effect of a proportionately lower amount of non-deductible goodwill amortization and a reduction of prior year over-accrual.



     Discontinued operations represent the results of operations of the Company's former subsidiary, Herschel Corporation ("Herschel"), a manufacturer and distributor of non-original equipment sickle bar cutting parts, tractor parts, tillage and other agricultural componentry. Discontinued operations generated net income of $0.8 million in fiscal 1995, as compared to a net loss of $0.7 million in fiscal 1994. The sale of Herschel, which was completed on December 6, 1995, resulted in an estimated net loss on the sale of $3.4 million, net of an income tax benefit of $0.7 million, which was reflected in the Company's financial statements for fiscal 1995.


LIQUIDITY AND CAPITAL RESOURCES


     In addition to cash to fund operations, the Company's primary on-going cash requirements are those necessary for the Company's expansion programs, including inventory purchases and capital expenditures, and debt service, including payment of interest in the Senior Notes. The Company's primary sources of liquidity are funds provided from operations, borrowings pursuant to its credit facilities and short-term trade credit.



     On November 2, 1996, the Company had working capital of $63.8 million, an increase of $1.3 million as compared to working capital of $62.5 million on October 28, 1995. This increase resulted primarily from an increase in inventory and a decrease in borrowings under the Company's revolving credit facility, partially offset by a decrease in the net assets of Herschel and an increase in accounts payable. On November 2, 1996, the Company's inventories were $107.2 million, an increase of $13.3 million as compared to $93.9 million at October 28, 1995. This increase reflected inventory for new stores and inventory for the stores acquired in the Big Bear acquisition. The increase in inventory was funded with cash from operations, short-term trade credit and proceeds of approximately $13.5 million from the sale of the net assets of Herschel, including the repayment of approximately $2.1 million in advances.



     Continuing operations (before payment of income taxes) generated $10.3 million of net cash in fiscal 1996, used $1.1 million of net cash in fiscal 1995 and generated $0.6 million of net cash in fiscal 1994. The increase in net cash generated in fiscal 1996, as compared to fiscal 1995, resulted primarily from a smaller increase in inventory and an increase in income from continuing operations before income taxes, partially offset by a reduction in accounts payable in fiscal 1996, as compared to an increase in fiscal 1995. The decrease in net cash generated in fiscal 1995, compared to fiscal 1994, resulted primarily from an increase in inventory exceeding the increase in accounts payable, offset by an increase in income from continuing operations before income taxes.



     The Company's capital expenditures were $8.8 million and $6.3 million for fiscal 1996 and 1995, respectively. The majority of capital expenditures were for store fixtures, equipment and leasehold improvements for new and existing stores. The Company expects its capital expenditures for fiscal 1997 to be approximately $5.3 million in connection with renewal and replacement costs at existing stores and distribution centers, conversion of the Big Bear stores and the opening of two new stores.



     The Company completed the acquisition of 31 store locations and certain net operating assets of Big Bear on May 31, 1996. These stores average 11,000 square feet and are being converted the CT format with a projected completion date of Spring 1997. The Big Bear stores average approximately 11,000 square feet and fit the Company's small store prototype. The total investment in the 31 stores, including acquisition cost, additional capital investments and working capital needs and conversion costs is expected to be approximately $12.0 million. In addition, the conversion process requires each store to be closed for approximately three weeks. The acquisition and the additional investments made were funded with cash from operations and borrowings under the Company's revolving credit facility. The Company anticipates utilizing the New Credit Facility and cash from operations to fund the additional investments.



     On November 27, 1996, the Board of Directors of the Company approved, and the Company entered into the Merger Agreement. The Merger Agreement provides that following the acquisition by Childs of all of the Company shares held by the BCC Funds pursuant to the Securities Purchase Agreement, Acquiror will merge with and into the Company, and Childs will acquire the remaining shares of the Company held by public stockholders for $14.25 per share in cash. The consummation of the Merger is subject to the satisfaction of certain conditions including, among other things, the availability of sufficient funds to consummate the Merger.



     Pursuant to an agreement executed contemporaneously with the Merger Agreement between Childs and the BCC Funds which owned 64.5% of the Company's outstanding common stock, the BCC Funds sold 1,046,214 shares of the Company's common stock (representing 9.9% of the outstanding shares) to Childs for a cash consideration of $14.00 per share, and agreed to sell their remaining shares to Childs for $14.00 per share in cash. The agreement also provided that the BCC Funds would agree, immediately following the conclusion of the stock sale, to the prepayment by the Company (without payment of any prepayment premium) of the Company's 7% convertible notes with a face amount of $16 million. In connection with the purchase of the balance of the BCC Funds' shares, certain members of management agreed to sell 146,299 shares to Childs for a cash consideration of $14.00 per share (together with the purchases from the BCC Funds, the "Securities Purchase"). The Second Disposition and related sales and prepayment were consummated on December 23, 1996 and the purchases from the Initial Management Investors were consummated on January 2, 1997.



     The Company's former revolving credit facility contained a commitment, expiring February 1, 1998, to provide revolving loans of $25.0 million from November 1 through May 31 of each year and $12.0 million from June 1 through October 31 of each year. At November 2, 1996 and October 28, 1995 the Company had $3.7 million and $6.8 million, respectively, of borrowings outstanding under such revolving credit facility. The maximum amount of borrowings outstanding during fiscal 1996 and 1995 was $11.9 million and $15.6 million, respectively. On December 23, 1996, such revolving credit facility was replaced by the New Credit Facility, which consists of an $8 million five-year term facility, which was fully funded, and a $30 million revolving credit facility, under which $17.3 million was outstanding as of December 23, 1996. The Company anticipates that approximately $1.8 million of the proceeds of the offering will be used to repay revolving borrowings under the New Credit Facility.



     The New Credit Facility will mature on December 31, 2001. Borrowings under the New Credit Facility will bear interest at rates based upon prime or Eurodollar rates plus an applicable margin. Loans under the New Credit Facility will be guaranteed by any and all future subsidiaries of the Company and will be accrued by security interests in substantially all of the assets of the Company and its subsidiaries, as well as the capital stock of the Company.



     The Company anticipates that approximately $179 million in funds will be required in connection with the Merger and related transactions for (i) the consummation of the purchases of Common Stock pursuant to the Securities Purchase Agreement and the Management Letter Agreements; (ii) the consummation of the Merger, (iii) the repayment of the existing long-term debt of the Company and (iv) the payment of fees and expenses associated with the Merger. The Company expects to obtain the necessary funds from (i) the 69.1 million of equity, (ii) the issuance and sale of the Senior Notes and (iii) borrowings under the New Credit Facility.



     After the Merger, the Company will be a wholly-owned subsidiary of Holding. Holding is a holding company with no significant assets or operations other than its investment in the Company. After the closing, Holding's primary source of funds will be dividends and other advances and transfers of funds from the Company. The Company's ability to make dividends and other advances and transfer of funds will be subject to the terms of the New Credit Facility, the Indenture and other agreements to which the Company becomes party from time to time. The Indenture and the New Credit Facility permit the Company (subject to certain conditions) to pay cash dividends to Holding in an amount sufficient to permit Holdings to fund certain expenses incurred in the ordinary course of business.



     The Company anticipates that its principal uses of cash following the Merger will be working capital requirements, debt service requirements and capital expenditures, as well as expenditures relating to acquisitions. Based upon current and anticipated levels of operations, the Company believes that its cash flow from operations, together with amounts available under the New Credit Facility, will be adequate to meet its anticipated requirements in the foreseeable future for working capital, capital expenditures and interest payments. The Company expects that if it were to pursue a significant acquisition, it would arrange prior to the acquisition any additional debt or equity financing required to fund the acquisition. No discussions with respect to any significant acquisition are ongoing.



     There can be no assurance, however, that CT will continue to generate sufficient cash flow from operations in the future to service its debt, and the Company may be required to refinance all or a portion of its debt, obtain additional financing or reduce its capital spending. There can be no assurance that any such refinancing would be possible or that any additional financing could be obtained. The inability to obtain additional financing could have a material adverse effect on the Company.



SEASONALITY



     Unlike many specialty retailers, the Company has historically generated positive operating income in each of its four fiscal quarters. However, because the Company is an agricultural specialty retailer, its sales necessarily fluctuate with the seasonal needs of the agricultural community. The Company responds to this seasonality by attempting to manage inventory levels (and the associated working capital requirements) to meet expected demand, and by varying to a degree its use of part-time employees. Historically, the Company's sales and operating income have been highest in the third quarter of each fiscal year due to the farming industry's planting season and the sale of seasonal products. Working capital needs are highest during the second quarter. The Company expects these trends to continue for the foreseeable future.


INFLATION

     Management does not believe its operations have been materially affected by inflation.


                             FINANCIAL INFORMATION



     The Company's audited financial statements for the years ended November 2, 1996, October 28, 1995, and October 29, 1994 are included as part of this Proxy Statement.



                               FEES AND EXPENSES



     The Merger Agreement provides that Childs, Acquiror and Holding on the one hand, and the Company, on the other hand, will bear their respective expenses and costs in connection with the Merger Agreement and the transactions contemplated thereby. See "THE MERGER AGREEMENT -- Other Provisions in the Merger Agreement -- Expenses". The expenses incurred and to be incurred by the Company, Childs, Acquiror and Holding in connection with the Merger Agreement, the Merger and the related transactions are estimated as follows:



        Investment Banking Fees.........................................  $ 2,152,000
        Financing and Commitment Fees...................................    5,034,000
        Advisory and Financing Fee......................................    1,702,000
        Professional Fees...............................................    1,710,000
        Filing Fees.....................................................       41,000
        Printing and Mailing Costs......................................      100,000
        Miscellaneous...................................................      261,000
                                                                          -----------
                  Total.................................................  $11,000,000
                                                                           ==========

                            INDEPENDENT ACCOUNTANTS



     Ernst & Young LLP was the Company's independent auditor for the most recent year. Representatives of Ernst & Young LLP are not expected to attend the Special Meeting.



              INFORMATION CONCERNING CHILDS, HOLDING AND ACQUIROR


     Acquiror is a wholly owned subsidiary of Holding, which is a subsidiary of Childs. Acquiror and Holding are corporations organized under the laws of Delaware for the purpose of the Merger and are not engaged in any business unrelated to the Merger and the transactions contemplated thereby. The financial statements of Holding and Acquiror are not included herein because they have no material assets (other than shares of Common Stock).

     The principal executive offices of Childs, Holding and Acquiror are located at One Federal Street, Boston, MA 02110 and their telephone number is (617) 753-1100.


     Certain information regarding the directors and officers of Acquiror and Holding and the general partner of Childs is set forth in Exhibit 6 to this Proxy Statement.


                    OTHER MATTERS TO COME BEFORE THE MEETING


     No other matters are intended to be brought before the meeting by the Company nor does the Company know of any matters that are expected to be properly brought before the meeting by others. If any other matter should come before the Special Meeting, the persons named in the enclosed proxy will have discretionary authority to vote the shares of Common Stock thereby represented in accordance with their best judgment.



     If the Merger is not consummated, the Company will hold its 1997 Annual Meeting of Stockholders in accordance with the Company's By-laws and the DGCL. Stockholder proposals intended to be presented at the 1997 Annual Meeting of the Stockholders must have been received by the Company not later than October 18, 1996 for inclusion in the proxy materials for the 1997 Annual Meeting of Stockholders.


                                          By Order of the Board of Directors,

                                          G. DEAN LONGNECKER
                                          Executive Vice President, Finance
                                          and Secretary

Des Moines, Iowa

February   , 1997

                         INDEX TO FINANCIAL STATEMENTS


Report of Ernst & Young LLP...........................................................    F-2
Consolidated Balance Sheets as of October 29, 1994, October 28, 1995 and November 2,
  1996................................................................................    F-3
Consolidated Statements of Income for fiscal years ended October 29, 1994, October 28,
  1995 and November 2, 1996...........................................................    F-4
Consolidated Statements of Changes in Stockholders' Equity for fiscal years ended
  October 29, 1994, October 28, 1995 and November 2, 1996.............................    F-5
Consolidated Statements of Cash Flows for fiscal years ended October 29, 1994, October
  28, 1995 and November 2, 1996.......................................................    F-6
Notes to Consolidated Financial Statements............................................    F-7

                         REPORT OF INDEPENDENT AUDITORS


The Board of Directors
Central Tractor Farm & Country, Inc.

     We have audited the accompanying consolidated balance sheets of Central Tractor Farm & Country, Inc. as of October 29, 1994, October 28, 1995 and November 2, 1996, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Central Tractor Farm & Country, Inc. at October 29, 1994, October 28, 1995 and November 2, 1996, and the consolidated results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.


                                                 /s/ ERNST & YOUNG LLP

                                          --------------------------------------

Des Moines, Iowa
December 6, 1996

                      CENTRAL TRACTOR FARM & COUNTRY, INC.



                          CONSOLIDATED BALANCE SHEETS

                                 (IN THOUSANDS)


                                                                               OCTOBER 29   OCTOBER 28   NOVEMBER 2
                                                                                  1994         1995         1996
                                                                               ----------   ----------   ----------
ASSETS
Current assets:
  Cash and cash equivalents..................................................   $  2,582     $  3,094     $  3,809
  Receivable from sale of common stock (Note 6)..............................      6,703           --           --
  Trade receivables, less allowances of $168 in 1994, $72 in 1995 and $50 in
    1996.....................................................................      1,469          883          992
  Inventory..................................................................     75,044       93,874      107,203
  Deferred income taxes (Note 7).............................................        172           --           --
  Other......................................................................      1,511        1,383        2,368
  Net assets of discontinued operations (Note 10)............................      8,113       13,520           --
                                                                                --------     --------     --------
Total current assets.........................................................     95,594      112,754      114,372
Property, improvements and equipment:
  Leasehold improvements.....................................................      7,740        9,988       12,803
  Furniture and fixtures.....................................................     14,614       18,253       23,766
  Capitalized property rights (Note 5).......................................      2,508        2,508        2,859
  Automobiles and trucks.....................................................        499          817        1,065
                                                                                --------     --------     --------
                                                                                  25,361       31,566       40,493
  Less allowances for depreciation and amortization..........................     10,917       13,339       16,036
                                                                                --------     --------     --------
                                                                                  14,444       18,227       24,457
Goodwill, net of amortization of $3,490 in 1994, $4,014 in 1995 and $4,592 in
  1996.......................................................................     17,454       16,930       19,018
Other intangible assets, net of amortization of $2,406 in 1994,
  $2,527 in 1995 and $2,759 in 1996..........................................      1,630        1,406        1,016
Other assets.................................................................        775          660          375
Noncurrent assets of discontinued operations.................................      9,519           --           --
                                                                                --------     --------     --------
         Total assets........................................................   $139,416     $149,977     $159,238
                                                                                ========     ========     ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Bank line of credit (Note 3)...............................................   $    977     $  6,789     $  3,669
  Accounts payable...........................................................     37,557       39,150       41,081
  Accrued payroll and bonuses................................................      4,438        2,553        3,631
  Deferred income taxes (Note 7).............................................          -            -          913
  Accrued income taxes.......................................................        140          163            4
  Other accrued expenses.....................................................      1,482        1,506        1,101
  Current portion of long-term debt and capital lease obligations............        558           97          170
                                                                                --------     --------     --------
Total current liabilities....................................................     45,152       50,258       50,569
Long-term debt (due to related party), less current portion (Notes 2 and
  4).........................................................................     16,017       16,000       16,000
Capital lease obligations, less current portion (Note 5).....................        942          862        1,341
Deferred income taxes (Note 7)...............................................      1,570        1,580        1,265
                                                                                --------     --------     --------
Total liabilities............................................................     63,681       68,700       69,175
Stockholders' equity (Notes 3 and 6):
  Preferred stock, $.01 par value: authorized shares -- 5,000,000; none
    issued or outstanding....................................................         --           --           --
  Common stock, $.01 par value: authorized shares -- 45,000,000; issued and outstanding shares -- 10,576,676 in 1994, 10,576,676 in 1995 and
    10,589,082 in 1996.......................................................        106          106          106
  Stock warrant outstanding..................................................        665          665          665
  Additional paid-in capital.................................................     69,667       69,667       69,709
  Retained earnings..........................................................      5,297       10,839       19,583
                                                                                --------     --------     --------
Total stockholders' equity...................................................     75,735       81,277       90,063
Commitments (Notes 5 and 8)..................................................         --           --           --
                                                                                --------     --------     --------
         Total liabilities and stockholders' equity..........................   $139,416     $149,977     $159,238
                                                                                ========     ========     ========


                            See accompanying notes.

                      CENTRAL TRACTOR FARM & COUNTRY, INC.



                       CONSOLIDATED STATEMENTS OF INCOME

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                       FISCAL YEAR ENDED
                                                            ----------------------------------------
                                                            OCTOBER 29     OCTOBER 28     NOVEMBER 2
                                                               1994           1995           1996
                                                            ----------     ----------     ----------
Net sales.................................................   $231,064       $251,703       $293,020
Cost of sales.............................................    161,523        177,340        207,228
                                                             --------       --------       --------
Gross profit..............................................     69,541         74,363         85,792
Selling, general and administrative expenses, including
  amounts with related parties (Note 2)...................     54,548         58,294         68,197
Amortization of intangibles...............................        841            862            938
                                                             --------       --------       --------
Operating income..........................................     14,152         15,207         16,657
Interest expense, including amounts with related parties
  (Note 2)................................................      4,774          1,302          1,663
                                                             --------       --------       --------
Income from continuing operations before income taxes and
  extraordinary item......................................      9,378         13,905         14,994
Income taxes (Note 7).....................................      4,197          5,720          6,250
                                                             --------       --------       --------
Income from continuing operations before extraordinary
  item....................................................      5,181          8,185          8,744
Discontinued operations (Notes 7 and 10):
  Income (loss) from discontinued operations, net of
     income taxes (benefit) of $(340) in 1994 and $474 in
     1995.................................................       (745)           812             --
  Loss on sale of Herschel Corporation, net of $665 income
     tax benefit..........................................         --         (3,455)            --
                                                             --------       --------       --------
Loss from discontinued operations.........................       (745)        (2,643)            --
                                                             --------       --------       --------
Income before extraordinary item..........................      4,436          5,542          8,744
Extraordinary loss on early extinguishment of debt, net of
  income tax benefit of $2,073 (Note 6)...................      3,110             --             --
                                                             --------       --------       --------
Net income................................................   $  1,326       $  5,542       $  8,744
                                                             ========       ========       ========
Per share (Note 1):
  Income from continuing operations before extraordinary
     item.................................................   $   0.66       $   0.74       $   0.80
  Discontinued operations:
     Income (loss) from operations........................      (0.10)          0.07             --
     Loss on sale.........................................         --          (0.31)            --
                                                             --------       --------       --------
  Loss from discontinued operations.......................       0.10           0.24             --
  Extraordinary loss......................................      (0.40)            --             --
  Net income..............................................       0.17           0.50           0.80
Weighted average common and common equivalent shares
  outstanding (Note 1)....................................      7,791         11,019         10,986


                            See accompanying notes.

                      CENTRAL TRACTOR FARM & COUNTRY, INC.



           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY


                                 (IN THOUSANDS)


                      FISCAL YEARS ENDED OCTOBER 29, 1994,


                     OCTOBER 28, 1995 AND NOVEMBER 2, 1996



                                                             STOCK     ADDITIONAL  NOTE RECEIVABLE                TOTAL
                                                  COMMON    WARRANT     PAID-IN         FROM        RETAINED  STOCKHOLDERS'
                                                  STOCK   OUTSTANDING   CAPITAL      STOCKHOLDER    EARNINGS     EQUITY
                                                  ------  -----------  ----------  ---------------  --------  -------------
Stockholders' equity at October 30, 1993.........  $ 70      $ 665      $ 19,664        $ (83)      $  3,971     $24,287
  Repurchase of common stock.....................    --         --           (70)          --             --         (70)
  Reduction in notes from stockholders...........    --         --            --           83             --          83
  Issuance of common stock in connection with the
     Company's initial public offering, net of
     offering expenses (Note 6)..................    36         --        50,073           --             --      50,109
  Net income.....................................    --         --            --           --          1,326       1,326
                                                   ----       ----       -------         ----        -------     -------
Stockholders' equity at October 29, 1994.........   106        665        69,667           --          5,297      75,735
  Net income.....................................    --         --            --           --          5,542       5,542
                                                   ----       ----       -------         ----        -------     -------
Stockholders' equity at October 28, 1995.........   106        665        69,667           --         10,839      81,277
  Exercise of common stock options...............    --         --            42           --             --          42
  Net income.....................................    --         --            --           --          8,744       8,744
                                                   ----       ----       -------         ----        -------     -------
Stockholders' equity at November 2, 1996.........  $106      $ 665      $ 69,709        $  --       $ 19,583     $90,063
                                                   ====       ====       =======         ====        =======     =======


                            See accompanying notes.

                      CENTRAL TRACTOR FARM & COUNTRY, INC.



                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)


                                                                      OCTOBER 29    OCTOBER 28    NOVEMBER 2
                                                                         1994          1995          1996
                                                                      ----------    ----------    ----------
OPERATING ACTIVITIES
Income from continuing operations before extraordinary item.........   $  5,181      $  8,185      $  8,744
Adjustments to reconcile pretax income from continuing operations to net cash provided by (used in) continuing operations:
  Depreciation and amortization of property, improvements and
    equipment.......................................................      2,206         2,523         3,056
  Amortization of intangibles and other deferred assets.............      1,180           862           998
  Loss on sale of assets............................................        143            24            20
  Deferred interest.................................................        109            --            --
  Deferred income taxes.............................................        367           800         1,000
  Changes in operating assets and liabilities:
  Trade receivables.................................................       (362)          586            83
  Inventory.........................................................    (23,345)      (18,830)       (4,549)
  Other current assets..............................................       (330)          128          (972)
  Accounts payable..................................................     11,371         1,593        (3,806)
  Accrued expenses..................................................        (91)       (1,838)          287
                                                                       --------      --------       -------
                                                                         (3,571)       (5,967)        4,961
Income (loss) from discontinued operations..........................       (745)       (2,643)           --
Adjustments to reconcile pretax income (loss) from discontinued
  operations to net cash provided by discontinued operations:
  Loss on sale of Herschel Corporation..............................         --         4,120            --
  Depreciation and amortization of property, improvements and
    equipment.......................................................        559           559            --
  Amortization of intangibles.......................................        561           561            --
  Deferred interest.................................................        336            --            --
  Deferred income taxes.............................................        (38)         (618)         (367)
  Changes in operating assets and liabilities.......................     (1,321)         (651)       13,520
                                                                       --------      --------       -------
                                                                           (648)        1,328        13,153
Extraordinary loss on early extinguishment of debt
  before income taxes...............................................     (3,110)           --            --
Net cash provided by (used in) operating activities.................     (7,329)       (4,639)       18,114
INVESTING ACTIVITIES
Purchases of property, improvements and equipment...................     (5,207)       (6,339)       (8,789)
Acquisition of Big Bear Farm Stores, Inc. (Note 11).................         --            --        (5,650)
Other...............................................................        (54)          (74)          255
Discontinued operations.............................................       (255)         (400)           --
                                                                       --------      --------       -------
Net cash used in investing activities...............................     (5,516)       (6,813)      (14,184)
FINANCING ACTIVITIES
Repurchase of common stock..........................................        (70)           --            --
Proceeds from sale of assets........................................         --             7            --
Borrowings under line of credit.....................................     39,025        67,020        86,782
Repayments on line of credit........................................    (38,048)      (61,208)      (89,902)
Payments on long-term debt..........................................    (37,757)         (372)          (17)
Payments on capitalized lease obligations...........................       (244)         (186)         (120)
Proceeds from issuance of common stock..............................     43,406         6,703            42
                                                                       --------      --------       -------
Net cash provided by (used in) financing activities.................      6,312        11,964        (3,215)
                                                                       --------      --------       -------
Net increase (decrease) in cash and cash equivalents................     (6,533)          512           715
Cash and cash equivalents at beginning of period....................      9,115         2,582         3,094
                                                                       --------      --------       -------
Cash and cash equivalents at end of period..........................   $  2,582      $  3,094      $  3,809
                                                                       ========      ========       =======
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for interest............................   $  7,925      $  1,491      $  1,991
Cash paid during the period for income taxes........................      1,815         5,324         5,675
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES
Receivable from sale of common stock................................      6,703            --            --


                            See accompanying notes.

                      CENTRAL TRACTOR FARM & COUNTRY, INC.



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                  FOR THE FISCAL YEARS ENDED OCTOBER 29, 1994,


                     OCTOBER 28, 1995 AND NOVEMBER 2, 1996



1.  SUMMARY OF ACCOUNTING POLICIES AND OTHER MATTERS


  Business and Principles of Consolidation

     Central Tractor Farm & Country, Inc. and subsidiaries (the Company) is an agricultural specialty retailer which operates retail stores primarily located in the Midwest and Northeastern United States. The Company also sells merchandise on a wholesale basis under various distributor agreements throughout the United States. With the sale of the net operating assets of Herschel Corporation, a wholly-owned subsidiary of the Company, continuing operations constitute one business segment for financial reporting purposes.

     The Company operates on a 52-53 week fiscal year ending on the Saturday nearest to October 31.

     All significant intercompany transactions have been eliminated from the consolidated financial statements.

  Cash and Cash Equivalents

     For purposes of the statements of cash flows, the Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Investments, including repurchase agreements and commercial paper, are carried at cost, which approximates market.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Trade Receivables

     Most of the Company's retail sales are cash or credit card sales, while wholesale sales are generally on account. Concentrations of credit risk with respect to trade receivables are limited due to the number of customers of the Company and their geographic dispersion. The allowance for doubtful accounts is based on a current analysis of receivable delinquencies and historical loss experience.

  Inventory


     Inventory is recorded at cost, including warehousing and freight costs, determined principally by the last-in, first-out (LIFO) method, which is not in excess of market. The Company reviews its inventory for slow-moving, obsolete or otherwise unsalable items on a regular basis throughout the year, including at the time of physical inventory counts. Write-downs are made for any estimated losses to be incurred, which have not been material, with respect to slow-moving, obsolete or otherwise unsalable inventory as such inventory is identified. Inventories valued using the LIFO method were approximately $3,926,000, $4,851,000 and $5,081,000 at October 29, 1994, October 28, 1995 and
November 2, 1996, respectively, less than the amounts of such inventories valued at current cost.

                      CENTRAL TRACTOR FARM & COUNTRY, INC.

1. SUMMARY OF ACCOUNTING POLICIES AND OTHER MATTERS -- (CONTINUED) Property, Improvements and Equipment

     Property, improvements and equipment are carried at cost less allowances for depreciation and amortization. Depreciation and amortization expense is computed primarily on a basis of the straight-line method over the estimated useful lives of the assets as follows:


    Leasehold improvements (not in excess of underlying lease terms).......  5 to 20 years
    Furniture and fixtures.................................................  5 to 15 years
    Automobiles and trucks.................................................  3 to 10 years


     Certain long-term lease transactions have been accounted for as capital leases. The property rights recorded under direct financing leases are amortized on a straight-line basis over the lesser of the useful life or the respective terms of the leases.

  Goodwill and Other Intangible Assets


     Goodwill is being amortized utilizing the straight-line method over periods of 40 years. Other intangible assets are being amortized over the periods of expected benefit, ranging from 5 to 24 years. The carrying value of goodwill and other intangibles is reviewed continually to determine whether any impairment has occurred. This review takes into consideration the recoverability of the unamortized amounts based on a comparison of the estimated undiscounted future cash flows of the related business lines to the respective carrying value of the related assets, including goodwill and other intangibles. To the extent that the estimated undiscounted future cash flows are less than the carrying value of the assets, an impairment loss can be measured based upon various methods, including undiscounted cash flows, discounted cash flows and fair value. Based upon undiscounted cash flows, no impairment of goodwill or other intangibles was determined to exist as of November 2, 1996, and, accordingly, no measurement was required.


  Deferred Income Taxes

     The Company uses the liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are determined based on the difference between financial reporting and income tax bases of assets and liabilities using the enacted marginal tax rates. Deferred income tax expenses or credits are based on the changes in the asset or liability from period to period.

  Fair Value of Financial Instruments

     The following methods and assumptions were used by the Company in estimating its fair value of financial instruments:

          Cash equivalents, short-term investments, accounts receivable and payable and bank line of credit: Carrying amounts reported in the Company's consolidated balance sheets based on historical cost approximate estimated fair value for these instruments, due to their short-term nature.


          The fair value of the convertible long-term debt is estimated to approximate its carrying value as of November 2, 1996 and was based on the estimated market price for this security as of that date.


  Returns and Warranties

     Costs relating to merchandise returns from sales at retail stores and through distributors are not significant and are accounted for as they occur.

                      CENTRAL TRACTOR FARM & COUNTRY, INC.



           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)



1.  SUMMARY OF ACCOUNTING POLICIES AND OTHER MATTERS -- (CONTINUED)

  Catalogs, Sale Flyers and Advertising Costs

     The direct cost of printing and mailing the Company's annual mail order catalog is deferred and amortized against mail order revenues over the year the catalog is in use. The direct cost of printing and distributing sale flyers is deferred and amortized over the life of the flyer which is generally two weeks or less. Other advertising costs are expensed as incurred. Unamortized amounts relating to the costs of the annual catalog and periodic sale flyers is immaterial at each fiscal year-end. Advertising expenses were approximately $6,184,000, $7,228,000 and $8,841,000 for fiscal 1994, 1995 and 1996, respectively.

  Store Pre-Opening Costs

     Direct costs, which consist principally of rent, employee compensation and travel costs for merchandise set-up and supplies, incurred in setting up new stores for opening are deferred and amortized over the first twenty-six weeks of store operations. The amount of unamortized store pre-opening costs at October 29, 1994, October 28, 1995 and November 2, 1996, amounted to $502,000, $431,000 and $1,123,000, respectively.

  Earnings Per Share

     Per share earnings is based on the weighted average number of shares of common stock and common stock equivalents outstanding and assuming all stock options issued prior to the Company's initial public offering and the stock warrant were outstanding at the beginning of each respective year. The dilutive effect of outstanding stock options and the stock warrant were determined based upon the Treasury Stock Method. Fully diluted earnings per share did not vary significantly from earnings per share as presented.

  Emerging Accounting Issues

     The Company is not aware of any accounting standards which have been issued and which will require the Company to change its current accounting policies or adopt new policies, the effect of which would be material to the Company's financial statements.


2.  TRANSACTIONS WITH RELATED PARTIES



     Certain investment funds (collectively referred to as "BCC Funds") managed by Butler Capital Corporation ("BCC") own a majority of the outstanding common stock of the Company. The BCC Funds held the senior and subordinated notes extinguished in October 1994, and currently hold the outstanding 7% convertible notes (see Note 4). Interest paid on such notes in fiscal 1994, 1995 and 1996 was approximately $6,960,000, $883,000 and $1,425,000, respectively.


     A company affiliated with the BCC Funds was paid a management and consulting fee of approximately $238,000 in fiscal 1994.

     The Company purchases inventory from two suppliers who are controlled by the BCC Funds. Purchases from these suppliers aggregated approximately $3,882,000, $6,254,000 and $6,228,000 for fiscal years 1994, 1995 and 1996, respectively.


3.  LINE OF CREDIT



     On January 28, 1994, the Company entered into a line of credit agreement with a commercial bank through February 1, 1998. At November 2, 1996, borrowings of $3,669,000 and letters of credit totaling approximately $1,515,000 were outstanding against the line of credit. Available borrowings under the line of credit are $25,000,000 each year from November 1 through May 31 and $12,000,000 from June 1 through October 31. Interest on the outstanding borrowing varies, but is primarily payable monthly at an annual rate

                      CENTRAL TRACTOR FARM & COUNTRY, INC.



           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)



3.  LINE OF CREDIT -- (CONTINUED)


equal to the bank's prime rate. The interest rate on October 29, 1994, October 28, 1995 and November 2, 1996 was 8.25%, 8.75%, and 8.25%, respectively. In addition, the Company is required to pay commitment fees ranging from 0.375% down to 0.125% on the total credit line, less outstanding borrowing. During the period from April 15 through December 31 in each year, the Company must have borrowing less than $5,000,000 outstanding under this line of credit for a consecutive period of 45 days. The line of credit contains, among other provisions, requirements that the Company maintain a minimum current ratio, leverage ratio and fixed charge coverage ratio, and restricts the payment of cash dividends. At November 2, 1996, substantially all retained earnings were restricted from payment of cash dividends under the Company's line of credit agreement.



4.  LONG-TERM DEBT


     Long-term debt consisted of the following:


                                                  OCTOBER 29      OCTOBER 28      NOVEMBER 2
                                                     1994            1995            1996
                                                  -----------     -----------     -----------
    7% Convertible notes........................  $16,000,000     $16,000,000     $16,000,000
    Other.......................................      388,989          17,044              --
                                                  -----------     -----------     -----------
                                                   16,388,989      16,017,044      16,000,000
    Less current portion........................      371,944          17,044              --
                                                  -----------     -----------     -----------
                                                  $16,017,045     $16,000,000     $16,000,000
                                                  ===========     ===========     ===========



     Interest on the convertible notes is payable quarterly at 7.0% per annum and the entire principal amount is due October 31, 2002. The note may be prepaid after October 14, 1999, at a premium of 2.0%, which declines by 1.0% annually on each October 14 thereafter. The holders of the convertible notes have the right, at any time prior to the close of business on October 31, 2002, to convert the principal amounts into shares of common stock at a conversion price of $19.375 per share. The conversion price of the convertible notes is subject to adjustment in certain events, including a common stock split, the issuance of securities convertible or exchangeable into common stock at less than the then fair market value of the common stock and certain mergers, consolidations or sales of stock. The convertible notes are subordinated to the principal amounts outstanding pursuant to the line of credit (see Note 3).


     As of November 2, 1996, there are no maturities of long-term debt during the next five fiscal years.


5.  LEASE OBLIGATIONS


     The Company has entered into certain long-term lease agreements for the use of warehouses, certain retail store facilities and computer equipment. These leases have been accounted for as purchases of property rights and designated as capitalized leases.

     Amortization expense relating to such property rights recorded under capitalized leases was $213,000, $130,000 and $125,000 for fiscal 1994, 1995 and 1996, respectively. The net book value of property rights recorded under capital leases was $829,000, $699,000 and $926,000 at October 29, 1994, October 28, 1995
and November 2, 1996, respectively.

                      CENTRAL TRACTOR FARM & COUNTRY, INC.



           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)



5.  LEASE OBLIGATIONS -- (CONTINUED)

     As of November 2, 1996, the debt associated with the capitalized property rights is represented by the present value of the minimum lease payments as follows:

        Fiscal year ended in:
          1997...........................................................  $  347,108
          1998...........................................................     324,648
          1999...........................................................     292,968
          2000...........................................................     292,968
          2001...........................................................     292,968
          After 2001.....................................................     735,000
                                                                           ----------
        Total minimum lease payments.....................................   2,285,660
        Less amount representing interest................................     774,663
                                                                           ----------
        Present value of minimum lease payments..........................   1,510,997
        Less current installments........................................     170,072
                                                                           ----------
                                                                           $1,340,925
                                                                            =========

     The Company also has entered into certain noncancelable operating leases for the use of real estate, automobiles and trucks, and office equipment. Aggregate rental expense for operating leases for fiscal 1994, 1995 and 1996 was approximately $6,724,000, $7,833,000 and $9,294,000, respectively.

     The following is a summary of minimum rental commitments as of November 2, 1996, for operating leases:


                                                        AUTOMOBILE
                                                           AND          OFFICE
             FISCAL YEAR-END            REAL ESTATE       TRUCKS       EQUIPMENT        TOTAL
    ----------------------------------  -----------     ----------     ---------     -----------
    1997..............................  $ 9,479,335      $ 12,293      $  52,328     $ 9,543,956
    1998..............................    8,320,110         8,195         52,328       8,380,633
    1999..............................    6,822,291            --         46,280       6,868,571
    2000..............................    5,288,555            --         16,544       5,305,099
    2001..............................    2,927,707            --          1,972       2,929,679
    After 2001........................    6,315,729            --             --       6,315,729
                                        -----------     ----------     ---------     -----------
                                        $39,153,727      $ 20,488      $ 169,452     $39,343,667
                                         ==========      ========       ========      ==========


6.  CAPITAL STOCK AND STOCK OPTIONS

  Capital Stock

     During October 1994, the Company completed an initial public offering for the sale of 3,565,000 shares of its common stock. The net proceeds from the offering were used to prepay both principal and prepayment premium on the outstanding Senior Notes and a portion of the outstanding Subordinated Notes. Prepayment premiums on the early extinguishment of these notes resulted in an extraordinary loss of $3,110,000, net of income tax benefit. The remaining Subordinated Notes in the amount of $16,000,000 were exchanged for notes which are convertible into the Company's common stock. At October 29, 1994, $6,703,000 of the net proceeds representing the Underwriter's exercise of their over-allotment option was receivable. This amount was received on November 2, 1994.

                      CENTRAL TRACTOR FARM & COUNTRY, INC.

6.  CAPITAL STOCK AND STOCK OPTIONS -- (CONTINUED)
     The Board of Directors is authorized to issue up to an aggregate of 5,000,000 shares of preferred stock, $0.01 par value per share, in one or more series, each series to have voting preferences or other rights as determined by the Board of Directors.

     Under the Company's stockholders' agreement, common stock acquired by a management stockholder is subject to certain restrictions on the sale or transfer of such shares.

  Stock Options

     The Company has stock option arrangements with various officers, directors and other members of management which it accounts for under the provisions of APB Opinion No. 25 and related interpretations. The option prices approximated fair market value at the date of grant. The options generally vest over periods of three to seven years and must be exercised no later than ten years from the date of grant. With respect to options for 150,200 shares, their vesting period may be accelerated based upon the attainment of specified Company operating goals. Shares of common stock issuable upon exercise of stock options are subject to restrictions on transfer.

     A summary of common stock option activity through November 2, 1996 is as follows:


                                                               FISCAL YEAR
                                             ------------------------------------------------
                                                 1994             1995              1996
                                             ------------     -------------     -------------
    Outstanding at beginning of year.......       468,923           637,774           623,960
    Options granted........................       323,464            66,800            81,900
    Options exercised......................            --                --           (12,406)
    Options canceled.......................      (154,613)          (80,614)          (30,771)
                                             ------------     -------------     -------------
    Outstanding at end of year.............       637,774           623,960           662,683
                                              ===========      ============      ============
    Range of option prices per share:
      Outstanding..........................  $3.08-$15.50     $ 3.08-$15.50     $ 3.08-$15.50
      Granted during year..................  $3.41-$15.50     $11.50-$15.50     $11.38-$14.50



     At November 2, 1996, options for 295,973 shares were exercisable. The remaining options become exercisable in fiscal years as follows: 1997 -- 90,802 shares; 1998 -- 30,916 shares; 1999 -- 25,409 shares; 2000 -- 14,000 shares;
2001 -- 156,583 shares; 2002 -- 49,000 shares.


     As of November 2, 1996, the Company has reserved 914,025 shares of common stock for issuance under stock option arrangements described above. In addition, the Company has reserved 230,523 shares of common stock for issuance under the stock warrant.

     Compensation expense charged to operating income relating to stock option grants amounts to $111,000 for fiscal 1994, $1,000 for fiscal 1995 and $0 for fiscal 1996.

                      CENTRAL TRACTOR FARM & COUNTRY, INC.



           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)



7.  INCOME TAXES


     Deferred income taxes reflect the net tax effect of temporary differences between the amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets are as follows:


                                                                FISCAL YEAR ENDED
                                                     ----------------------------------------
                                                     OCTOBER 29     OCTOBER 28     NOVEMBER 2
                                                        1994           1995           1996
                                                     ----------     ----------     ----------
    Deferred tax liabilities:
      Differences in depreciation on property,
         improvements and equipment................  $1,789,000     $1,890,000     $1,766,000
      LIFO and uniform capitalization differences
         on inventories............................     787,000      1,391,000      1,160,000
      Prepaid advertising..........................     211,000        174,000        244,000
      Deferred leasing costs.......................     185,000         82,000             --
      Store pre-opening costs......................     208,000        172,000        449,000
      Other........................................      10,000         10,000          9,000
                                                     ----------     ----------     ----------
              Total deferred tax liabilities.......   3,190,000      3,719,000      3,628,000
                                                     ----------     ----------     ----------
    Deferred tax assets:
      Loss on sale of discontinued operations:
         Ordinary loss.............................  $       --     $  665,000     $       --
         Capital loss carryforward.................          --        755,000        755,000
      Allowance for doubtful accounts..............     101,000         45,000         20,000
      Compensation and employee benefit accruals...     174,000        148,000         58,000
      Operating leases.............................     330,000        261,000        273,000
      Accrued profit sharing contributions.........     323,000        321,000        356,000
      Stock warrant................................     279,000        266,000        266,000
      Accrued store closing costs..................     168,000         86,000         32,000
      Capitalized property rights and lease
         obligations treated as operating leases
         for income tax purposes...................     126,000         97,000        234,000
      Other........................................     291,000        250,000        211,000
                                                     ----------     ----------     ----------
                                                      1,792,000      2,894,000      2,205,000
      Less valuation allowance for capital loss
         carryforward..............................          --       (755,000)      (755,000)
                                                     ----------     ----------     ----------
              Total deferred tax assets............   1,792,000      2,139,000      1,450,000
                                                     ----------     ----------     ----------
              Net deferred tax liabilities.........  $1,398,000     $1,580,000     $2,178,000
                                                     ==========     ==========     ==========


     The capital loss carryforward relating to the sale of Herschel will expire in the year 2001.

                      CENTRAL TRACTOR FARM & COUNTRY, INC.



           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)



7.  INCOME TAXES -- (CONTINUED)

     Components of income tax expense (benefit) are as follows:

                                                                 FISCAL YEAR ENDED
                                                      ----------------------------------------
                                                      OCTOBER 29     OCTOBER 28     NOVEMBER 2
                                                         1994           1995           1996
                                                      ----------     ----------     ----------
    Continuing operations:
      Current:
         Federal....................................  $3,121,000     $3,768,000     $3,951,000
         State......................................     709,000      1,152,000      1,199,000
                                                      ----------     ----------     ----------
                                                       3,830,000      4,920,000      5,150,000
      Deferred......................................     367,000        800,000      1,100,000
                                                      ----------     ----------     ----------
                                                       4,197,000      5,720,000      6,250,000
    Discontinued operations:
      Current.......................................    (302,000)       427,000        367,000
      Deferred......................................     (38,000)      (618,000)      (367,000)
                                                      ----------     ----------     ----------
                                                        (340,000)      (191,000)            --
    Extraordinary loss -- currently deductible......  (2,073,000)            --             --
                                                      ----------     ----------     ----------
              Total.................................  $1,784,000     $5,529,000     $6,250,000
                                                      ==========     ==========     ==========

     Total reported income tax expense differs from the tax that would have resulted by applying the statutory expected federal income tax rate to income before taxes. The reasons for these differences are as follows:

                                                                 FISCAL YEAR ENDED
                                                      ----------------------------------------
                                                      OCTOBER 29     OCTOBER 28     NOVEMBER 2
                                                         1994           1995           1996
                                                      ----------     ----------     ----------
    Income tax at federal statutory rate............  $1,057,000     $3,764,000     $5,098,000
    Increases in taxes resulting from:
      State income taxes, net of federal income tax
         effect.....................................     403,000        897,000        833,000
      Goodwill amortization.........................     215,000        215,000        178,000
      Capital loss carryforward.....................          --        755,000             --
      Other, net....................................     109,000        102,000        141,000
      Reduction of prior year overaccruals..........          --       (204,000)            --
                                                      ----------     ----------     ----------
                                                      $1,784,000     $5,529,000     $6,250,000
                                                      ==========     ==========     ==========

8.  EMPLOYMENT COMMITMENTS

     The Company has employment agreements with three officers of the Company which provide for annual salaries amounting to approximately $775,000. Upon termination of employment for death, disability or without cause, compensation may be continued for a period not to exceed two years.

9.  PROFIT SHARING PLAN

     The Company has a profit sharing plan covering all employees who meet certain eligibility requirements. The plan provides for discretionary employer contributions and allows voluntary participant contributions. Company contributions are determined by its Board of Directors. The Company incurred expense in connection with the profit sharing plan of $770,000, $804,000 and $881,000 for fiscal 1994, 1995 and 1996, respectively.

                      CENTRAL TRACTOR FARM & COUNTRY, INC.



           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


10.  DISCONTINUED OPERATIONS

     During fiscal 1996, the Company completed the sale of its wholly-owned subsidiary, Herschel Corporation (Herschel), a manufacturer and wholesale distributor of equipment parts for use in the farming industry. Herschel has been reported as a discontinued segment of the business; accordingly, its net assets and operating results have been segregated in the consolidated financial statements. The net assets of Herschel Corporation have been classified as current at October 28, 1995 as the carrying amount approximates the selling price, plus advances to be repaid, less expenses of sale, and were realized upon closing in December 1995.

     Summarized financial information of the Company's income (loss) from discontinued operations follow:

                                                                     FISCAL YEAR ENDED
                                                                ---------------------------
                                                                OCTOBER 29      OCTOBER 28
                                                                   1994            1995
                                                                -----------     -----------
    Net sales.................................................  $23,312,046     $22,969,504
    Income (loss) before income taxes.........................   (1,085,217)      1,286,242
    Income taxes (credit).....................................     (340,000)        474,127
    Income (loss) from discontinued operations................     (745,217)        812,115

11.  ACQUISITION

     On May 31, 1996, the Company acquired 31 retail stores and related net operating assets from Big Bear Farm Stores, Inc. (Big Bear), an agricultural specialty retailer, for approximately $5,650,000. The transaction was accounted for as a purchase. The purchase price was allocated based on fair value as follows:

        Inventories.....................................................  $ 8,780,000
        Accounts receivable and other assets............................      206,000
        Leaseholds and equipment........................................      517,000
        Deferred income taxes...........................................      135,000
        Goodwill........................................................    2,666,000
        Accounts payable and accrued expenses...........................   (6,654,000)
                                                                          -----------
                                                                          $ 5,650,000
                                                                          ===========

     The results of operations of Big Bear from the date of purchase to the end of fiscal year 1996 are included in the accompanying consolidated statement of income.

     Pro forma amounts, based on the assumption that the purchase occurred at the beginning of fiscal 1995, are as follows (in thousands, except per share data):

                                                                    FISCAL YEAR ENDED
                                                                -------------------------
                                                                OCTOBER 28     NOVEMBER 2
                                                                   1995           1996
                                                                ----------     ----------
        Net sales.............................................   $275,685       $307,847
        Net income............................................      6,018          9,104
        Net income per share..................................        .55            .83

                      CENTRAL TRACTOR FARM & COUNTRY, INC.

12.  QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

     The following is a tabulation of the unaudited quarterly results of operations for the years ended October 28, 1995 and November 2, 1996 (in thousands, except per share data):


                                                       FIRST      SECOND       THIRD      FOURTH
                                                      QUARTER     QUARTER     QUARTER     QUARTER
                                                      -------     -------     -------     -------
Fiscal year ended October 28, 1995:
  Net sales.........................................  $61,836     $59,347     $74,362     $56,158
  Gross profit......................................   17,362      18,214      22,557      16,230
  Income from continuing operations.................    1,473       2,121       4,249         342
  Income (loss) from discontinued operations........       (1)        467         187      (3,296)
  Net income (loss).................................    1,472       2,588       4,436      (2,954)
  Per share:
     Income from continuing operations..............     0.13        0.19        0.39        0.03
     Income (loss) from discontinued operations.....       --        0.04        0.02       (0.30)
     Net income (loss)..............................     0.13        0.23        0.40       (0.27)
Fiscal year ended November 2, 1996:
  Net sales.........................................   69,967      62,989      86,169      73,895
  Gross profit......................................   18,862      19,245      25,417      22,268
  Net income........................................    1,280       1,684       3,937       1,843
  Net income per share..............................     0.12        0.15        0.36        0.17


     The sum of quarterly per share amounts do not necessarily equal the annual amount reported, as per share amounts are computed separately for each quarter and the full year based on respective weighted average of common and common equivalent shares outstanding.


13.  SUBSEQUENT EVENT



     On November 27, 1996, the Board of Directors of the Company approved, and the Company entered into, a Merger Agreement ("the Merger Agreement") with J. W. Childs Equity Partners, L.P. and two of its affiliates (collectively, "Childs") that provides for the acquisition of the Company by Childs in a two-stage transaction. The Merger Agreement provides that following the acquisition by Childs of all of the Company shares held by affiliates of Butler Capital Corporation (collectively "BCC"), an affiliate of Childs will merge with and into the Company, and Childs will acquire the remaining shares of the Company held by public stockholders for $14.25 per share in cash. The consummation of the merger is subject to the satisfaction of certain conditions including, among other things, (i) the acquisition by Childs of all of the Company's shares held by affiliates of BCC, and (ii) the availability of sufficient funds to consummate the merger pursuant to commitments obtained by Childs from its prospective lenders.



     Pursuant to an agreement executed contemporaneously with the Merger Agreement between Childs and affiliates of BCC, which own 64.5% of the Company's outstanding common stock, BCC's affiliates have sold 1,048,214 shares of the Company's common stock (representing 9.9% of the outstanding shares) to Childs for a cash consideration of $14.00 per share, and have agreed to sell their remaining shares to Childs for $14.00 per share in cash. The agreement also provides that such BCC affiliates will agree, immediately following the conclusion of the stock sale, to the prepayment by the Company (without payment of any prepayment premium) of all the Company's 7% convertible notes with a face amount of $16,000,000. In connection with the second purchase, certain members of management agreed to sell 146,299 shares to Childs for a cash consideration of $14.00 per share.



     While the Merger Agreement is subject to stockholder approval, it is expected that Childs will own a sufficient number of shares of Company common stock to adopt and approve the merger.

                                                                       EXHIBIT 1



     THIS IS A DRAFT AGREEMENT ONLY AND DELIVERY OR DISCUSSION OF THIS DRAFT AGREEMENT SHOULD NOT BE CONSTRUED AS AN OFFER OR COMMITMENT WITH RESPECT TO THE PROPOSED TRANSACTION TO WHICH THIS DRAFT AGREEMENT PERTAINS. NOTWITHSTANDING THE DELIVERY OF THIS DRAFT AGREEMENT OR ANY PAST, PRESENT OR FUTURE APPROVALS BY THE MANAGEMENTS, BOARDS OF DIRECTORS, OR STOCKHOLDERS OF ANY PARTY TO THE PROPOSED TRANSACTION (OR ANY RELATED PERSON OR ENTITY) OR ANY OTHER PAST, PRESENT OR FUTURE WRITTEN OR ORAL INDICATIONS OF ASSENT, OR INDICATIONS OF THE RESULTS OF NEGOTIATIONS OR AGREEMENTS, NO PARTY TO THE PROPOSED TRANSACTION (AND NO PERSON OR ENTITY RELATED TO ANY SUCH PARTY) WILL BE UNDER ANY LEGAL OBLIGATION WITH RESPECT TO THE PROPOSED TRANSACTION OR ANY SIMILAR TRANSACTION, AND NO OFFER OR BINDING COMMITMENT OF ANY NATURE WHATSOEVER SHALL BE IMPLIED, UNLESS AND UNTIL THE DEFINITIVE AGREEMENT PROVIDING FOR THE TRANSACTION HAS BEEN EXECUTED AND DELIVERED BY ALL PARTIES THERETO.


                          AGREEMENT AND PLAN OF MERGER

                                  By and Among

                      Central Tractor Farm & Country, Inc.

                                  ("Company"),


                       J.W. Childs Equity Partners, L.P.

                                  ("Childs"),


                              JWC Holdings I, Inc.

                              ("Acquiror Parent")


                                      and

                            JWC Acquisition I, Inc.

                                  ("Acquiror")


                               November 27, 1996

                               TABLE OF CONTENTS


  SECTION 1.  THE MERGER AND RELATED MATTERS............................................     1
         1.1  The Merger................................................................     1
         1.2  Closing...................................................................     2
         1.3  Certificate of Incorporation; By-Laws; Directors and Officers.............     2
         1.4  Conversion of Shares......................................................     2
         1.5  Payment...................................................................     3
  SECTION 2.  REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS OF COMPANY..........     5
         2.1  Organization and Business; Power and Authority; Effect of Transaction.....     5
         2.2  Filings with the Commission; Financial Statements.........................     6
         2.3  Absence of Certain Changes or Events......................................     6
         2.4  No Undisclosed Liabilities................................................     7
         2.5  Employee Benefit Plans, Employment Agreements.............................     7
         2.6  Labor Matters.............................................................     7
         2.7  Title to Properties; Leases...............................................     7
         2.8  Compliance with Contractual Obligations and Private Authorizations........     8
         2.9  Compliance with Governmental Authorizations and Applicable Law............     8
        2.10  Intellectual Property.....................................................     8
        2.11  Interested Party Transactions.............................................     9
        2.12  Insurance.................................................................     9
        2.13  Taxes.....................................................................     9
        2.14  Absence of Sensitive Payments.............................................     9
        2.15  Inapplicability of Specified Statutes.....................................    10
        2.16  Material Agreements.......................................................    10
        2.17  Ordinary Course of Business...............................................    10
        2.18  Broker or Finder..........................................................    11
        2.19  Environmental Matters.....................................................    11
        2.20  Certain State Statutes Inapplicable.......................................    11
        2.21  Information Supplied......................................................    11
        2.22  Opinion of Financial Advisor..............................................    12
        2.23  Voting Agreements and Noncompetition Agreements...........................    12
        2.24  Vote Required.............................................................    12
        2.25  Consents..................................................................    12
        2.26  Board Recommendation......................................................    12
  SECTION 3.  REPRESENTATIONS AND WARRANTIES OF CHILDS, ACQUIROR PARENT AND ACQUIROR....    13
         3.1  Organization and Business; Power and Authority; Effect of Transaction.....    13
         3.2  Adverse Restrictions......................................................    13
         3.3  Information Supplied......................................................    14

         3.4  Broker or Finder..........................................................    14
         3.5  Financing of the Merger and the Second Disposition........................    14
  SECTION 4.  COVENANTS OF COMPANY AND CHILDS...........................................    14
         4.1  Access to Information.....................................................    14
         4.2  Agreement to Cooperate....................................................    14
         4.3  Expenses..................................................................    15
         4.4  Public Announcements......................................................    16
         4.5  Stockholders' Approval....................................................    16
         4.6  Proxy Statement; Schedule 13E-3...........................................    16
         4.7  Company Board Representation; Section 14(f)...............................    17
         4.8  No Solicitation...........................................................    17
         4.9  Tax Returns...............................................................    18
        4.10  Indemnification and Insurance.............................................    18
        4.11  Convertible Securities....................................................    19
        4.12  Financing.................................................................    19
  SECTION 5.  CONDITIONS PRECEDENT TO THE MERGER........................................    21
  SECTION 6.  DEFINITIONS...............................................................    22
  SECTION 7.  TERMINATION...............................................................    29
         7.1  Termination...............................................................    29
         7.2  Effect of Termination.....................................................    30
  SECTION 8.  GENERAL PROVISIONS........................................................    30
         8.1  Effectiveness of Representations and Warranties...........................    30
         8.2  Entire Agreement..........................................................    30
         8.3  Waivers; Amendments.......................................................    30
         8.4  Assignment; Successors and Assigns........................................    31
         8.5  Notices...................................................................    31
         8.6  Severability..............................................................    32
         8.7  Counterparts..............................................................    32
         8.8  Section Headings..........................................................    32
         8.9  Further Acts..............................................................    32
        8.10  Governing Law.............................................................    32
        8.11  Consent to Jurisdiction and Service.......................................    32
        8.12  No Presumption............................................................    32


SCHEDULES AND EXHIBITS
-----------------------------------

Disclosure Schedule

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER is made as of November 27, 1996, by and among Central Tractor Farm & Country, Inc., a Delaware corporation ("Company"), J.W. Childs Equity Partners, L.P., a Delaware limited partnership ("Childs"), JWC Holdings I, Inc., a Delaware corporation ("Acquiror Parent") and JWC Acquisition I, Inc., a Delaware corporation ("Acquiror") (Company and Acquiror being hereinafter sometimes collectively referred to as the "Constituent Corporations").

                                    RECITALS

     A. The respective Boards of Directors of Company and Acquiror deem the acquisition of Company by Acquiror on the terms and conditions set forth in this Agreement and Plan of Merger (this "Agreement") to be desirable and generally to the welfare and advantage of each, and in the best interests of the stockholders of each.

     B. In furtherance of such acquisition, the Boards of Directors of Acquiror Parent, Acquiror and Company have each approved this Agreement and the merger (the "Merger") of Acquiror with and into Company in accordance with the Delaware General Corporation Law (the "DGCL") and upon the terms and subject to the conditions set forth herein.

     C. The Board of Directors of Company has (i) determined that the consideration to be paid for each share of Common Stock, par value $.01 per share, of Company ("Company Common Stock") in the Merger is fair to and in the best interests of the stockholders of Company, (ii) approved this Agreement and the Merger and the other transactions contemplated hereby and (iii) resolved and agreed to recommend approval of the Merger and adoption of this Agreement by such stockholders.

     D. As a condition and inducement to Childs', Acquiror Parent's and Acquiror's entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, Childs, Acquiror Parent, and Acquiror are entering into a Securities Purchase Agreement (the "Securities Purchase Agreement") with certain securityholders of Company parties thereto (collectively, the "Securityholders"), pursuant to which the Securityholders have agreed to sell all of their shares of Company Common Stock to Acquiror pursuant to the terms and subject to the conditions set forth in the Securities Purchase Agreement.

     G. The Board of Directors of Company has approved the transactions contemplated by this Agreement and the Securities Purchase Agreement in accordance with the provisions of Section 203 of the DGCL.

     H. Certain terms used herein are defined in Section 6 of this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other valuable consideration, the receipt and adequacy whereof are hereby acknowledged, the parties hereto, intending to be legally bound, hereby represent, warrant, covenant and agree as follows:


SECTION 1.  THE MERGER AND RELATED MATTERS.


     1.1  The Merger.


     (a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, Acquiror shall be merged with and into Company. At the Effective Time, the separate corporate existence of Acquiror shall cease, and Company shall continue as the surviving corporation under the name Central Tractor Farm & Country, Inc. (the "Surviving Corporation").



     (b) Upon the terms and subject to the conditions set forth in Section 5, the Merger shall become effective at the time of filing of a certificate of merger with the Secretary of State of the State of Delaware in accordance with the provisions of the DGCL (the "Certificate of Merger"), or at such later time in accordance with the provisions of the DGCL as is specified in the Certificate of Merger. Company and Acquiror agree to file the Certificate of Merger at the time of the Closing. The date and time when the Merger shall become effective is hereinafter referred to as the "Effective Time."

     (c) From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of Acquiror and Company, and the Merger shall otherwise have the effects provided for under the DGCL.



     1.2 Closing. Unless this Agreement shall have been terminated and the transactions contemplated hereby abandoned pursuant to Section 7, the closing of the Merger contemplated by this Agreement (the "Closing") shall take place at the offices of Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts at 10:00 a.m., local time, on the third (3rd) Business Day after the date on which the last of the conditions set forth in Section 5 is fulfilled or waived or at such other time, date or place as Company, Childs and Acquiror may mutually agree in writing. The date on which the Closing actually takes place is hereinafter referred to as the "Closing Date".


     1.3  Certificate of Incorporation; By-Laws; Directors and Officers.


     (a) The Certificate of Incorporation of Acquiror, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with the terms thereof and the DGCL.



     (b) The By-laws of Acquiror, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until amended in accordance with the terms thereof, the Certificate of Incorporation of the Surviving Corporation and the DGCL.



     (c) The directors of Acquiror immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation until a successor is elected or appointed and has qualified or until the earliest of such director's death, resignation, removal or disqualification, and the officers of Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified, or as otherwise provided in the By-laws of the Surviving Corporation.



     1.4 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of Acquiror or Company or their respective stockholders:



          (a) Each share of Company Common Stock, issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares and shares held by Childs, Acquiror Parent, Acquiror or any of their wholly owned Subsidiaries and shares held in the treasury of Company or by any of its wholly owned Subsidiaries) shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled, extinguished and converted automatically into the right to receive $14.25 (the "Merger Price"), in cash payable without interest, to the holder of such share, upon surrender, in the manner provided in Section 1.5, of the certificate that formerly evidenced such share, less any required withholding taxes, upon the surrender of the certificate representing such share.



          (b) Prior to the Effective Time, the Board of Directors of Company (or, if appropriate, any Committee thereof) shall adopt appropriate resolutions and take all other actions necessary to provide that, except as may be otherwise agreed in writing between Acquiror and any holder of any Company Option Securities, each Company Option Security issued and outstanding immediately prior to the Effective Time (other than Company Option Securities held by Childs or any of its wholly owned Subsidiaries or held in the treasury of Company or by any of its wholly owned Subsidiaries) shall, by virtue of the Merger and without any action on the part of the holder thereof, (i) in the case of Company Option Securities with a per share exercise price that is less than the Merger Price, be converted into the right to receive, upon the surrender of the instrument evidencing such Company Option Security, a cash payment equal to the product (the "Company Option Security Price") of (A) the number of shares of Company Common Stock subject to such Company Option Security and (B) the excess, if any, of the Merger Price over the per share exercise price of the Company Option Security, and each Company Option Security so converted will, upon such payment, be canceled, and, (ii) in the case of all other Company Option Securities, shall be canceled without payment of any consideration therefor and without any conversion thereof. In no event shall the holder of any Company Option Security be entitled, from and after the Effective Time, to acquire securities of the Surviving Corporation or Childs. Anything herein to the contrary notwithstanding, no interest or dividends shall accrue or be payable or paid on the Company Option Security Price to any Person hereunder.


          (c) Each share of common stock, par value $0.01 per share, of Acquiror issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of common stock, par value $0.01 per share, of the Surviving Corporation.



          (d) Each share of Company Common Stock then held by Childs or any direct or indirect wholly owned Subsidiary of Childs, or held in the treasury of Company or by any direct or indirect wholly owned Subsidiary of Company, shall be canceled without payment of any consideration therefor and without any conversion thereof.



          (e) Notwithstanding anything in this Agreement to the contrary but only in the circumstances and to the extent provided by the DGCL, shares of Company Common Stock which are outstanding immediately prior to the Effective Time and which are held by stockholders who were entitled to and did not vote such shares in favor of the Merger or consented thereto in writing and who shall have properly and timely delivered to Company a written demand for payment of the fair cash value of shares of Company Common Stock in the manner provided in and complied with all of the relevant provisions of Section 262 of the DGCL ("Dissenting Shares") shall not be converted into or represent the right to receive the Merger Price. Instead, the holders thereof shall be entitled to payment of the fair cash value of such shares in accordance with the provisions of Section 262 of the DGCL; provided, however, that (i) if any holder of Dissenting Shares shall subsequently deliver a written withdrawal of his demand for payment of the fair cash value of such shares and the Board of Directors of Company or the Surviving Corporation, as the case may be, shall consent thereto, or
     (ii) if any holder fails to establish and perfect his entitlement to the relief provided in such Section 262 or if the right of such holder to receive the fair cash value of such shares of Company Common Stock as to which he seeks relief otherwise terminates pursuant to Section 262 of the DGCL, such shares shall thereupon cease to be deemed to be Dissenting Shares and shall be deemed to have been converted into and represent the right to receive, upon the surrender of the certificate or certificates representing such shares, as of the Effective Time, the Merger Price. Company will not settle any demand with respect to any Dissenting Shares without the consent of Childs and Acquiror.



     1.5 Payment. (a) Pursuant to an agreement reasonably satisfactory to Company, Childs and Acquiror (the "Disbursing Agent Agreement") to be entered into before the Closing Date among Childs, Acquiror and a disbursing agent to be selected by Acquiror and reasonably satisfactory to Company (the "Disbursing Agent"), at or immediately following the Effective Time, Childs shall deposit or cause to be deposited in trust for the benefit of Company's stockholders cash to which holders of Company Common Stock and holders of the Company Option Securities shall be entitled at the Effective Time pursuant to the provisions of
Section 1.4. The Disbursing Agent shall invest the cash deposited with it in such manner as the Surviving Corporation directs; provided, however, that substantially all of such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations receiving the highest rating from either Moody's Investors Service, Inc. or Standard & Poor's Corporation, or in certificates of deposit, bank repurchase agreements or bankers' acceptances of commercial banks with capital exceeding $1,000,000,000 (collectively, "Permitted Investments") or in money market funds which are invested solely in Permitted Investments; provided further, however, that the maturities of Permitted Investments shall be such as to permit the Disbursing Agent to make prompt payment of the Merger Price. Any net profit from, or interest or income produced by, Permitted Investments shall be payable to the Surviving Corporation as and when requested by the Surviving Corporation. The Surviving Corporation shall be required to replace any funds lost as a result of any investment. Any funds remaining unclaimed following the expiration of the sixth (6th) month after the Effective Time shall be released and repaid or redelivered by the Disbursing Agent to the Surviving Corporation upon demand, after which time Persons entitled thereto may look, subject to applicable escheat and other similar laws, only to the Surviving Corporation, which shall remain responsible for payment thereof. Notwithstanding the foregoing, neither the Surviving Corporation or the Disbursing Agent shall be liable to any holder of a share of Company Common Stock for any Merger Price delivered in respect of such share to a public official pursuant to any property, escheat or similar law.


     (b) As soon as practicable after the Effective Time, the Disbursing Agent shall send a notice and transmittal form to each holder of a certificate or certificates theretofore evidencing shares of Company Common Stock, other than certificates representing Dissenting Shares (such certificates, other than those representing shares to be canceled pursuant to Section 1.4(d) and Dissenting Shares, are collectively referred to herein as the "Certificates"), advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Disbursing Agent such Certificate for payment of the Merger Price. Upon the surrender of a Certificate to the Disbursing Agent together with and in accordance with such transmittal form, the holder thereof shall be entitled to receive in exchange therefor the Merger Price payable in respect of each share of Company Common Stock represented thereby. Upon such surrender, the Disbursing Agent will promptly pay the Merger Price. Except as otherwise provided in Section 1.4, until so surrendered, each such Certificate shall be deemed for all purposes to evidence only the right to receive the Merger Price.



     (c) If the Merger Price (or any portion thereof) is to be paid to a Person other than the Person in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition to the payment of the Merger Price that the Certificate so surrendered shall be properly endorsed or accompanied by appropriate stock powers and otherwise be in proper form for transfer, that such transfer otherwise be proper and that the Person requesting such transfer pay to the Disbursing Agent any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of the Disbursing Agent that such taxes have been paid or are not required to be paid.



     (d) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and subject to such other conditions as the Board of Directors of the Surviving Corporation may impose, the Surviving Corporation shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Price deliverable in respect thereof as determined in accordance with Section 1.4. When authorizing such issue of the Merger Price in exchange therefor, the Board of Directors of the Surviving Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to give the Surviving Corporation a bond or other surety in such sum as it may reasonably direct as indemnity against any claim that may be made against the Surviving Corporation with respect to the Certificate alleged to have been lost, stolen or destroyed.


     (e) Anything herein to the contrary notwithstanding, no interest or dividends shall accrue or be payable or paid on any portion of the Merger Price payable to any Person hereunder.

     (f) At and after the Effective Time, each holder of a Certificate or of a certificate representing shares of Company Common Stock to be canceled pursuant to Section 1.4(d) or of Dissenting Shares shall cease to have any rights as a stockholder of Company, except, in the case of the holder of a Certificate for the right to surrender Certificates in the manner prescribed by Section 1.5(b) in exchange for payment of the Merger Price or, in the case of the holder of Dissenting Shares, the right to perfect the right to receive payment for Dissenting Shares pursuant to Section 262 of the DGCL. No transfer of Company Common Stock shall be made on the stock transfer books of the Surviving Corporation at or after the Effective Time.

     (g) The Disbursing Agent Agreement shall also contain provisions of a nature similar to those set forth in this Section with respect to payment of the Company Option Security Price required to be made with respect to Company Option Securities as provided for in Section 1.4(b).

SECTION 2.  REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS OF COMPANY.

     Company represents, warrants, covenants and agrees that:

     2.1  Organization and Business; Power and Authority; Effect of Transaction.

     (a) Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has all requisite corporate power and authority to own or hold under lease its properties and to conduct its business as now conducted and as presently proposed to be conducted, and is in possession of all material Governmental Authorizations and Private Authorizations to the extent required for such ownership and lease of its property and conduct of its business and (iii) has duly qualified and is authorized to do business and is in good standing as a foreign corporation in each jurisdiction in which it owns or leases properties, conducts operations or maintains a stock of goods, except where the failure to be so qualified would not have a Material Adverse Effect. Complete and correct copies of the Certificate of Incorporation and By-laws of Company, each as amended to date, have heretofore been delivered by Company to Acquiror. Such Certificate of Incorporation and By-laws are in full force and effect.

     (b) Company has all requisite corporate power and authority necessary to enable it to execute and deliver, and to perform its obligations under, and to consummate the transactions contemplated by, this Agreement and each Transaction Document executed or to be executed by Company; and the execution, delivery and performance of this Agreement and each Transaction Document executed or to be executed by Company have been duly authorized by all requisite corporate action, other than the Company Stockholder Approval. This Agreement has been duly executed and delivered by Company and constitutes, and each Transaction Document when executed and delivered by Company will constitute, legal, valid and binding obligations of Company and each of the other parties, if any, thereto which is Affiliated with Company, enforceable in accordance with their respective terms.

     (c) The authorized and outstanding capital stock of Company is as set forth in Section 2.1 of the Disclosure Schedule. All of such outstanding capital stock has been duly authorized and validly issued, is fully paid and nonassessable and is not subject to any preemptive or similar rights. Except as set forth in
Section 2.1 of the Disclosure Schedule, (i) there is neither outstanding nor has Company or any Subsidiary agreed to grant or issue any shares of its capital stock or any Option Security or Convertible Security and (ii) neither Company nor any Subsidiary is a party to or is bound by any agreement, put or commitment pursuant to which it is obligated to purchase, redeem or otherwise acquire any shares of capital stock or any Option Security or Convertible Security. Complete and correct copies of each of the Company Option Securities and Company Convertible Securities listed on the Disclosure Schedule, each as amended to date, have heretofore been made available to Acquiror.

     (d) Except as set forth in Section 2.1 of the Disclosure Schedule and subject to obtaining the Company Stockholder Approval, neither the execution and delivery of this Agreement or any Transaction Document, nor the consummation of the transactions herein or therein contemplated, nor compliance with the terms, conditions and provisions hereof or thereof by Company or any of its
Subsidiaries:

          (i) (A) will conflict with, or result in a breach or violation of, or constitute a default under, any Applicable Law on the part of Company or any of its Subsidiaries or (B) will conflict with or result in a breach or violation of, or constitute a default under, any of the Organic Documents of Company or any of its Subsidiaries or (C) will conflict with, or result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability under, or but for any requirement of giving of notice or passage of time or both would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration of, any Contractual Obligation of Company or any of its Subsidiaries, or

          (ii) will result in or permit the creation or imposition of any Encumbrance upon any property now owned or leased by Company or any such other party.

     (e) Company does not have any Subsidiaries other than those set forth in
Section 2.1 of the Disclosure Schedule, each of which is wholly owned, is a corporation which is duly organized, validly existing and in good standing under the laws of the respective state of incorporation set forth opposite its name on the Disclosure Schedule, and is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases properties, conducts operations or maintains a stock of goods, except where the failure to be so qualified would not have a Material Adverse Effect, with corporate power and authority to carry on the business in which it is engaged. Each such Subsidiary is in possession of all Governmental Authorizations and Private Authorizations required for such ownership and lease of its property and conduct of its business. Company owns all of the outstanding capital stock of each such Subsidiary, free and clear of all Encumbrances, and all such stock has been duly authorized and validly issued and is fully paid and nonassessable. There are no outstanding Option Securities or Convertible Securities, or agreements, puts, commitments or understandings with respect to any of the foregoing, of any nature whatsoever relating to the authorized and unissued or the outstanding capital stock of any such Subsidiaries. Except as set forth in Section 2.1 of the Disclosure Schedule, neither Company nor any of its Subsidiaries owns directly or indirectly any capital stock or equity or proprietary interest in any other Entity or enterprise, however organized and however such interest may be denominated or evidenced, or is party to or bound by any agreements, puts, commitments or understandings pursuant to which it is obligated to purchase or otherwise acquire any of the foregoing.

     2.2  Filings with the Commission; Financial Statements.

     (a) Company has filed all forms, reports and documents required to be filed with the Commission and has made available to Acquiror and Childs (i) its Annual Report on Form 10-K for the fiscal year ended October 28, 1995, (ii) its Quarterly Reports on Form 10-Q for the quarters ended January 27, 1996, April 27, 1996 and July 27, 1996, (iii) all other reports or registration statements filed by Company with the Commission since October 29, 1995, (iv) all proxy statements relating to Company's meetings of stockholders (whether annual or special) since October 29, 1995, and (v) all amendments and supplements to all such reports and registration statements filed by Company with the Commission pursuant to the requirements of the Exchange Act ((i)-(v) collectively, the "Company SEC Reports"). Except as disclosed in Section 2.2 of the Disclosure Schedule, the Company SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Company's Subsidiaries is required to file any forms, reports or other documents with the Commission.

     (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and each fairly presents the consolidated financial position of Company and its Subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows and stockholder equity for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

     2.3 Absence of Certain Changes or Events. Except as set forth in Section 2.3(a) through Section 2.3(f) of the Company Disclosure Schedule or the Company SEC Reports, since October 29, 1995, Company has conducted its business in the ordinary course and there has not occurred: (a) any Material Adverse Effect; (b) any amendments or changes in the Organic Documents of Company or its Subsidiaries; (c) any damage to, destruction or loss of any asset of Company or any of its Subsidiaries (whether or not covered by insurance) that constitutes a Material Adverse Effect; (d) any change by Company in its accounting methods, principles or practices except as required by any change in generally accepted accounting principles; (e) any revaluation by Company of any of its or any of its Subsidiaries' assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; or (f) any sale, pledge, disposition of or encumbrance upon any assets of Company or any of its

Subsidiaries (except (i) sales of assets in the ordinary course of business and in a manner consistent with past practice, (ii) dispositions of obsolete or worthless assets and (iii) sales of immaterial assets not in excess of $300,000 in the aggregate.

     2.4 No Undisclosed Liabilities. Except as is disclosed in Section 2.4 of the Disclosure Schedule, neither Company nor any of its Subsidiaries has any liabilities (absolute, accrued, contingent or otherwise), except liabilities (a) in the aggregate adequately provided for in Company's audited balance sheet (including any related notes thereto) for the fiscal year ended October 28, 1995 included in the Company's 1995 Annual Report on Form 10-K (the "1995 Company Balance Sheet"), (b) incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected on the 1995 Company Balance Sheet, (c) incurred since October 28, 1995 in the ordinary course of business consistent with past practice, or (d) incurred in connection with this Agreement.

     2.5 Employee Benefit Plans, Employment Agreements. Except in each case as set forth in Section 2.5 of the Disclosure Schedule, (i) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and
Section 4975 of the Code, with respect to any employee pension plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any material employee welfare plans (as defined in Section 3(1) of ERISA), or any material bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements (collectively, the "Company Employee Plans"), which could result in any liability of Company or any of its Subsidiaries; (ii) all Company Employee Plans are in compliance in all respects with the requirements prescribed by any and all Laws (including ERISA and the Code), currently in effect with respect thereto (including all applicable requirements for notification to participants or the Department of Labor, Pension Benefit Guaranty Corporation (the "PBGC "), Internal Revenue Service (the "IRS ") or Secretary of the Treasury), and Company and each of its Subsidiaries have performed all material obligations required to be performed by them under, are not in any respect in default under or violation of, and have no knowledge of any material default or violation by any other party to, any of the Company Employee Plans; (iii) each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under
Section 501(a) of the Code is the subject of a favorable determination letter from the IRS, and nothing has occurred which may reasonably be expected to impair such determination; (iv) all contributions required to be made to any Company Employee Plan pursuant to Section 412 of the Code, or the terms of the Company Employee Plan or any collective bargaining agreement, have been made on or before their due dates; (v) with respect to each Company Employee Plan, no "reportable event" within the meaning of section 4043 of ERISA (excluding any such event for which the 30-day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred; (vi) no withdrawal (including a partial withdrawal) has occurred with respect to any multiemployer plan within the meaning set forth in Section 3(37) of ERISA that has resulted in, or could reasonably be expected to result in, any withdrawal liability for Company or any of its Subsidiaries; and (vii) neither Company nor any of its Subsidiaries has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than liability for premium payments to the PBGC, and contributions not in default to the respective plans, arising in the ordinary course).

     2.6  Labor Matters.  Except as set forth in Section 2.6 of the Disclosure
Schedule: (i) there are no claims or proceedings pending or, to the knowledge of Company or any of its Subsidiaries, threatened, between Company or any of its Subsidiaries and any of their respective employees; (ii) neither Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Company or its Subsidiaries, nor does Company or any of its subsidiaries know of any activities or proceedings of any labor union to organize any such employees; and (iii) neither Company nor any of its Subsidiaries has any knowledge of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of Company or any of its Subsidiaries.

     2.7 Title to Properties; Leases. Company and each of its Subsidiaries has good and defensible title to all real property, if any, reflected as an asset on the most recent balance sheet forming part of the financial statements, or used by Company or any of its Subsidiaries in its business if not so reflected, and good indefeasible and merchantable title to all other assets, tangible and intangible, reflected on such balance sheet, or used by Company or any of its Subsidiaries in its business if not so reflected, or purported to have been acquired by Company or any of its Subsidiaries since such date (other than inventory sold, or property, plant and other equipment used up or retired, since such date, in each case in the ordinary course of business consistent with past practice of Company and its Subsidiaries), free and clear of all Encumbrances except for Permitted Encumbrances. Except for financing statements evidencing Encumbrances referred to in the preceding sentence, no financing statements under the Uniform Commercial Code and no other filing which names Company or any of its Subsidiaries as debtor or which covers or purports to cover any of the property of Company or any of its Subsidiaries is on file in any state or other jurisdiction, and neither Company nor any Subsidiary has signed or agreed to sign any such financing statement or filing or any security agreement authorizing any secured party thereunder to file any such financing statement or filing. Each Lease or other occupancy or other agreement under which Company or any of its Subsidiaries holds real or personal property has been duly authorized, executed and delivered by either the Company or the Subsidiaries which are parties thereto and is a legal, valid and binding obligation of each of them, enforceable in accordance with its terms. Company and each of its Subsidiaries has a valid leasehold interest in and enjoys peaceful and undisturbed possession under all Leases pursuant to which it holds any real property or tangible personal property. All of such Leases are valid and subsisting and in full force and effect; and neither Company nor any of its Subsidiaries nor, to Company's knowledge, any other party thereto, is in default in the performance, observance or fulfillment of any material obligation, covenant or condition contained in any such Lease. Neither Company nor any of its Subsidiaries owns any real property. Section 2.7 of the Disclosure Schedule lists all material real estate leased by Company or any of its Subsidiaries and all material Leases. None of the fixed assets and machinery and equipment is subject to contracts of sale, and none is held by Company or any of its Subsidiaries as lessee or as conditional sales vendee under any Lease or conditional sales contract and none is subject to any title retention agreement, except as set forth in Section 2.7 of the Disclosure Schedule. The real property (other than land), fixtures, fixed assets and machinery and equipment are in a state of good repair and maintenance and are in good operating condition.

     2.8  Compliance with Contractual Obligations and Private
Authorizations. Section 2.8 of the Disclosure Schedule sets forth a true, accurate and complete list and description of each Private Authorization and each Contractual Obligation which individually is material to Company and its Subsidiaries taken as a whole, all of which are in full force and effect. Each of Company and its Subsidiaries has obtained all Private Authorizations which are necessary for the ownership by it of its properties and the conduct of its business as now conducted or as presently proposed to be conducted, or which, if not obtained and maintained, would, singly or in the aggregate, have a Material Adverse Effect. Neither Company nor any Subsidiary is in breach or violation of, or is in default in the performance, observance or fulfillment of, any Contractual Obligation or Private Authorization, and no Event exists or has occurred, which constitutes, or but for any requirement of giving of notice or passage of time or both would constitute, such a breach, violation or default, under any Contractual Obligation or Private Authorization, except for such defaults, breaches or violations, as do not and will not have in the aggregate a Material Adverse Effect. No Private Authorization is the subject of any pending or, to Company's knowledge, threatened repudiation, revocation or termination.

     2.9  Compliance with Governmental Authorizations and Applicable
Law. Section 2.9 of the Disclosure Schedule contains a brief description of all Legal Actions which are pending or in which Company or any of its Subsidiaries or any of its business, operations or properties, or any of its officers or directors in connection therewith, is, engaged, or which involves the business, operations or properties of Company or any of its Subsidiaries, or, to Company's knowledge, which is threatened against Company or any of its Subsidiaries or any of their business, operations or properties, or any of their officers or directors in connection therewith.

     2.10 Intellectual Property. Each of Company and its Subsidiaries is the sole and exclusive owner of the material trademarks, trade names, service marks and copyrights constituting a part of the Intellectual Property, the holder of the full record title to the trademark registrations and the sole owner of the inventions covered by the patents and patent applications constituting a part of the Intellectual Property. Each of Company and its Subsidiaries has the legally defensible right to use such trademarks, trade names, service marks, patents and copyrights and, except as set forth in Section 2.10 of the Disclosure Schedule, all the aforesaid are free and clear of all Encumbrances other than Permitted Encumbrances. There are no claims of any Person pertaining to such trademarks, trade names, service marks, patents and copyrights, no Legal Actions are pending or, to the knowledge of Company, threatened which challenge any of Company's or its Subsidiaries' respective rights in respect to any of its Intangible Assets, and none of its Intangible Assets infringes upon or otherwise violates the rights of any other Person or, to the knowledge of Company, is being infringed or violated by any other Person, except in each case for any infringement or violation which could not have a Material Adverse Effect.

     2.11 Interested Party Transactions. Except as set forth in Section 2.11 of the Disclosure Schedule, since the date of Company's proxy statement dated February 15, 1996, no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction, pursuant to Item 404 of Regulation S-K promulgated by the Commission.

     2.12 Insurance. Company maintains fire and casualty, general liability, business interruption, product liability, professional liability and sprinkler and water damage insurance policies with reputable insurance carriers, which provide full and adequate coverage for all normal risks incident to the business of Company and its Subsidiaries and their respective properties and assets and are in character and amount similar to that carried by entities engaged in similar business and subject to the same or similar perils or hazards.

     2.13  Taxes

     (a) Other than as disclosed in Section 2.13 of the Disclosure Schedule, (i) Company and its Subsidiaries have filed all United States federal income Tax Returns and all other Tax Returns required to be filed by them, (ii) Company and its Subsidiaries have paid and discharged all Taxes due in connection with or with respect to the periods or transactions covered by such Tax Returns and have paid all other Taxes as are due, except such as are being contested in good faith by appropriate proceedings (to the extent that any such proceedings are required) and with respect to which Company is maintaining adequate reserves,
(iii) there are no other material Taxes that would be due if asserted by a taxing authority, except with respect to which Company is maintaining reserves to the extent currently required, Except as does not involve or would not result in any material liability to Company or any of its Subsidiaries (i) there are no tax liens on any assets of Company or any Subsidiary thereof; and (ii) neither Company nor any of its Subsidiaries has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. The accruals and reserves for Taxes (including deferred taxes) reflected in the balance sheet of Company as at July 27, 1996 included in Company's Quarterly Report on Form 10-Q for the quarter ended July 27, 1996 are in all material respects adequate to cover all Taxes required to be accrued through the date thereof (including interest and penalties, if any, thereon and Taxes being contested) in accordance with generally accepted accounting principles applied on a consistent basis with the 1995 Company Balance Sheet, and the accrual and reserves for Taxes (including deferred taxes) reflected in the books and records of Company as at the last day of Company's most recently completed fiscal month end are in all material respects adequate to cover all Taxes required to be accrued through such date (including interest and penalties, if any, thereon and Taxes being contested) in accordance with generally accepted accounting principles applied on a consistent basis with the 1995 Company Balance Sheet.

     (b) Company is not, and has not been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. To the knowledge of Company, neither Company nor any of its Subsidiaries owns any property of a character, the indirect transfer of which, pursuant to this agreement, would give rise to any material documentary, stamp or other transfer tax.

     2.14 Absence of Sensitive Payments. Neither Company nor any of its Subsidiaries (a) made any contributions, payments or gifts to or for the private use of any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift is illegal under any Applicable Law, (b) established or maintained any unrecorded fund or asset for any purpose or made any false or artificial entries on its books, or (c) made any payments to any Person with the intention or understanding that any part of such payment was to be used for any purpose other than that described in the documents supporting the payment.

     2.15 Inapplicability of Specified Statutes. Neither Company nor any of its Subsidiaries is a "holding company", or a "subsidiary company" or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or an "investment company" or a company "controlled" by or acting on behalf of an "investment company", as defined in the Investment Company Act of 1940, as amended, or a "carrier" or a person which is in control of a "carrier", as defined in sections 10102 or 11301 of Title 49, U.S.C.

     2.16 Material Agreements. Section 2.16 of the Disclosure Schedule lists all Material Agreements relating to the ownership or operation of the business and property of Company or any of its Subsidiaries presently held or used by Company or any of its Subsidiaries or to which Company or such Subsidiary is a party or to which it or any of its property is subject or bound. True, complete and correct copies of each of the Material Agreements have been furnished by Company to Acquiror (or true, complete and correct descriptions thereof have been set forth in the Disclosure Schedule, if any such Material Agreements are oral). Each of Company and its Subsidiaries has duly complied in all material respects with all of the terms and conditions of each such Material Agreement and has not done or performed, or failed to do or perform (and there is not pending or, to the knowledge of Company, threatened any claim that Company or any Subsidiary has not so complied, done and performed or fail to do and perform) any act which would invalidate or provide grounds for the other party thereto to terminate (with or without notice, passage of time or both) or materially impair its rights or benefits, or increase the costs of Company or any Subsidiary, under any of such Material Agreements.

     2.17 Ordinary Course of Business. Except as described in Section 2.17 of the Disclosure Schedule, each of Company and its Subsidiaries, since October 28, 1995 to the date hereof:

          (a) has operated its business in the normal, usual and customary manner in the ordinary and regular course of business consistent with past practice, including the maintenance of working capital at normal operating levels consistent with prior practice;

          (b) has not sold or otherwise disposed of any material properties or assets, other than inventory sold or otherwise disposed of in the ordinary course of business consistent with past practice;

          (c) except in each case in the ordinary course of business consistent with past practice,

             (i) has not incurred any material obligations or liabilities (fixed, contingent or other);

             (ii) has not entered into any material commitments;

             (iii) has not sold or transferred any material tangible asset or canceled any material debts or claims; and

             (iv) has not incurred any indebtedness for borrowed money or issued any debt securities or assumed, guaranteed or endorsed, or otherwise as an accommodation became responsible for, the obligations of any person, or made any loans or advances.

          (d) has not made or committed to make any additions to its property or any purchases of machinery or equipment, except for normal maintenance and replacements and capital expenditures in accordance with the budget therefor heretofore provided to Acquiror;

          (e) has not discharged or satisfied any Encumbrance or paid any obligation or liability (absolute or contingent) other than current liabilities or obligations under contracts then existing or thereafter entered into in the ordinary course of business, and commitments under Leases existing on that date or incurred since that date in the ordinary course of business;

          (f) has not Encumbered any of its tangible property, other than Permitted Encumbrances;

          (g) has not Transferred or Encumbered any Intellectual Property other than Permitted Encumbrance;

          (h) has not increased the compensation payable or to become payable to any of its officers, employees, advisers, consultants, salesmen or agents or otherwise alter, modify or change the terms of their employment or engagement;

          (i) has not waived any rights of substantial value without fair and adequate consideration;

          (j) has not declared, made or paid any Distribution other than any Distribution from a Subsidiary of Company to Company or to another Subsidiary of Company; and

          (k) has not issued, pledged, granted, split, reclassified, combined or redeemed any shares of any class of capital stock or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock except for issuances upon exercise of outstanding options or other convertible securities.

     2.18 Broker or Finder. No Person assisted in or brought about the negotiation of this Agreement or the subject matter of the transactions contemplated hereby in the capacity of broker, agent or finder or in any similar capacity on behalf of Company or any of its Subsidiaries other than as set forth in Section 2.18 of the Disclosure Schedule, which sets forth a true, accurate and complete description of the arrangements with any such Person.

     2.19 Environmental Matters. Except as set forth in Section 2.19 of the Disclosure Schedule:

          (a) The operations of each of Company and its Subsidiaries are in compliance in all material respects with all applicable Environmental Laws.

          (b) To Company's knowledge, all real property currently or formerly owned, leased or operated by Company or any of its Subsidiaries is free from contamination by any Hazardous Material. None of Company or its Subsidiaries has disposed or arranged for the disposal of Hazardous Material so as to give rise to liability for any off-site disposal or contamination.

          (c) To the knowledge of Company, each of Company and its Subsidiaries currently maintains all Environmental Permits necessary for their operations and are in compliance in all material respects with such Environmental Permits.

          (d) There are no Legal Actions or Environmental Claims pending or, to Company's knowledge, threatened, nor, to Company's knowledge, investigations with respect to any Environmental Claim pending or threatened, against any of Company or its Subsidiaries alleging the violation of any Environmental Law or asserting claims regarding Environmental Costs and Liabilities under any Environmental Law. None of Company or its Subsidiaries has received any claims or notices alleging liability under any Environmental Law.

          (e) None of Company or its Subsidiaries nor, to the knowledge of Company, any owner of premises leased or operated by any of Company or its Subsidiaries has with respect to such premises, filed any formal notice under any Environmental Law or other Law indicating past or present generation, treatment, storage, or disposal of Hazardous Material or reporting an Environmental Release of Hazardous Material into the environment.

          (f) There is not now nor, to the knowledge of Company, has there been in the past on, in or under any real property owned, leased or operated by any of Company or its Subsidiaries (i) any underground storage tanks, aboveground storage tanks, dikes or impoundments, (ii) any friable asbestos-containing materials or (iii) any polychlorinated biphenyls.


     2.20 Certain State Statutes Inapplicable. Company's Board of Directors has approved and ratified, within the meaning of Section 203 of the DGCL, the transactions contemplated by this Agreement and the Securities Purchase Agreement, so as to render the provisions of Section 203 of the DGCL inapplicable to this Agreement and the Securities Purchase Agreement.



     2.21 Information Supplied. Neither the proxy statement relating to the approval by the stockholders of the Company of the Merger (such proxy statement (including the exhibits thereto and the documents incorporated by reference therein), as amended or supplemented from time to time, the "Proxy Statement") nor, if required under the Exchange Act, the Transaction Statement on Schedule 13E-3 (the "Schedule 13E-3") filed by the Company under the Exchange Act with the Proxy Statement shall, at the respective dates first mailed to the Company's stockholders, at the time of the Company Stockholders Meeting and at the Effective Time, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders Meeting which shall have become false or misleading, except that no representation or warranty is made by Company with respect to information supplied in writing by Acquiror or Acquiror Parent for inclusion in the Proxy Statement or Schedule 13E-3. The Proxy Statement and Schedule 13E-3 (if one is required) shall comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations thereunder.



     2.22 Opinion of Financial Advisor. On or prior to the date of this Agreement, Company has received the Fairness Opinion of Piper Jaffray Inc. ("Piper Jaffray").



     2.23 Voting Agreements and Noncompetition Agreements. Except as set forth in Section 2.23 of the Disclosure Schedule, there are no voting trusts or other agreements or understandings with respect to the voting of Company Common Stock. Except as set forth in the Disclosure Schedule, none of Company, its Subsidiaries or any Person in which Company or its Subsidiaries own any interest is a party to any noncompetition agreement or other agreement or arrangement which restrains, limits or impedes the current or contemplated business or operations of Company or any of its Subsidiaries or would apply to Acquiror or any of its Affiliates following the Effective Time.



     2.24 Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is the only vote of the holders of any class or series of Company capital stock necessary or required (under Applicable Law or otherwise) to approve this Agreement and the transactions contemplated hereby.



     2.25 Consents. Except for (i) as set forth in Section 2.25 of the Disclosure Schedule, (ii) compliance with and filings under the HSR Act, (iii) the filing with the Commission of the Proxy Statement, and such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (iv) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (v) if required under the Exchange Act, the filing of the
Schedule 13E-3 with the Commission, and (vi) such filings in connection with any state or local tax which is attributable to the change in beneficial ownership of Company's or its Subsidiaries' real property, if any (collectively, "Gains Taxes"), (the items in clauses (i) through (vi) being collectively referred to herein as ("Company Consents"), no Governmental Authorizations or Private Authorizations are required to be obtained or made by or with respect to Company or any of its Subsidiaries on or prior to the Closing Date in connection with
(A) the execution, delivery and performance of this Agreement or any of the Transaction Documents to which Company is a party, the consummation of the transactions contemplated hereby and thereby or the taking by Company of any other action contemplated hereby or thereby, (B) the continuing validity and effectiveness of (and prevention of any material default under or violation of the terms of) any Lease or Material Agreement to which any of Company or its Subsidiaries is a party or any Governmental Authorization of any of Company or its Subsidiaries or (C) the conduct by Company or any of its Subsidiaries of their respective businesses following the Closing as conducted on the date hereof.



     2.26 Board Recommendation. The Board of Directors of Company, at a meeting duly called and held on November 27, 1996, has (A) determined that this Agreement and the transactions contemplated hereby, including, without limitation, the Merger, are fair to and in the best interests of the stockholders of the Company (other than Acquiror Parent and its subsidiaries),
(B) approved and adopted this Agreement and (C) resolved to recommend, subject to the provisions of Sections 4.5 and 4.8 hereof, that the stockholders of Company approve and adopt this Agreement and the Merger. Subject to the provisions of Sections 4.5 and 4.8 hereof, Company has been authorized by Piper Jaffray, subject to prior review by Piper Jaffray, to include the Fairness Opinion (or references thereto) in the Proxy Statement and in the Schedule 13E-3 (if one is required). Company hereby consents to the inclusion in the Proxy Statement and the Schedule 13E-3 of the recommendation of the Board of Directors of Company described above.



SECTION 3. REPRESENTATIONS AND WARRANTIES OF CHILDS, ACQUIROR PARENT AND
           ACQUIROR.



     Childs, Acquiror Parent and Acquiror represent, warrant, covenant and agree that:



     3.1  Organization and Business; Power and Authority; Effect of Transaction.



     (a) Each of Childs, Acquiror Parent and Acquiror (i) is a limited partnership or corporation, as the case may be, duly organized, validly existing and in good standing under the laws of its jurisdiction of formation or incorporation as set forth in the Disclosure Schedule, and (ii) has all requisite partnership or corporate power and authority, as the case may be, to own or hold under lease its properties and to conduct its business as now conducted and as presently proposed to be conducted, and is in possession of all Governmental Authorizations and Private Authorizations to the extent required for such ownership and lease of its property and conduct of its business.



     (b) Each of Childs, Acquiror Parent and Acquiror has all requisite partnership or corporate authority, as the case may be, necessary to enable it to execute and deliver, and to perform its obligations under, and to consummate the transactions contemplated by, this Agreement and each Transaction Document executed or to be executed by it; and the execution, delivery and performance of this Agreement and each such Transaction Document have been duly authorized by all requisite partnership or corporate action, as the case may be, including that, if required, of Childs partners, Acquiror Parent's stockholders and Acquiror's stockholders. This Agreement has been duly executed and delivered by each of Childs, Acquiror Parent and Acquiror and constitutes, each Transaction Document executed or to be executed by it when executed and delivered by Childs, Acquiror Parent or Acquiror will constitute, its legal, valid and binding obligations, enforceable against it in accordance with their respective terms.



     (c) Neither the execution and delivery of this Agreement or any Transaction Document executed or to be executed by Childs, Acquiror Parent or Acquiror, nor the consummation of the transactions herein or therein contemplated, nor compliance with the terms, conditions and provisions hereof or thereof by Childs, Acquiror Parent or Acquiror:


          (i) (A) will conflict with, or result in a breach or violation of, or constitute a default under, any Applicable Law on the part of Childs, Acquiror Parent or Acquiror or (B) will conflict with or result in a breach or violation of, or constitute a default under, any of the certificate of limited partnership or partnership agreement of Childs or the certificate of incorporation or by-laws of Acquiror Parent or Acquiror or (C) will conflict with, or result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability under, or but for any requirement of giving of notice or passage of time or both would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration of, any material Contractual Obligation of Childs, Acquiror Parent or Acquiror,

          (ii) will result in or permit the creation or imposition of any Encumbrance upon any property now owned or leased by Childs or Acquiror, or

          (iii) will require any Governmental Authorization or Private Authorization, except as to the HSR Act and the filing with the Secretary of State of Delaware of the Certificate of Merger,

except, with respect to clauses (i)(A), (i)(C), (ii) and (iii) above, such conflicts, breaches, defaults, violations, accelerations, Encumbrances, authorizations or filings, that individually or in the aggregate are not reasonably likely to result in a Material Adverse Effect on Childs, Acquiror Parent or Acquiror.


     3.2 Adverse Restrictions. Neither Acquiror, Acquiror Parent or Childs is a party to or subject to, nor is any of their property subject to, any Applicable Law, Governmental Authorization, Contractual Obligation or

Private Authorization, which now or, as far as Childs can now reasonably foresee, at any time in the future could, individually or in the aggregate, have any Material Adverse Effect on the ability of Childs, Acquiror or Acquiror to perform any of its obligations set forth in this Agreement or any Transaction Document.


     3.3 Information Supplied. The information supplied by Childs, Acquiror Parent or Acquiror for inclusion in the Proxy Statement and, if required under the Exchange Act, the Schedule 13E-3 will not, on the date the Proxy Statement or Schedule 13E-3 (or any amendment or supplement thereto) is first mailed to stockholders of the Company, at the time of the Company Stockholders Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders Meeting which shall have become false or misleading; provided, however, that Childs, Acquiror Parent and Acquiror make no representation or warranty with respect to information supplied by Company for inclusion in the Proxy Statement or Schedule 13E-3. The Proxy Statement and Schedule 13E-3 shall comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations thereunder.



     3.4 Broker or Finder. No Person assisted in or brought about the negotiation of this Agreement or the subject matter of the transactions contemplated hereby in the capacity of broker, agent or finder or in any similar capacity on behalf of Acquiror, Acquiror Parent or Childs.



     3.5 Financing of the Merger and the Second Disposition. Acquiror Parent or Acquiror (as the case may be) has all funds, or appropriate commitments for funds (complete copies of which have been provided to Company), necessary for the purchase or exchange of all outstanding shares of Company Common Stock, Company Option Securities and Company Convertible Securities pursuant to the Merger and the Second Disposition (as defined in the Securities Purchase Agreement).



SECTION 4.  COVENANTS OF COMPANY AND CHILDS.



     4.1 Access to Information. Company shall afford to each of Childs, Acquiror Parent and Acquiror and their accountants, counsel, financial advisors, financing sources and other representatives (the "Representatives") full access during normal business hours throughout the period prior to the Effective Time to all of its and its Subsidiaries properties, books, contracts, commitments and records (including Tax Returns) and, during such period, shall furnish promptly
(i) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of any Applicable Law (including without limitation federal or state securities laws) or filed by it with the Commission or any other Authority in connection with the transactions contemplated by this Agreement or which may have a material effect on its business, operations, properties, financial condition, or results of operations and (ii) such other information concerning any of the foregoing as Childs, Acquiror Parent and Acquiror shall reasonably request; provided, however, that no investigation pursuant to this Section shall affect any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the transactions contemplated hereby. Childs, Acquiror Parent and Acquiror shall hold, and shall use their reasonable business efforts to cause their Representatives to hold, in strict confidence all non-public documents and information furnished to Childs, Acquiror Parent and Acquiror in connection with the transactions contemplated by this Agreement, except that Childs, Acquiror Parent and Acquiror may disclose such information as may be necessary in connection with seeking all Governmental Authorizations and any required approval of Childs' limited partners, and Childs, Acquiror Parent and Acquiror may disclose any information that is required by Applicable Law to be disclosed.



     4.2 Agreement to Cooperate. (a) Each of the parties hereto shall cooperate and use its best business efforts to prepare and file with the applicable Authorities as promptly as practicable after the execution of this Agreement all requisite applications and amendments thereto, together with related information, data and exhibits, necessary to request issuance of orders approving the transactions contemplated by this Agreement by all such applicable Authorities, each of which must be obtained in order to satisfy the conditions set forth in and Section 5 hereof.


     (b) Subject to the terms and conditions herein provided, each of the parties hereto shall use reasonable efforts or take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under Applicable Laws to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable efforts to obtain all necessary or appropriate waivers, consents and approvals and Commission "no-action" letters, to effect all necessary registrations, filings and submissions (including without limitation filings under the HSR Act and any other submissions requested by the Federal Trade Commissions or Department of Justice) (and, in such case, to proceed with the Merger as expeditiously as possible). The parties recognize that the consummation of the transactions contemplated hereby is subject to the preacquisition notification requirements of the HSR Act. Each of the parties agrees that it will file with the Antitrust Division of the Department of Justice and the Federal Trade Commission a Notification and Report Form in a manner so as to constitute substantial compliance with the notification requirements of the HSR Act. Each of the parties covenants and agrees to use its reasonable business efforts to achieve the prompt termination or expiration of the waiting period or any extension thereof under the HSR Act.


     (c) In addition to the covenants set forth in the preceding subsections of this Section, Childs, Acquiror Parent and Acquiror and Company each agree to take such actions as may be necessary to obtain any Governmental Authorizations legally required for the consummations of the transactions contemplated hereby, including the making of any Governmental Filings, publications and requests for extensions and waivers. Nothing in this Section shall be construed to require
(i) Childs Acquiror Parent and Acquiror to (A) sell or otherwise dispose of any Subsidiary or assets which either alone or in the aggregate with all such other sales or dispositions would constitute the sale or disposition of a "significant subsidiary" of Childs Acquiror Parent or Acquiror, (B) take any action the effectiveness of which cannot be conditioned upon the consummation of the transactions which would have any Material Adverse Effect on Childs Acquiror Parent or Acquiror, or (C) take any action which either would have any Material Adverse Effect on Childs or Acquiror, following the consummation of the transactions or materially impair the value to Childs Acquiror Parent or Acquiror of the transactions; or (ii) Company to (A) sell or otherwise dispose of any of its Subsidiaries or assets which either alone or in the aggregate with all such other sales or dispositions would constitute the sale or disposition of a "significant subsidiary" of Company, (B) take any action the effectiveness of which cannot be conditioned upon the consummation of the transactions which would have any Material Adverse Effect on Company, or (C) take any action which either would have any Material Adverse Effect on Childs, Acquiror Parent or Acquiror, following the transactions or materially impair the value to Childs, Acquiror Parent or Acquiror of the transactions. For purposes of this Section, the term "significant subsidiary" shall have the meaning attributed to such term by Rule 1-02(v) of Regulation S-X of the rules and regulations of the Commission.

     (d) In addition to the covenants set forth in the preceding subsections of this Section, (i) Company will use its best efforts on or prior to the Closing Date to obtain the satisfaction of the conditions specified in Section 5 hereof and (ii) Childs, Acquiror Parent and Acquiror will each use its best efforts on or prior to the Closing Date to obtain the satisfaction of the conditions specified in Section 5 hereof. Childs, Acquiror Parent and Acquiror agree to cooperate with and to assist Company with respect to securing all necessary Governmental Authorizations and Private Authorizations to the consummation of the Merger.

     (e) Company will promptly notify Childs of any and all Events which would require any change to be made in the Disclosure Schedule or which could cause or result in any breach or inaccuracy of Company's representations and warranties including without limitation those set forth in Section 2, or which could impair the likelihood that all of the conditions to be satisfied by Company which are specified in Section 5 will be satisfied on or prior to the Closing Date.

     4.3 Expenses. Each party shall pay its own expenses incident to the negotiation, preparation, performance and enforcement of this Agreement (including all fees and expenses of its counsel, accountants and other consultants, advisors and representatives for all activities of such persons undertaken pursuant to this Agreement), whether or not the transactions contemplated hereby are consummated.

     4.4 Public Announcements. Until such time as may be mutually agreed upon by the parties to this Agreement, neither party hereto shall, without the approval of the other party, make or cause to be made any press release or other public announcement that directly or indirectly discloses the transactions contemplated by this Agreement, except as and to the extent that it is required by law (including, without limitation, applicable federal and state securities laws) to make such an announcement.


     4.5 Stockholders' Approval. (a) Company shall, as soon as practicable following consummation of the transactions contemplated by the Securities Purchase Agreement, submit this Agreement and the transactions contemplated hereby for the approval of its stockholders at a meeting of stockholders (the "Company Stockholders Meeting", which term shall include any postponements or adjournments of such meeting). Unless otherwise required under the applicable fiduciary duties of the Board of Directors of Company, as determined by such directors in good faith after consultation with and based upon the opinion of outside legal counsel, Company shall (i) recommend adoption of this Agreement and approval of the Merger by the stockholders of Company and include in the Proxy Statement such recommendation and (ii) use all reasonable best efforts to solicit from its respective stockholders proxies in favor of adoption of this Agreement and approval of the Merger and shall take all other action necessary or advisable to secure the vote or consent of stockholders to obtain such approvals (the "Company Stockholder Approval"). Without limiting the generality of the foregoing, Company agrees that its obligations pursuant to the first sentence of this Section 4.5 shall not be affected by (i) the commencement, public proposal, public disclosure or communication to Company of any Acquisition Proposal (as defined in Section 4.8) or (ii) the withdrawal or modification by the Board of Directors of the Company of its approval or recommendation of this Agreement or the Merger. The Company Stockholders Meeting shall be held as soon as practicable following consummation of the transactions contemplated by the Securities Purchase Agreement. To the extent permitted by law, Childs, Acquiror Parent and Acquiror each agree to vote all shares of Company Common Stock beneficially owned by them in favor of the Merger.



     4.6 Proxy Statement; Schedule 13E-3. (a) As soon as practicable following the date of this Agreement, Company shall prepare and file the Proxy Statement and, if required under the Exchange Act, the Schedule 13E-3, and shall use its reasonable best efforts to have the Proxy Statement and, if required under the Exchange Act, the Schedule 13E-3 cleared by the Commission as promptly as reasonably practicable, and in addition, shall also take any action required to be taken under Applicable Law in connection with the consummation of the transactions contemplated by this Agreement. Childs and Acquiror and Company shall promptly furnish to each other all information, and take such other actions, as may reasonably be requested in connection with any action by any of them in connection with the provisions of this Section 4.6.



     (b) Prior to the date of approval of the Merger by Company's stockholders, each of Company, Childs and Acquiror shall correct promptly any information provided by it to be used specifically in the Proxy Statement and, if required under the Exchange Act, the Schedule 13E-3 that shall have become false or misleading in any material respect and shall take all steps necessary to file with the Commission and have cleared by the Commission any amendment or supplement to the Proxy Statement and, if required under the Exchange Act, the
Schedule 13E-3 as so corrected to be disseminated to the stockholders of Company to the extent required by Applicable Law. Without limiting the generality of the foregoing, Company shall notify Childs promptly of the receipt of the comments of the Commission and of any request by the Commission for amendments or supplements to the Proxy Statement or Schedule 13E-3, or for additional information, and shall supply Childs with copies of all correspondence between Company or its representatives, on the one hand, and the Commission or members of its staff, on the other hand, with respect to the Proxy Statement or Schedule 13E-3. If at any time prior to the Company Stockholders Meeting any event should occur relating to Company, Childs or Acquiror or their respective officers or directors which is required to be described in an amendment or supplement to the Proxy Statement or Schedule 13E-3, the parties shall promptly inform each other. Whenever any event occurs which is required to be described in an amendment or a supplement to the Proxy Statement or Schedule 13E-3, Company, Childs and Acquiror shall, upon learning of such event, cooperate in promptly preparing, filing and clearing with the Commission and mailing to the stockholders of Company such amendment or supplement; provided, however, that, prior to such mailing, (i) Company, Childs and Acquiror shall consult with each other with respect to such amendment or supplement, (ii) shall afford each other reasonable opportunity to comment thereon and (iii) each such amendment or supplement shall be reasonably satisfactory to the other.

     4.7  Company Board Representation; Section 14(f).

     (a) If requested in writing by Acquiror, following the purchase by Acquiror of all the shares of Company Common Stock subject to the Securities Purchase Agreement, and from time to time thereafter, Acquiror shall be entitled to designate up to such number of directors, rounded up to the next whole number, on the Board of Directors of Company as shall give Acquiror representation on the Board of Directors of Company equal to the product of the total number of directors on the Board of Directors of Company (giving effect to the directors elected pursuant to this sentence) multiplied by the percentage that the aggregate number of shares beneficially owned by Acquiror or any Affiliate of Acquiror at such time bears to the total number of shares then outstanding, and Company shall, at such time, promptly take all actions necessary to cause Acquiror's designees to be elected as directors of Company, including increasing the size of the Board of Directors of Company or securing the resignations of incumbent directors or both. At such times, Company shall use its best efforts to cause persons designated by Acquiror to constitute the same percentage as persons designated by Acquiror shall constitute of the Board of Directors of Company of (i) each committee of the Board of Directors of Company (some of whom may be required to be independent as required by Applicable Law), (ii) each board of directors of each Subsidiary of Company and (iii) each committee of each such board, in each case only to the extent permitted by applicable law.


     (b) Company shall promptly take all actions required pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder in order to fulfill its obligations under this Section 4.7 and shall include in the Proxy Statement such information with respect to Company and its officers and directors as is required under Section 14(f) and Rule 14f-1 to fulfill such obligations. Childs, Acquiror Parent or Acquiror shall supply to Company and be solely responsible for any information with respect to either of them and their nominees, officers, directors and Affiliates required by such Section 14(f) and Rule 14f-1.


     (c) Following the election or appointment of designees of Acquiror pursuant to this Section 4.7 and prior to the Effective Time, any amendment of this Agreement or the Certificate of Incorporation or By-laws of Company, any termination of this Agreement by Company, any extension by Company of the time for the performance of any of the obligations or other acts of Childs, Acquiror Parent or Acquiror or waiver of any of Company's rights hereunder shall require the concurrence of a majority of the directors of Company then in office who were not designated by Acquiror.

     4.8  No Solicitation.

     (a) Company shall not, directly or indirectly through any officer, director, employee, representative or agent of Company or any of its Subsidiaries (i) solicit, initiate or encourage the initiation of any inquiries or proposals regarding any merger, sale of substantial assets, sale of share of capital stock (including without limitation by way of a tender offer) or similar transactions involving Company or any Subsidiaries of Company other than the Merger (any of the foregoing inquiries or proposals being referred to herein as an "Acquisition Proposal"), (ii) engage in negotiations or discussions concerning, or provide any nonpublic information to any person relating to, any Acquisition Proposal or (iii) agree to, approve or recommend any Acquisition Proposal. Nothing contained in this Section 4.8(a) shall prevent the Board of Directors of Company from considering, discussing, or providing any nonpublic information to any person relating to, a bona fide Acquisition Proposal not solicited in violation of this Agreement, provided the Board of Directors of Company determines in good faith (upon advice of outside counsel) that it is required to do so in order to discharge properly its fiduciary duties. Nothing contained in this Section 4.8(a) shall prohibit the Board of Directors of Company from complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer.

     (b) Company shall immediately notify Childs and Acquiror Parent after receipt of any Acquisition Proposal, or any modification of or amendments to any Acquisition Proposal, or any request for nonpublic information relating to Company or any of its Subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of Company or any Subsidiary by any person or entity that informs the Board of Directors of Company or such Subsidiary that it is considering making, or has made, an

Acquisition Proposal. Such notice to Childs and Acquiror Parent shall be made orally and in writing, and shall indicate whether Company is providing or intends to provide the person making the Acquisition Proposal with access to information concerning Company as provided in Section 4.8(c).

     (c) If the Board of Directors of Company receives a request for material nonpublic information by a person who makes, or indicates that it is considering making, a bona fide Acquisition Proposal, and the Board of Directors determines in good faith and upon the advice of outside counsel that it is required to cause Company to act as provided in this Section 4.8(c) in order to discharge properly the directors' fiduciary duties, then, provided such person has executed a confidentiality agreement substantially similar to the one then in effect between Company and Childs and Acquiror, Company may provide such person with access to information regarding Company.

     (d) Company shall immediately cease and cause to be terminated any existing discussions or negotiations with any persons (other than Childs, Acquiror Parent and Acquiror) conducted heretofore with respect to any of the foregoing. Company agrees not release any third party from the confidentiality and standstill provisions of any confidentiality agreement to which Company is a party.

     (e) Company shall ensure that the officers, directors and employees its Subsidiaries and any investment banker or other advisor or representative retained by Company are aware of the restrictions described in this Section 4.8.

     4.9 Tax Returns. Without the prior written consent of Childs, neither Company nor any of its Subsidiaries shall make or change any election, change an annual accounting or Tax period, adopt or change any accounting method, file any amended Tax Return, enter into any closing agreement, settle any Tax claim relating to Company or its Subsidiaries, surrender any right to claim a refund of Taxes, take or omit to take any similar action with respect to Taxes (other than the filing of any original Tax Return), if any such election, adoption, change, amendment, agreement, settlement, surrender or other action or omission would have the effect of increasing the Tax liability of Company and its Subsidiaries, by more than an aggregate amount of $250,000; provided, however, that Company may consent to an extension of a limitation period applicable to a Tax claim without Childs's prior written consent (and Company will notify Childs of any such extension no later than five (5) Business Days after taking such action if it would relate to the Company or its Subsidiaries).

     4.10  Indemnification and Insurance.

     (a) The By-Laws of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the Certificate of Incorporation of Company on the date hereof, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who on or prior to the Effective Time were directors, officers, employees or agents of Company, unless such modification is required by law.

     (b) Company shall, to the fullest extent permitted under Applicable Law or under Company's Certificate of Incorporation or By-Laws and regardless of whether the Merger becomes effective, indemnify and hold harmless, and, after the Effective Time, Acquiror Parent and the Surviving Corporation shall, to the fullest extent permitted under Applicable Law or under the Surviving Corporation's Certificate of Incorporation or By-Laws as in effect at the Effective Time, indemnify and hold harmless, each present and former director, officer or employee of Company or any of its Subsidiaries (collectively, the "Indemnified Parties") against any costs or expenses (including attorneys'
fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation whether civil, criminal, administrative or investigative, (x) arising out of or pertaining to the transactions contemplated by this Agreement or the Securities Purchase Agreement or (y) otherwise with respect to any acts or omissions occurring at or prior to the Effective Time, to the same extent as provided in Company's Certificate of Incorporation or By-Laws or any applicable contract or agreement as in effect on the date hereof, in each case for a period of six years after the date hereof. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective
Time), (i) any counsel retained by the Indemnified Parties for any period after the Effective Time shall be reasonably satisfactory to the Surviving Corporation,

(ii) after the Effective Time, the Surviving Corporation shall pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received, and (iii) the Surviving Corporation will cooperate in the defense of any such matter; provided, however, that the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shill not be unreasonably withheld); and provided, further, that, in the event that any claim or claims for indemnification are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until the disposition of any and all such claims. The Indemnified Parties as a group may seek reimbursement pursuant to the foregoing indemnification arrangements for the fees and expenses of only one law firm representing them with respect to any single action.

     (c) Acquiror Parent and the Surviving Corporation shall honor and fulfill in all respects the obligations of Company pursuant to indemnification agreements with Company's directors and of officers existing at or before the Effective Time.

     (d) For a period of six years after the Effective Time, Acquiror Parent shall cause the Surviving Corporation to maintain in effect, if available, directors' and officers' liability insurance covering those persons who are currently covered by Company's directors' and officers' liability insurance policy (a copy of which has been made available to Acquiror Parent) on terms comparable to those now applicable to directors and officers of Company; provided, however, that in no event shall Acquiror Parent or the Surviving Corporation be required to expend in excess of 150% of the annual premium currently paid by Company for such coverage; and provided further, that if the premium for such coverage exceeds such amount, Acquiror Parent or the Surviving Corporation shall purchase a policy with the greatest coverage available for such 150% of the annual premium.

     (e) This Section 4.10 shall survive the consummation of the Merger at the Effective Time, is intended to benefit Company, the surviving Corporation and the Indemnified Parties, shall be binding on all successors and assigns of Acquiror Parent and the Surviving Corporation and shall be enforceable by the Indemnified Parties.

     4.11 Convertible Securities. On or immediately following the Second Disposition Effective Date (as defined in the Securities Purchase Agreement), Company shall prepay all Company Convertible Securities owned by the Securityholders, in accordance with Section 3.6 of the Securities Purchase Agreement.

     4.12 Financing. (a) Company agrees to provide, and will cause its Subsidiaries and its and their respective officers and employees to provide, all necessary cooperation in connection with the arrangement of any financing to be consummated contemporaneous with or at or after the Second Disposition Effective Date (as defined in the Securities Purchase Agreement) or the Effective Time in respect of the transactions contemplated by the Securities Purchase Agreement or this Agreement, including without limitation, the execution and delivery of any commitment letters, underwriting or placement agreements, pledge and security documents, other definitive financing documents, or other requested certificates or documents relating to the Second Disposition or the Merger or any refinancing of any existing indebtedness of Company or any of its Subsidiaries under which a default or event of default could occur as a result of the transactions contemplated by the Securities Purchase Agreement or this Agreement.

     (b) Each of Childs, Acquiror Parent and Acquiror hereby agree to use their reasonable efforts to arrange the financing in respect of the transactions contemplated by this Agreement described in Section 3.5 hereof, including, using their reasonable efforts to satisfy all conditions applicable to Childs, Acquiror Parent and Acquiror in the commitment letters and the definitive agreements relating thereto.

     4.13 Conduct of Business by Company Pending the Effective Time. Company covenants and agrees that, between the date of this Agreement and the Effective Time, unless Acquiror Parent shall otherwise agree in writing, (i) the business of Company and its Subsidiaries shall be conducted only in, and Company and its Subsidiaries shall not take any action except in, the ordinary course of business and in a manner substantially consistent with past practice including the maintenance of working capital at normal operating levels, (2) Company shall use all reasonable efforts to preserve substantially intact its business organization, to keep available the services of the current officers, employees and consultants of Company and its Subsidiaries and to preserve the current relationships of Company and its Subsidiaries with customers, suppliers and other persons with which Company or any of its Subsidiaries has significant business relations and (3) Company shall not, and shall not permit any Subsidiary to:

          (a) amend or otherwise change its Organic Documents;

          (b) sell or otherwise dispose of any material properties or assets, other than inventory sold or otherwise disposed of in the ordinary course of business consistent with past practice;

          (c) except in each case in the ordinary course of business consistent with past practice,

             (i) incur any material obligations or liabilities (fixed, contingent or other);

             (ii) enter into any material commitments;

             (iii) sell or transfer any material tangible asset or cancel any material debts or claims; or

             (iv) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances;

          (d) make or commit to make any additions to its property, capital expenditures or any purchases of machinery or equipment, except for normal maintenance and replacements and capital expenditures in accordance with the budget therefor heretofore provided to Acquiror;

          (e) discharge or satisfy any Encumbrance or pay any obligation or liability (absolute or contingent) other than current liabilities or obligations under contracts existing on the date hereof or hereafter entered into in the ordinary course of business, and commitments under Leases existing on the date hereof or incurred since such date in the ordinary course of business;

          (f) Encumber any of its tangible property, other than Permitted Encumbrances;

          (g) transfer or Encumber any Intellectual Property, other than Permitted Encumbrances;

          (h) (i) increase the compensation payable or to become payable to any of its officers, employees, advisers, consultants, salesmen or agents or otherwise alter, modify or change the terms of their employment or engagement, (ii) except in accordance with Company's current policies, grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of Company or any Subsidiary or enter into or amend any collective bargaining agreement, or (iii) establish, adopt, enter into or amend any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation or other plan, trust or fund for the benefit of any director, officer or class of employees; or

          (i) settle or compromise any pending or threatened litigation which is material or which relates to the transactions contemplated hereby or waive any rights of substantial value without fair and adequate consideration;

          (j) declare, make or pay any Distribution other than any Distribution from a Subsidiary of Company to Company or to another Subsidiary of Company;

          (k) issue, pledge, grant, dispose of, Encumber, or authorize the issuance, sale, pledge, grant, disposition or Encumbrance of any shares of any class of capital stock of Company or any Subsidiary or options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock except for issuances upon exercise of outstanding Company Option Securities or Company Convertible Securities;

          (l) reclassify, combine, split, divide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock; or

          (m) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or any division thereof or any assets (other than inventory, equipment and similar assets acquired int he ordinary course of business).

SECTION 5.  CONDITIONS PRECEDENT TO THE MERGER.

     5.1 Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of Company, Childs Acquiror Parent and Acquiror to consummate the Merger shall be subject to the satisfaction or waiver (subject to Applicable Law) of the following conditions:

          (a) Stockholder Approval. The Merger shall have been approved and adopted by the affirmative vote of a majority of the stockholders of Company.

          (b) No Change in Law; No Opposition. No Authority shall have enacted, issued, promulgated, enforced or entered any law, order, executive order, stay, decree, judgment, injunction or other order or statute, rule or regulation which is in effect and which has the effect of making the acquisition of shares of Company Common Stock by Childs, Acquiror Parent or Acquiror or any Affiliate of any of them illegal or otherwise preventing or prohibiting consummation of the transactions contemplated hereby.

          (c) Antitrust Improvement Act. The filing and waiting period requirements under the HSR Act relating to the consummation of the Merger shall have expired or been terminated.

          (d) Solvency Letters. Acquiror shall have delivered letters, in form and substance reasonably satisfactory to Company, attesting to the solvency of the Surviving Corporation individually, and the Surviving Corporation and its Subsidiaries, taken as a whole, immediately before and immediately after giving effect to the Merger, from its chief financial officer.

          (e) Securities Purchase Agreement. The transactions contemplated by the Securities Purchase Agreement shall have been consummated.


     5.2 Conditions to Obligations of Childs. The obligations of Childs, Acquiror Parent and Acquiror to effect the Merger are further subject to the satisfaction at or prior to the Effective Time of the following conditions:


          (a) Representations and Warranties. The representations and warranties of Company set forth in this Agreement that are qualified as to materiality shall be true and correct and any such representations and warranties that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (other than representations and warranties which address matters only as of a certain date which shall be true and correct (or true and correct in all material respects, as the case may be) as of such certain date). Childs shall have received a certificate signed on behalf of Company by the chief executive officer and the chief financial officer of Company to the effect set forth in this paragraph.

          (b) Performance of Obligations of Company. Company shall have performed the obligations required to be performed by it under this Agreement at or prior to the Closing Date (except for such failures to perform as would not have a Material Adverse Effect on Company).

          (c) No Material Adverse Change. There shall not have occurred any event or change in circumstances involving Company or any of its Subsidiaries that, individually or when taken together with all other such events or changes in circumstances, is or is reasonably likely to be materially adverse to the business, operations, properties, financial condition or results of operations of Company and its Subsidiaries taken as a whole, or does or is reasonably likely to delay or prevent the consummation of the transactions contemplated by the Merger Agreement.

          (d) Financing. The closings of the financings described in each of the commitment letters, dated November 26, 1996, of Fleet National Bank and NationsBank, N.A. to provide sufficient funds to consummate the Merger shall have taken place.

     5.3 Conditions to Obligations of Company. The obligations of Company to effect the Merger are further subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) Representations and Warranties. The representations and warranties of Childs, Acquiror Parent and Acquiror set forth in this Agreement that are qualified as to materiality shall be true and correct and any such representations and warranties that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (other than representations and warranties which address matters only as of a certain date which shall be true and correct (or true and correct in all material respects, as the case may be) as of such certain date). Company shall have received a certificate signed on behalf of Childs, Acquiror Parent and Acquiror by an authorized officer of each to the effect set forth in this paragraph.

          (b) Performance of Obligations of Childs. Each of Childs, Acquiror Parent and Acquiror shall have performed the obligations required to be performed by it under this Agreement at or prior to the Closing Date (except for such failures to perform as have not had or could not reasonably be expected, either individually or in the aggregate, to materially adversely affect the ability of each of Childs, Acquiror Parent Acquiror to consummate the transactions herein contemplated or perform its obligations hereunder).

SECTION 6.  DEFINITIONS.

     6.1 Principles of Construction. As used herein, unless the context otherwise requires, the following terms (or any variant in the form thereof) have the following respective meanings. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa, and the reference to any gender shall be deemed to include all genders. Except where the context otherwise requires, references to "this Section" or words of similar import shall be deemed to refer to the entire section and not a particular subsection and references to "hereunder," "herein," "hereof" or words of similar import shall be deemed to refer to the entire Agreement and not the particular Section or subsection or other provision. The words "includes" and "including" are not limiting and mean "including without limitation." In computation or periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each means "to but excluding," and the word "through" means "to and including." Unless otherwise defined or the context otherwise clearly requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and each Instrument, notice, certificate, communication, opinion or other document executed or required to be executed pursuant hereto or thereto or otherwise delivered, from time to time, pursuant hereto or thereto. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. References to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending or replacing such statute or regulation.

     6.2  "Acquiror" is defined in the preamble preceding the Recitals.

     6.3  "Acquiror Parent" is defined in the preamble preceding the Recitals.

     6.4  "Acquisition Proposal" is defined in Section 4.8.

     6.5 "Affiliate," when used with respect to any Person, shall mean (a) any other Person at the time directly or indirectly controlling, controlled by or under direct or indirect common control with such Person, (b) any other Person of which such Person at the time owns, or has the right to acquire, directly or indirectly, five percent (5%) or more on a consolidated basis of the equity or beneficial interest, (c) any other Person which at the time owns, or has the right to acquire, directly or indirectly, five percent (5%) or more of any class of the capital stock or beneficial interest of such Person, (d) any executive officer (as defined in the Exchange Act) or director of such Person, and (e) when used with respect to an individual, shall include a spouse, any descendant, or any other relative (by blood, adoption or marriage) within the third degree of such individual or a trust for the benefit of any such spouse, descendant or relative. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power to direct or cause the direction of the management or policies of such Person or the disposition of its assets or properties, whether by stock, equity or other ownership, by contract, arrangement or understanding, or otherwise.

     6.6  "Agreement" is defined in the Recitals.

     6.7 "Applicable Law" shall mean any Law of any Authority, whether domestic or foreign, including all federal and state Laws, to which the Person in question is subject or by which it or any of its property is bound, and including without limitation any: (a) administrative, executive, judicial, legislative or other statute, code, consent decree, constitution, decree, directive, enactment, finding, guideline, injunction, interpretation, judgment, law, order, ordinance, policy statement, proclamation, promulgation, regulation, requirement, rule, rule of law, rule of public policy, settlement agreement, or writ, of any Authority, domestic or foreign; (b) common law or other legal or quasi-legal precedent; or (c) arbitrator's, mediator's or referee's award, decision, finding or recommendation, or, in any case, any particular section, part or provision thereof.

     6.8 "Authority" shall mean any governmental or quasi-governmental authority, whether administrative, executive, judicial, legislative or other, or any combination thereof, including any federal, state, territorial, county, municipal or other government or governmental or quasi-governmental agency, arbitrator, authority, board, body, branch, bureau, central bank or comparable agency or entity, commission, corporation, court, department, instrumentality, master, mediator, panel, referee, system or other political unit or subdivision or other entity of any of the foregoing, whether domestic or foreign.

     6.9 "Benefit Arrangement" shall mean any benefit arrangement (whether or not written), including (a) any employment or consulting agreement, (b) any arrangement providing for insurance coverage or workers' compensation benefits,
(c) any incentive bonus or deferred bonus arrangement, (d) any arrangement providing termination allowance, severance or similar benefits, (e) any equity compensation plan, (f) any deferred compensation plan and (g) any compensation policy and practice, but excluding in any event any Employee Benefit Plan.

     6.10 "Business Day" shall mean any day on which the principal offices of the Commission in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in New York, New York or Boston, Massachusetts.

     6.11  "Certificate of Merger" is defined in Section 1.1.

     6.12  "Certificates" is defined in Section 1.5.

     6.13  "Childs" is defined in the preamble preceding the Recitals.

     6.14  "Closing" is defined in Section 1.2.

     6.15  "Closing Date" is defined in Section 1.2.

     6.16 "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, as set forth in Section 4980B of the Code and Part 6 of Title I of ERISA.

     6.17 "Code" shall mean the United States Internal Revenue Code of 1986, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

     6.18 "Commission" shall mean the Securities and Exchange Commission or any successor Authority.

     6.19  "Company" is defined in the preamble preceding the Recitals.

     6.20 "Company Benefit Arrangement" shall mean any Benefit Arrangement maintained by Company or any of its Subsidiaries, or any ERISA Affiliates of Company or any of its Subsidiaries, covering any employees, directors or former directors of Company or any of its Subsidiaries or any ERISA Affiliates of Company or any of its Subsidiaries, and the beneficiaries of any of them.


     6.21  "Company Common Stock" is defined in the Recitals.

     6.22  "Company Consents" is defined in Section 2.25.

     6.23 "Company Convertible Securities" shall mean any Convertible Securities directly or indirectly convertible into or exchangeable for shares of Company Common Stock.

     6.24 "Company Employee" shall mean any present employee of Company or any of its Subsidiaries.

     6.25  "Company Employee Plans" is defined in Section 2.5.

     6.26 "Company Option Securities" shall mean any Option Securities for the purchase or other acquisition of shares of Company Common Stock.

     6.27  "Company Option Security Price" is defined in Section 1.4.

     6.28  "Company SEC Reports" is defined in Section 2.2.

     6.29  "Company Stockholder Approval" is defined in Section 4.5.

     6.30  "Company Stockholders Meeting" is defined in Section 4.5.

     6.31 "Constituent Corporations" is defined in the preamble preceding the Recitals.

     6.32 "Contractual Obligation" shall mean, with respect to any Person, any term, condition, provision, representation, warranty, agreement, covenant, undertaking, commitment, indemnity or other obligation set forth or which is outstanding or existing under any Instrument (including without limitation any Instrument relating to or evidencing any indebtedness or capital lease obligation) to which such Person is a party or by which it or any of its properties is bound.

     6.33 "Convertible Securities" shall mean, with respect to any Person, any evidences of indebtedness, shares of capital stock (other than common stock) or other securities directly or indirectly convertible into or exchangeable for shares of common stock, whether or not the right to convert or exchange thereunder is immediately exercisable or is conditioned upon the passage of time, the occurrence or non-occurrence or existence or non-existence of some other Event, or both.

     6.34  "Disbursing Agent" is defined in Section 1.5.

     6.35  "Disbursing Agent Agreement" is defined in Section 1.5.

     6.36 "Disclosure Schedule" shall mean the disclosure schedule dated as of the date of this Agreement heretofore delivered by Company to Childs and Acquiror.

     6.37  "Dissenting Shares" is defined in Section 1.4.

     6.38 "Distribution" shall mean, with respect to any Person: (a) the declaration or payment of any dividend on or in respect of any shares of any class of capital stock of such Person; (b) the purchase, redemption or other retirement of any shares of any class of capital stock of such Person or any shares of capital stock of any Subsidiary owned by a Person other than such Person or a wholly owned Subsidiary of such Person; and (c) any other distribution on or in respect of any shares of any class of capital stock of such Person or any shares of capital stock of any Subsidiary owned by a Person other than such Person or a wholly owned Subsidiary of such Person.

     6.39  "DGCL" is defined in the Recitals.

     6.40  "Effective Time" is defined in Section 1.1.

     6.41  "Employee Benefit Plan" shall mean any benefit plan, as defined in
Section 3(3) of ERISA.

     6.42 "Encumber" or "Encumbrance" shall mean any of the following: mortgage; lien (statutory or other); preference, priority or other security agreement, arrangement or interest; hypothecation, pledge or other deposit arrangement; assignment; charge; levy; executory seizure; attachment; garnishment; encumbrance (including any easement, exception, variance, reservation or limitation, right of way, zoning restriction, building or use restriction, and the like); conditional sale, title retention or other similar agreement, arrangement, device or restriction; preemptive or similar right; any financing lease involving substantially the same economic effect as any of the foregoing; the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction; restriction on sale, transfer, assignment, disposition or other alienation; or any option, equity, claim or right of or obligation to, any other Person, of whatever kind and character.


     6.43 "Entity" shall mean any corporation, firm, unincorporated organization, association, partnership, limited liability company, a trust (inter vivos or testamentary), an estate of a deceased, insane or incompetent individual, business trust, joint stock company, joint venture or other organization, entity or business, whether acting in an individual, fiduciary or other capacity, or any Authority.



     6.44 "Environmental Claim" means any notice received by Company or any of its Subsidiaries of violation, action, claim, Environmental Lien, demand, abatement or other order or direction (conditional or otherwise) by any Authority or any other Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions resulting from or based upon (a) the existence of an Environmental Release (including, without limitation, a sudden or non-sudden accidental or non-accidental Environmental Release) of, or exposure to, any Hazardous Material, noxious odor or illegal audible noise in, into or onto the environment (including, without limitation, the air, soil, surface water or groundwater) at, in, by, from or related to any property presently or formerly owned, operated or leased by any of Company or its Subsidiaries or any activities or operations thereon; (b) the transportation, storage, treatment or disposal of Hazardous Material in connection with any property presently or formerly owned, operated or leased by any of Company or its Subsidiaries or their operations or facilities; or (c) the violation, or alleged violation, of any Environmental Law relating to environmental matters connected with any property presently or formerly owned, leased or operated by any of Company or its Subsidiaries.



     6.45 "Environmental Costs and Liabilities" means any and all losses, liabilities, obligations, damages, fines, penalties, judgments, actions, claims, costs and expenses (including, without limitation, fees, disbursements and expenses of legal counsel, experts, engineers and consultants and the costs of investigation and feasibility studies and Remedial Action) arising from or under any Environmental Law or contract, agreement or similar arrangement with any Authority or other Person required under any Environmental Law.



     6.46 "Environmental Law" shall mean any Law relating to or otherwise imposing liability or standards of conduct concerning pollution or protection of the environment or health or safety, occupational or other, including without limitation Laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, noises, odors or industrial, toxic or hazardous substances, materials or wastes, including without limitation Hazardous Materials, whether solid, liquid or gaseous in nature and whether as matter or energy, into the environment (including, without limitation, ambient air, surface water, ground water, mining or reclamation or mined land, land surface or subsurface strata) or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes, whether solid, liquid or gaseous in nature, including without limitation any Law relating to reporting, licensing, permitting, investigation and remediation of any of the foregoing. Environmental Laws shall include without limitation the Comprehensive Environmental Response, compensation and Liability Act (42 U.S.C. Section 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Clean Water Act (Federal Water Pollution Control Act) (33 U.S.C.
Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. Section 300f et seq.), the Endangered Species Act (16 U.S.C. Section 1531 et seq.), the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. Section 11001 et seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), the Federal Insecticide, Fungicide Rodenticide Act (7 U.S.C. Section 136 et seq.), the Food, Drug and Cosmetic Act (21 U.S.C. Section 301 et seq.), the Medical Waste Tracking Act of 1988, Pub. L. No. 100-582, 102 Stat. 2950 (1988), and the Surface Mining Control and Reclamation Act of 1977 (30 U.S.C. Section 1201 et seq.), as such laws have been amended or supplemented from time to time, and any analogous present or future federal, state, local or foreign statutes, including transfer of ownership notification statutes.

     6.47 "Environmental Lien" means any Encumbrance arising under any Environmental Law.



     6.48 "Environmental Permit" means any permit, approval, authorization, license, variance, registration or permission required under any applicable Environmental Law.



     6.49 "Environmental Release" means any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching, or migration on or into the indoor or outdoor environment or into or out of any property not authorized under any Environmental Permit and requiring notification under any applicable Environmental Law.



     6.50  "ERISA" is defined in Section 2.5.



     6.51 "ERISA Affiliate" shall mean a Person and/or such Person's Subsidiaries or any trade or business (whether or not incorporated) which is under common control with such Person's or such Person's Subsidiaries or which is treated as a single employer with such Person or any Subsidiary of such Person under Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(f) of ERISA.



     6.52 "Event" shall mean the occurrence or existence of any act, action, activity, circumstance, condition, event, fact, failure to act, incident or practice, or any set or combination of any of the foregoing.



     6.53 "Exchange Act" shall mean the Securities Exchange Act of 1934, and the rules and regulations of the Commission thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.



     6.54 "Fairness Opinion" shall mean the opinion of Piper Jaffray to the effect that the consideration to be received by the holders of shares of Company Common Stock in the Merger is fair from a financial point of view to such holders.



     6.55 "GAAP" shall mean, with respect to any Person, except to the extent that a deviation therefrom is expressly required by this Agreement, generally accepted accounting principles applied on a consistent basis (a) as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants ("AICPA") and/or in statements of the Financial Accounting Standards Board that are applicable in the circumstances as of the date in question, (b) when not inconsistent with such opinions and statements, as set forth in other AICPA publications and guidelines and/or (c) that otherwise arise by custom for the particular industry. The requirement that such principles be consistently applied means that the accounting principles in a current period are comparable in all material respects to those applied in preceding period. All accounting and financial terms used in this Agreement, all determinations and computations required to be made pursuant to the provisions of this Agreement, and the compliance with each covenant contained in this Agreement that relates to financial matters shall, except as otherwise specifically provided to the contrary, be determined in accordance with GAAP as defined in this paragraph.



     6.56  "Gains Taxes" is defined in Section 2.25.



     6.57 "Governmental Authorizations" shall mean all approvals, concessions, consents, exemptions, franchises, licenses, permits, plans, registrations and other authorizations of and all reports to and filings with all Authorities.



     6.58 "Hazardous Material" means any substance, material or waste which is regulated by any Authority in jurisdictions in which any of Company or its Subsidiaries operates, including, (a) any material, substance or waste which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law, and (b) petroleum, petroleum products, asbestos and polychlorinated biphenyls.



     6.59 "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvement Act of 1976, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

     6.60  "Indemnified Parties" is defined in Section 4.10.



     6.61 "Instrument" shall mean any agreement, bond, contract, debenture, indenture, lease, letter of credit, mortgage, note, commitment, memorandum, certificate, notice, document or other writing (whether by formal agreement, letter or otherwise), or any oral arrangement, understanding or commitment, under which any debt, liability or other obligation is evidenced, assumed or undertaken, or any lien (or right or interest therein) is granted, perfected or exists.



     6.62 "Intellectual Property" shall mean, with respect to any Person, any and all research, information, inventions, designs, procedures, developments, discoveries, improvements, patents and applications therefor, trademarks and applications therefor, service marks, tradenames, copyrights and applications therefor, trade secrets, drawing, plans, systems, methods, specifications, computer software programs, tapes, discs and related data processing software owned by such Person or in which it has an interest and all other manufacturing, engineering, technical, research and development data and know-how made, conceived, developed and/or acquired by such Person, which relate to the manufacture, production or processing of any products developed or sold by such Person or which are within the scope of or usable in connection with such Person's business as it may, from time to time, hereafter be conducted or proposed to be conducted.



     6.63  "IRS" or the "Service" is defined in Section 2.5.



     6.64 "Law" shall mean any action, approval, authorization, code, consent decree, constitution, demand, decree, directive, enactment, finding, guideline, injunction, interpretation, judgment, law, license, order, ordinance, permit, policy statement, proclamation, promulgation, regulation, requirement, rule, rule of law, rule of public policy, settlement agreement, statute, or writ, or the common law, or any particular section, part or provision thereof, or any interpretation, directive, guideline or request (whether or not having the force of law), of any Authority, including without limitation the judicial systems thereof, or any particular section, part or provision thereof.



     6.65 "Lease" shall mean any lease of property, whether real, personal or mixed.



     6.66 "Legal Action" shall mean, with respect to any Person, any litigation or legal or other actions, arbitrations, investigations, proceedings or suits, at law or in arbitration, equity or admiralty (whether or not purported to be brought on behalf of such Person) affecting such Person or any of its business or property or assets.



     6.67 "Material Adverse Effect" or "Material Adverse Change" in respect of any Person shall mean any change, effect or circumstance that, individually or when taken together with all other such changes, effects or circumstances that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, (a) is or is reasonably likely to be materially adverse to the business, operations, properties, financial condition or results of operations of such Person and its Subsidiaries taken as a whole, or (b) does or is reasonably likely to delay or prevent the consummation of the transactions contemplated hereby.



     6.68 "Material Agreement" or "Material Commitment" shall mean, with respect to any Person, any Contractual Obligation which (a) was not entered into in the ordinary course of business, (b) was entered into in the ordinary course of business which (i) involves the purchase, sale or lease of goods or materials or performance of services aggregating more than $250,000, (ii) extends for more than twelve (12) months, or (iii) is not terminable on thirty (30) days' or less notice without penalty or other payment or (c) involves indebtedness for money borrowed or capital lease obligations in excess of $250,000.



     6.69  "Merger" is defined in the Recitals.



     6.70  "Merger Price" is defined in Section 1.4.



     6.71 "Multiemployer Plan" shall mean a multiemployer plan, as defined in Sections 3(37) and 4001(a)(3) of ERISA.



     6.72  "1995 Company Balance Sheet" is defined in Section 3.4.

     6.73 "Option Securities" shall mean all rights, options and warrants, and calls or commitments evidencing the right, to subscribe for, purchase or otherwise acquire shares of capital stock or Convertible Securities, whether or not the right to subscribe for, purchase or otherwise acquire is immediately exercisable or is conditioned upon the passage of time, the occurrence or non-occurrence or the existence or non-existence of some other Event.



     6.74 "Organic Documents" shall mean, with respect to any Entity, the instrument, as from time to time in effect, filed by such Entity under the laws of its jurisdiction of organization for the purpose of effecting such organization, its by-laws, partnership agreement, management agreement, operating agreement and all stockholder, partner and member agreements, voting trusts and similar arrangements applicable to any of its capital stock, partnership interests or membership interests.



     6.75  "PBGC" is defined in Section 2.5.



     6.76 "Pension Plan" shall mean any employer pension benefit plan, as defined in Section 3(2) of ERISA.



     6.77 "Permitted Encumbrances" shall mean the following: (a) liens for taxes, assessments and governmental charges not yet due and payable; (b) rights reserved to any Authority to regulate the affected property; (c) as to leased assets, interests of lessors and encumbrances affecting the interests of the lessors; and (d) leases, encumbrances or restrictions that do not in any material respect, individually or in the aggregate, affect or impair the value or use of the affected asset or property.



     6.78  "Permitted Investments" is defined in Section 1.5.



     6.79  "Person" shall mean any natural individual or any Entity.



     6.80  "Piper Jaffray" is defined in Section 2.22.



     6.81 "Private Authorizations" shall mean all franchises, permits, licenses, approvals, consents, concessions and other authorizations of or filings with all Persons (other than Authorities) including without limitation those with respect to patents, trademarks, service marks, trade names, copyrights, computer software programs, technology and know-how.



     6.82 "Prohibited Transaction" shall mean a transaction that is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt under
Section 4975 of the Code or Section 408 of ERISA, respectively.



     6.83  "Proxy Statement" is defined in Section 2.21.



     6.84 "Remedial Action" means all actions required under any applicable Environmental Law or otherwise undertaken by any Authority, including any capital expenditures, required or undertaken to (a) clean up, remove, treat, or in any other way address any Hazardous Material; (b) prevent an Environmental Release or the threat of an Environmental Release, or minimize any further Environmental Release so it does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (c) perform pre-remedial studies and investigations or post-remedial monitoring and care; or
(d) bring facilities on any property owned, operated or leased by any of Company or its Subsidiaries and operations conducted thereon into compliance with any applicable Environmental Law or Environmental Permit.



     6.85  "Representatives" is defined in Section 5.1.



     6.86  "Reportable Event" shall mean a "reportable event", as defined in
Section 4043 of ERISA, whether or not the reporting of such event to the Pension Benefit Guaranty Corporation has been waived.



     6.87   "Schedule 13E-3" is defined in Section 2.21



     6.88  "Securities Act" shall mean the Securities Act of 1933, as amended.



     6.89  "Securities Purchase Agreement" is defined in the Recitals.

     6.90 "Subsidiary" shall mean, with respect to any Person, any Entity a majority of the capital stock ordinarily entitled to vote for the election of directors, or if no such voting stock is outstanding a majority of the equity interests, of which is owned directly or indirectly by such Person or any other Person which is a Subsidiary of such Person.



     6.91  "Surviving Corporation" is defined in Section 1.1.



     6.92 "Tax" or "Taxes" shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, franchise, profits, gross receipts, capital, sales, use, ad valorem, value added, transfer, transfer gains, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, real or personal property, and estimated taxes, water, rent and sewer service charges, custom duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, fines, additions to tax or additional amounts thereon, imposed by any taxing authority or other Authority (federal, state, local or foreign) and shall include any transferee liability in respect of Taxes.



     6.93 "Tax Return" shall mean any return, declaration, report, estimate, information return or statement required to be filed in respect of any Taxes.



     6.94  "Termination Date" is defined in Section 7.1.



     6.95 "Transfer" shall mean any sale, assignment, conveyance, transfer or other disposition, mortgage, pledge or other Encumbrance, lease, exchange, abandonment, parting with control of, gift, granting of an option or proxy or other act of alienation.



     6.96 "Transaction Document" shall mean any Instrument executed or to be executed in connection with the consummation of the Merger and the other transactions contemplated hereby, whether or not expressly referred to in this Agreement.


SECTION 7.  TERMINATION.


     7.1 Termination. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated and the Merger and the other transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time, whether before or after the Company Stockholder Approval:


          (a) By mutual agreement of the parties duly authorized by the board of directors of each party; or


          (b) By Childs or the Company if the Merger shall not have been consummated on or before March 30, 1997 (the "Termination Date"); or



          (c) By Childs or the Company if the Securities Purchase Agreement shall have been terminated pursuant to Section 8.1 thereof; or



          (d) By either party, if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling (which order, decree, ruling or action the parties hereto shall use their best efforts to lift or reverse), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable; or


          (e) (i) By Company, if both (A) it is not in material breach of any of its representations, warranties or covenants contained herein or in any Transaction Document and (B) there has been a material breach of a representation or warranty in this Agreement by Childs, Acquiror Parent or Acquiror, or a material breach by Childs, Acquiror Parent or Acquiror of any covenant set forth herein, or a failure of any condition to which the obligations of Company hereunder are subject, and such breach or failure cannot be cured by the Termination Date and has not been waived, or (ii) by Childs, Acquiror Parent and Acquiror, if both (A) neither Childs, Acquiror Parent nor Acquiror is in material breach of any of its representations, warranties or covenants contained herein or in any Transaction Document and
     (B) there has been a material breach of a representation or warranty in this Agreement by Company, or a material breach by Company of any covenant set forth herein, or a failure of any condition to which the obligations of Childs, Acquiror Parent and Acquiror hereunder are subject, and such breach or failure cannot be cured by the Termination Date and has not been waived; or


          (f) By Childs, Acquiror Parent or Acquiror if the Board of Directors of Company shall have (A) withdrawn or modified (including by amendment of the Proxy Statement), in a manner adverse to Acquiror, its approval or recommendation of this Agreement or the Merger or any of the transactions contemplated hereby, (B) failed to include such recommendation in the Proxy Statement, (C) approved or recommended any Acquisition Proposal from any Person other than Childs, Acquiror Parent or Acquiror or (D) resolved to do any of the foregoing.


         In the event of any termination pursuant to this Section (other than pursuant to paragraph (a)), written notice setting forth the reasons thereof shall forthwith be given by the terminating party to the other party and, in the case of paragraph (d), such termination may not occur unless the breach or failure set forth in such notice shall not have been cured by the earlier to occur of (x) the Termination Date and (y) the seventh (7th) day after such written notice.


     7.2 Effect of Termination. In the event of termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void, there shall be no liability on the part of any party, or any of its respective stockholders, partners, officers or directors, to the other and all rights and obligations of each party shall cease; except that such termination shall not relieve any party from liability for any misrepresentation or breach of any of its warranties, covenants or agreements set forth in this Agreement.


SECTION 8.  GENERAL PROVISIONS.


     8.1 Effectiveness of Representations and Warranties. All representations, warranties, covenants and agreements made in this Agreement or in any agreement, instrument, other document or certificates delivered in connection with the transactions contemplated hereby shall be deemed material and relied on by each party notwithstanding any investigation made by it or on its behalf. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 7.1, as the case may be, except for those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Effective Time. Nothing in this Section 8.1 shall relieve any party for any breach of any representation, warranty or agreement in this Agreement occurring prior to termination.



     8.2 Entire Agreement. This Agreement (which term, unless the context otherwise specifically requires, includes any exhibits or schedules hereto and all agreements, instruments, other documents and certificates delivered pursuant hereto or thereto) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements, covenants, promises, conditions, understandings, inducements, representations and negotiations, expressed or implied, written or oral, between them as to such subject matter, including, without limitation, any so-called "letters of intent" and confidentiality agreements with respect thereto.



     8.3 Waivers; Amendments. Anything in this Agreement to the contrary notwithstanding, amendments to and modifications of this Agreement may be made, required consents and approvals may be granted, compliance with any term, covenant, agreement, condition or other provision set forth herein may be omitted or waived, and misrepresentations and breaches of warranties may be waived, either generally or in a particular instance and either retroactively or prospectively with, but only with, the written consent of the party entitled to the benefit thereof.



     8.4 Assignment; Successors and Assigns. This Agreement shall not be assignable by either party without the prior written consent of the other. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and permitted assigns, including, without limitation, successors by operation of law pursuant to any merger, consolidation or sale of assets involving any of the parties. Nothing in this Agreement expressed or implied is intended to and shall not be construed to confer upon or create in any person (other than the parties hereto and their permitted successors and assigns) any rights or remedies under or by reason of this Agreement, including without limitation any rights to enforce this Agreement.


     8.5 Notices All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, facsimile, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.5):


     If to Childs, Acquiror Parent or Acquiror, at:

       c/o J.W. Childs Associates, L.P.

        One Federal Street


        Boston, Massachusetts 02110


        Attention: Mr. Steven G. Segal


        Facsimile: 617-753-1101



        with copies to:


        Christopher Cabot, Esq.

        Sullivan & Worcester LLP


        One Post Office Square


        Boston, Massachusetts 02109


        Facsimile: 617-338-2880



        and



       Robert L. Friedman, Esq.

        Simpson Thacher & Bartlett

        425 Lexington Avenue


        New York, New York 10017


        Facsimile: 212-455-2502



     If to Company, at:


       Central Tractor Farm & Country, Inc.

        3915 Delaware Avenue


        Des Moines, Iowa 50313


        Attention: President


        Facsimile: 515-266-4229



        with a copy to:



        David C. Chapin, Esq.


        Ropes & Gray


        One International Place


        Boston, Massachusetts 02110


        Facsimile: 617-951-7050



or to such other person(s), telex or facsimile number(s) or address(es) as the party to receive any such communication or notice may have designated by written notice to the other party.


     8.6 Severability. If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative, illegal or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflicting of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative, illegal or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative, illegal or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative, illegal or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case, except when such reformation and construction would operate as an undue hardship on either party, or constitute a substantial deviation from the general intent and purpose of such party as reflected in this Agreement.


     8.7 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, binding upon all the parties hereto, notwithstanding that all the parties are not signatories to the original or the same counterpart. In pleading or proving any provision of this Agreement, it shall not be necessary to produce more than one of such counterparts.



     8.8 Section Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.



     8.9 Further Acts. Each of the parties hereto agrees to do all such things and execute and deliver all such further instruments, agreements and documents and to take all such further action as any other party may reasonably request in order to effectuate the terms and conditions of this Agreement.



     8.10 Governing Law. Except for provisions required to be governed by the General Corporation Law of the State of Delaware, the validity, interpretation, construction and performance of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts made and performed in such jurisdiction and, in any event, without giving effect to any choice or conflict of laws provision or rule that would cause the application of domestic substantive laws of any other jurisdiction.



     8.11 Consent to Jurisdiction and Service. To the extent permitted by Applicable Law, hereby absolutely and irrevocably consents and submits to the jurisdiction of the courts of the State of Delaware and of any Federal Court located in the said jurisdiction in connection with any actions or proceedings brought against it by any other party to this Agreement arising out of or relating to this Agreement and hereby irrevocably agrees that all claims in respect of any such action or proceeding may be heard and determined in any such court.



     8.12 No Presumption. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted.

     IN WITNESS WHEREOF, and have each caused this Agreement to be entered into and signed, effective and delivered as of the date first-above written.


                                          COMPANY:



                                            CENTRAL TRACTOR FARM

                                            & COUNTY, INC.


                                            By: /s/ Dean Longnecker

                                              ----------------------------------

                                              Name: Dean Longnecker


                                              Title: Executive Vice
                                                President-Finance


                                          CHILDS:

                                            J.W. CHILDS EQUITY PARTNERS, L.P.

                                            By: J.W. CHILDS ADVISORS, L.P.,
                                                    its general partner

                                            By: J.W. CHILDS ASSOCIATES, L.P.,
                                                    its general partner

                                            By: J.W. CHILDS ASSOCIATES, INC.,
                                                    its general partner


                                            By: /s/ Adam Suttin

                                              ----------------------------------

                                              Name: Adam Suttin


                                              Title: Vice President


                                          ACQUIROR PARENT:

                                            JWC HOLDINGS I, INC.


                                            By: /s/ Adam Suttin

                                              ----------------------------------

                                                Name: Adam Suttin


                                                Title: Vice President


                                          ACQUIROR:

                                            JWC ACQUISITION I, INC.


                                            By: /s/ Adam Suttin

                                              ----------------------------------

                                                Name: Adam Suttin


                                                Title: Vice President

                              DISCLOSURE SCHEDULE


                       [HERE ATTACH DISCLOSURE SCHEDULE]

                                                                       EXHIBIT 2


                         SECURITIES PURCHASE AGREEMENT

     THIS SECURITIES PURCHASE AGREEMENT (this "Agreement"), is dated as of November 27, 1996, by and among each of the undersigned securityholders (individually, a "Securityholder" and collectively, the "Securityholders") of Central Tractor Farm & Country, Inc., a Delaware corporation ("Company"), J.W. Childs Equity Partners, L.P., a Delaware limited partnership ("Childs"), and JWC Acquisition I, Inc., a Delaware corporation and an indirect, wholly-owned subsidiary of Childs ("Acquiror").

                                    RECITALS

     A. Each Securityholder is the beneficial and record owner of the number of shares, if any, of common stock, par value $.01 per share, of Company ("Company Common Stock") and Company option securities ("Company Option Securities") set forth opposite such Securityholder's name on Schedule A hereto.

     B. Each Securityholder is the beneficial and record owner of Company Convertible Securities, if any, and Company Option Securities, if any, (which under existing circumstances may be converted into or exercised for the number of shares of Company Common Stock set forth opposite each such Securityholder's name on Schedule A hereto) set forth opposite such Securityholder's name on Schedule A hereto.

     C. Securityholders desire to sell and transfer (the "Disposition"), and Acquiror desires to purchase, all shares of Company Common Stock and Company Option Securities beneficially owned by Securityholders for $14.00 per share, on the terms and conditions set forth in this Agreement.

     D. Childs, Acquiror, JWC Holdings I, Inc., a Delaware corporation and a subsidiary of Childs ("Acquiror Parent"), and Company have concurrently herewith entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which (i) Acquiror has agreed to pay $14.25 per share (the "Merger Price") for all the issued and outstanding shares of Company Common Stock, excluding the Disposition Shares (as defined herein) being sold pursuant to this Agreement, and (ii) Acquiror will be merged with and into Company (the "Merger"), with Company continuing as the surviving corporation.


     E. In consideration for the agreements contained herein, prior to the date hereof, and prior to the time at and date on which Childs, Acquiror Parent or Acquiror became an "interested stockholder" for purposes of Section 203 of the DGCL, the board of the directors of the Company has approved the agreements of the Securityholders provided in this Agreement.


     F. In order to induce Childs, Acquiror Parent and Acquiror to enter into the Merger Agreement, the Securityholders wish to make certain representations, warranties, covenants and agreements in connection with the Merger.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS


     1.1 Definitions. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa. The reference to any gender shall be deemed to include all genders. Capitalized terms used herein (including in the recitals) but not otherwise defined herein shall have the respective meanings ascribed thereto in the Merger Agreement. The following terms shall have the following meanings:


          "beneficially own" shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

          "Representatives" shall have the meaning set forth in Section 3.4.

          "Topping Fee" means, a fee payable by Childs to the Securityholders, which shall be pro rata in accordance with the number of Disposition Shares (as defined in Section 2.1) acquired from each Securityholder pursuant to this Agreement, as an addition to the Aggregate Purchase Price (as defined in Section 2.2(b) hereof), equal to (x) 50% of the excess, if any, of any cash or non-cash consideration received by Childs, Acquiror or any of their Affiliates in connection with a Topping Fee Event, over the aggregate consideration which would have been payable to the Securityholders in respect of the Disposition Shares (calculated using the $14.25 per share Merger Price); provided that, (i) if the consideration received by Childs or Acquiror or such Affiliates shall be securities listed on a national securities exchange or traded on the NASDAQ National Market ("NASDAQ"), the per share value of such consideration shall be equal to the closing price per share listed on such national securities exchange or NASDAQ on the date such transaction is consummated and (ii) if the consideration received by Childs, Acquiror or such Affiliates shall be in a form other than securities, the per share value shall be determined in good faith as of the date such transaction is consummated by Childs and the Securityholders, or, if Childs and the Securityholders cannot reach agreement, by a nationally recognized investment banking firm reasonably acceptable to the parties. In determining the fair market value of the aggregate consideration received or to be received by a Securityholder in connection with a Topping Fee Event, all relevant factors shall be considered including, without limitation, the nature and timing of the consideration to be paid and the presence of contingent consideration or of contingent liabilities; provided, however, that in any event, if, during the 12 month period following the date of this Agreement, the outstanding shares of Company Common Stock shall have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the aggregate consideration received or to be received by a Securityholder in connection with a Topping Fee Event shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

          "Topping Fee Event" means, (a) a direct or indirect sale or other disposition by Childs or its Affiliates (other than the Company pursuant to an offering of its shares of Company Common Stock) of shares of Company Common Stock, (b) a merger or consolidation of Company or any of its Subsidiaries with or into another Entity, (c) a sale or other disposition of all or substantially all of the assets of Company and its Subsidiaries (whether in one or more transactions) or (d) any other extraordinary transaction involving Company or any of its Subsidiaries or any of their respective assets, in each case in which Childs or any of its Affiliates (other than the Company pursuant to an offering of its shares of Company Common Stock) receives, cash or non-cash consideration with respect to any of its shares of Company Common Stock, provided that such sale, other disposition, merger, consolidation or other extraordinary transaction is consummated (or a definitive written agreement with respect thereto is entered into) within twelve (12) months after the date of this Agreement.

                                   ARTICLE II

                    SALE OF SECURITIES AND TERMS OF PAYMENT


     2.1 The Sale. (a) Initial Disposition. Upon the terms and subject to the conditions of this Agreement, on the date hereof the Securityholders will sell, assign, transfer and deliver to Acquiror, and Acquiror will accept and purchase from Securityholders (the "Initial Disposition"), 1,048,214 aggregate shares of Company Common Stock (the "Initial Disposition Shares"). The number of Initial Disposition Shares to be sold by each of the Securityholders on the date hereof is set forth opposite such Securityholder's name in Schedule A to this Agreement under the column "Number of Initial Disposition Shares".



     (b) Second Disposition. Upon the terms and subject to the conditions of this Agreement, on the Second Disposition Effective Date (as hereinafter defined) the Securityholders will sell, assign, transfer and deliver to Acquiror, and Acquiror will accept and purchase from the Securityholders (the "Second Disposition"), (i) 5,783,515 shares of Company Common Stock, and (ii) the Common Stock Purchase Warrant No. 1 (the "Warrant") issued on October 5, 1994 (collectively, the "Second Disposition Shares"; and together with the Initial Disposition Shares, the "Disposition Shares"). The number of Second

Disposition Shares to be sold by each of the Securityholders on the Second Disposition Effective Date is set forth opposite such Securityholder's name on Schedule A to this Agreement under the column "Number of Second Disposition Shares".


     2.2 Purchase Price; Manner of Payment. Upon the terms and subject to the conditions contained in this Agreement, in reliance upon the representations, warranties and agreements of the Securityholders contained herein, and in consideration of the Initial Disposition and the Second Disposition:


          (a) On the date hereof Acquiror will pay or cause to be paid to each Securityholder, in the form of a bank check or certified check payable to the order of such Securityholder, an amount equal to the product of (x) $14.00 times (y) the number of Initial Disposition Shares to be sold by such Securityholder (the "Initial Purchase Price"); and

          (b) On the Second Disposition Effective Date, Acquiror will pay or cause to be paid to each Securityholder, in immediately available funds by wire transfer to bank accounts designated three (3) business days in advance by each of the Securityholders or in the form of a bank check or certified check payable to each of the Securityholders, an amount equal to
     (i) in the case of Second Disposition Shares which are shares of Company Common Stock, the product of (x) $14.00 times (y) the number of Second Disposition Shares to be sold by such Securityholder, and (ii) in the case of Second Disposition Shares which are Company Option Securities, a cash payment equal to the product of (x) the number of shares of Company Common Stock subject to such Company Option Security and (y) the excess, if any, of $14.00 over the per share exercise price of the Company Option Security (the "Second Disposition Price" and, together with the Initial Purchase Price, the "Aggregate Purchase Price").


     2.3 Delivery of Stock Certificates. (a) In consideration for the Initial Purchase Price, each Securityholder shall deliver to Acquiror on the date hereof a certificate or certificates representing all of the Initial Disposition Shares owned by such Securityholder which certificates shall name Acquiror as the owner of such Initial Disposition Shares.



     (b) In consideration for the Second Disposition Price, each Securityholder shall deliver to the Acquiror on the Second Disposition Effective Date a certificate or certificates representing all of the Second Disposition Shares owned by such Securityholder together with stock powers duly executed and endorsed in blank and the Warrant.



                                  ARTICLE III


                         THE SECOND DISPOSITION CLOSING

     3.1 Time and Place of Closing. Upon the terms and subject to the conditions contained in this Agreement, the closing of the Second Disposition (the "Second Disposition Closing") will take place at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017 at 10:00 a.m. on the first business day following the date on which all of the conditions to each party's obligations hereunder set forth in Article VI hereof have been satisfied or waived, or such other place or time or both as the parties may agree; provided however, that in no event will the Second Disposition Closing occur on or before December 16, 1996. The date and time on which the Second Disposition Closing actually occurs and the transactions contemplated in connection therewith become effective is hereinafter referred to as the "Second Disposition Effective Date".

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                             OF THE SECURITYHOLDERS

     4.1 Representations and Warranties of the Securityholders. Each Securityholder represents and warrants, severally but not jointly, to Childs and Acquiror as follows:

          (a) Ownership of Company Securities. Such Securityholder is the beneficial owner of the shares of Company Common Stock, Company Convertible Securities and/or Company Option Securities set forth opposite such Securityholder's name on Schedule A, free and clear of all Encumbrances. There are no rights, agreements, arrangements or commitments of any character to which such Securityholder is a party relating to the pledge, disposition or voting of any shares of capital stock of Company or any of its Subsidiaries that are owned by such Securityholder or which may be issued to such Securityholder upon a conversion of Company Convertible Securities or exercise of Company Option Securities, and there are no voting trusts or voting agreements with respect to any of such shares or securities. The shares of Company Common Stock and Company Convertible Securities or Company Option Securities set forth opposite such Securityholder's name on Schedule A constitute all of the outstanding shares of capital stock of Company and all Company Convertible Securities and Company Option Securities owned beneficially or of record by such Securityholder and, except as disclosed in Schedule A, such Securityholder does not own beneficially or of record any other capital stock of Company or Company Convertible Securities or Company Option Securities.

          (b) Authority to Execute and Perform Agreements. Such Securityholder has the full legal right and power and all authority required to enter into, execute and deliver this Agreement and to perform fully such Securityholder's obligations hereunder. The execution and delivery of this Agreement by such Securityholder have been duly authorized by all requisite organizational action, if any, on the part of such Securityholder. This Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of such Securityholder enforceable against such Securityholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereafter in effect generally affecting creditors' rights or by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          (c) No Conflicts; Consents.

             (i) The execution and delivery by such Securityholder of this Agreement do not, and the consummation of the transactions contemplated hereby will not, (A) conflict with or result in any violation of or default (with or without notice or lapse of time or both) under (I) the Organic Documents of such Securityholder, (II) any Contractual Obligation or Private Authorization of such Securityholder, (III) any Applicable Law or (B) create or give rise to any Encumbrance on any of the shares of Company Common Stock, Company Convertible Securities or Company Option Securities set forth opposite such Securityholder's name on Schedule A.

             (ii) Except for compliance with and filings under the HSR Act and compliance with the provisions of Section 203 of the DGCL, no Governmental Authorizations or Private Authorizations are required to be obtained or made by such Securityholder in connection with the execution and delivery by such Securityholder of this Agreement or the consummation of the transactions contemplated hereby.


             (d) Information Supplied. None of the information specifically supplied or to be supplied by such Securityholder with respect to such Securityholder for inclusion or incorporation by reference in the Proxy Statement or Schedule 13E-3 will, at the date such documents are first published, sent or given to the stockholders of Company, at the time of the Company Stockholders Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     4.2 Representations and Warranties of Childs and Acquiror. Each of Childs and Acquiror represents and warrants to the Securityholders:

          (a) Authority to Execute and Perform Agreements. Each of Childs and Acquiror has the full legal right and power and all authority required to enter into, execute and deliver this Agreement and to perform fully their obligations hereunder. The execution and delivery of this Agreement by Childs and Acquiror has been duly authorized by all requisite organizational action, if any, on the part of each of Childs and Acquiror. This Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of each of Childs and Acquiror enforceable against each of Childs and Acquiror in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereafter in effect generally affecting creditors' rights or by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          (b) No Conflicts; Consents.

             (i) The execution and delivery by each of Childs and Acquiror of this Agreement do not, and the consummation of the transactions contemplated hereby and by the Merger Agreement will not, conflict with or result in any violation of or default (with or without notice or lapse of time or both) under (A) the Organic Documents of such person,
        (B) any Contractual Obligation or Private Authorization of such person or (C) any Applicable Law.

             (ii) Except for compliance with and filings under the HSR Act and compliance with the provisions of Section 203 of DGCL, no Governmental Authorizations or Private Authorizations are required to be obtained or made by such Securityholder in connection with the execution and delivery by such Securityholder of this Agreement or the consummation of the transactions contemplated hereby or by the Merger Agreement.

          (c) Financing. Acquiror Parent or Acquiror (as the case may be) has all funds, or appropriate commitments for funds (complete copies of which have been provided to Company), necessary for the purchase of all outstanding shares of Company Common Stock and Company Option Securities held by the Securityholders pursuant to this Agreement.

          (d) Purchase from Affiliate; Restrictions on Transfer. (i) Childs and Acquiror acknowledge that Securityholders are "affiliates" of Company and, accordingly, any shares of Company Common Stock, Company Convertible Securities and Company Option Securities acquired hereunder will be "restricted securities" within the meaning of Rule 144 under the Securities Act and the certificates evidencing any such securities will bear a legend thereon regarding restrictions on resale.

          (ii) Acquiror is purchasing the Disposition Shares (as defined in Section 2.1 hereof) for its own account and not with a view to, or for resale in connection with, the distribution thereof in violation of the Securities Act.

          (iii) Each of Childs and Acquiror has such knowledge and experience in financing and business matters so as to be capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment and to bear the economic risk of such investment for a long period of time. Childs is an "accredited investor" as that term is defined in Regulation D under the Securities Act.

          (iv) Each of Childs and Acquiror have made its own inquiry and investigation into, and based thereon will have formed an independent judgment concerning, the business, assets, financial condition, results of operations and liabilities of Company and its Subsidiaries. In connection with such inquiry and investigation, Childs and Acquiror have received certain estimates, projections, forecasts, plans and budgets and other forward-looking information, and Childs and Acquiror acknowledge that (i) there are uncertainties inherent in the preparation of any such information and they have taken and will take full responsibility for making their own evaluation of the accuracy, adequacy and reliability of all such estimates, projections, forecasts, plans, budgets and other forward-looking information, and (ii) the Securityholders have not made, and are not hereby making, any representation or warranty with respect to such information or otherwise relating to the business, assets, financial condition, results of operations or liabilities of Company and its Subsidiaries.

                                   ARTICLE V

                                   COVENANTS

     5.1 No Disposition of Securities. Each Securityholder agrees that such Securityholder shall not, except pursuant to this Agreement, sell, transfer, pledge, hypothecate, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, hypothecation, encumbrance or other disposition of, any of or any interest in any of the shares of Company Common Stock, Company Convertible Securities or Company Option Securities, or shares of Company Common Stock issuable upon conversion of any such Company Convertible Securities or exercise of any such Company Option Securities, set forth opposite such Securityholder's name on Schedule A. Each Securityholder agrees that (a) the certificates representing the shares of Company Common Stock and Company Convertible Securities and Company Option Securities owned by such Securityholder shall bear a legend indicating that such shares or securities, as the case may be, are subject to this Agreement, which legend may be removed upon termination of this Agreement, (b) any attempted or purported transfer of Company Common Stock, Company Convertible Securities or Company Option Securities in violation of this
Section 5.1 shall be null and void and without effect, and (c) Company shall not be required to enter in its stock or other records, or reflect, recognize or give effect to for any purpose, any transfer of securities of Company in violation of this Agreement.

     5.2 Voting Arrangements. Each Securityholder agrees that, except pursuant to this Agreement, it shall not grant any proxies, deposit any shares of Company Common Stock into a voting trust or enter into any voting agreement with respect to any shares of Company Common Stock now owned beneficially or of record by such Securityholder, other than proxies to vote such shares at any annual or special meeting of stockholders of Company on matters unrelated to the matters set forth in Section 7.1 hereof.

     5.3 Satisfaction of Conditions to the Merger. Each Securityholder agrees that, subject to the fiduciary duty of any of its Representatives (as hereinafter defined) serving as a director of Company, such Securityholder, in its capacity as such, shall assist and cooperate with the parties to the Merger Agreement in doing all things necessary, proper or advisable under Applicable Laws as promptly as practicable to consummate and make effective the Merger and the other transactions contemplated by the Merger Agreement. Each Securityholder agrees that it shall not take any action that would or is reasonably likely to result in any of its representations and warranties set forth in this Agreement being untrue as of the date made.

     5.4 No Solicitation. Each Securityholder agrees that such Securityholder shall not, nor shall it authorize or permit any of its partners, officers, affiliates, employees, agents, investment bankers, attorneys, financial advisors or other representatives (collectively, "Representatives") to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information or assistance) or take other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, an Acquisition Proposal from any Person other than Childs, Acquiror Parent and Acquiror, or engage in any discussions or negotiations relating thereto or in furtherance thereof or accept or enter into any agreement with respect to any Acquisition Proposal; provided, however, that, notwithstanding any other provision of this Agreement, if a Representative of such Securityholder is a director of Company, such Representative may take any action in such Person's capacity as a director that the Board of Directors of Company would be permitted to take in accordance with Section 4.5 and Section 4.8 of the Merger Agreement. Subject to the foregoing, such Securityholder shall immediately cease and cause to be terminated any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any parties conducted heretofore by such Securityholder or any of its Representatives with respect to any of the foregoing.

     5.5 Topping Fee. In the event that any Topping Fee Event shall occur, Childs shall pay to the Securityholders any Topping Fee due to the Securityholders in connection with such Topping Fee Event. Payment of such Topping Fee to the Securityholders shall be due immediately following the consummation of the related Topping Fee Event and shall be payable in immediately available funds by wire transfer to accounts designated in writing by the Securityholders.

     5.6 Prepayment of Company Convertible Securities. Each Securityholder hereby consents and agrees, notwithstanding any term, provision or condition contained in any Company Convertible Securities to the contrary, to the prepayment by Company on the Second Disposition Effective Date of all of the outstanding principal, together with all accrued and unpaid interest thereon, of the Company Convertible Securities now or hereafter owned beneficially or of record by such Securityholder, and waives any and all provisions and requirements under such Company Convertible Securities for the payment of any prepayment penalty, premium or similar amount in connection with any such prepayment. Each Securityholder acknowledges and agrees that such prepayment shall constitute payment in full and satisfaction of each such Company Convertible Security so prepaid, and agrees to surrender each such Company Convertible Security to Company on the Second Disposition Effective Date against such prepayment.

     5.6 Cooperation. Each of the parties hereto shall use reasonable efforts or take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under Applicable Laws to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable efforts to obtain all necessary or appropriate waivers, consents and approvals, to effect all necessary filings and submissions, including without limitation filings under the HSR Act.

                                   ARTICLE VI

                               CLOSING CONDITIONS

     6.1  Conditions to Obligations of Securityholders, Childs and
Acquiror. The respective obligations of the Securityholders, Childs and Acquiror to effect the Second Disposition shall be subject to the satisfaction or waiver (subject to Applicable Law) of the following conditions on or prior to the Second Disposition Closing Date:

          (a) No Change in Law; No Opposition. No Authority shall have enacted, issued, promulgated, enforced or entered any law, order, executive order, stay, decree, judgment, injunction or other order or statute, rule or regulation which is in effect and which has the effect of making the acquisition of shares of Company Common Stock by Childs, Acquiror Parent or Acquiror or any Affiliate of any of them illegal or otherwise preventing or prohibiting consummation of the transactions contemplated hereby or by the Merger Agreement.

          (b) HSR Act. The filing and waiting period requirements under the HSR Act relating to the consummation of the Second Disposition shall have expired or been terminated.

     6.2 Conditions to Obligations of Childs and Acquiror. The obligations of Acquiror and Childs to effect the Second Disposition shall be further subject to the fulfillment at or prior to the Second Disposition Effective Date of the following conditions, any one or more of which may be waived by Acquiror or
Childs:

          (a) The Securityholders shall be in compliance in all material respects with the agreements contained in this Agreement required to be performed and complied with by them as of the Second Disposition Effective Date, and the representations and warranties of Securityholders set forth in this Agreement shall be true and correct in all material respects (without giving effect to any qualifications as to materiality contained in any such representation) as of the date of this Agreement and as of the Second Disposition Closing Date as though made at and as of the Second Disposition Closing Date, and Childs and Acquiror shall have received certificates to that effect signed by each Securityholder.

          (b) Company shall be in compliance in all material respects with the agreements contained in the Merger Agreement required to be performed and complied with by it as of the Second Disposition Effective Date, and the representations and warranties of Company set forth in the Merger Agreement shall be true and correct in all material respects (without giving effect to any qualifications as to materiality contained in any such representation) as of the date of the Merger Agreement and as of the

     Second Disposition Closing Date as though made at and as of the Second Disposition Closing Date, and Childs and Acquiror shall have received certificates to that effect signed by the Company.

          (c) Board Resignation. If requested by Childs, each Securityholder shall have caused the persons on the Board of Directors of Company who are designees of such Securityholders to resign from their positions on the Board of Directors of Company effective as of the Second Disposition Effective Date.

          (d) No Material Adverse Change. There shall not have occurred any event or change in circumstances involving Company or any of its Subsidiaries that, individually or when taken together with all other such events or changes in circumstances, is or is reasonably likely to be materially adverse to the business, operations, properties, financial condition or results of operations of Company and its Subsidiaries taken as a whole, or does or is reasonably likely to delay or prevent the consummation of the transactions contemplated by this Agreement or the Merger Agreement.

          (e) Consents. Company shall have obtained consents to the assignment and continuation of all Contractual Obligations which, in the judgment of Childs, require such consents, provided, that this condition shall be deemed satisfied with respect to landlords' consents and other consents and approvals relating to the ownership and operation of the Company's and its Subsidiaries' stores if all such consents and approvals are obtained with respect to stores whose annual store level cash contribution in the year ended November 2, 1996 aggregated at least 90% of the consolidated store level cash contribution of the Company and its Subsidiaries for such year.

          (f) Affiliate Transactions. Each of the Contractual Obligations between (a) the Company or any of its Subsidiaries and (b) the Securityholders or Butler Capital Corporation, or their respective Affiliates, officers, directors, employees, agents, partners, or stockholders shall have been terminated (except for any agreements relating to the purchase of inventory from entities controlled by Butler Capital Corporation).

          (g) Financing. The closings of the financings described in each of the commitment letters, dated November 26, 1996, of Fleet National Bank and NationsBank, N.A. sufficient to provide funds to consummate the Second Disposition shall have taken place.

     6.3 Conditions to Obligations of the Securityholders. The obligations of the Securityholders to effect the Second Disposition shall be further subject to the fulfillment at or prior to the Second Disposition Effective Date of the following conditions, any one or more of which may be waived by the
Securityholders:

          (a) Childs and Acquiror shall be in compliance in all material respects with the agreements contained in this Agreement required to be performed and complied with by them as of the Second Disposition Effective Date, and the representations and warranties of Childs and Acquiror set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Second Disposition Closing Date as though made at and as of the Second Disposition Closing Date, and the Securityholders shall have received certificates to that effect signed by Childs, Acquiror Parent and Acquiror.

          (b) Childs, Acquiror Parent and Acquiror shall be in compliance in all material respects with the agreements contained in the Merger Agreement required to be performed and complied with by them as of the Second Disposition Closing Date, and the representations and warranties of Childs, Acquiror Parent and Acquiror set forth in the Merger Agreement shall be true and correct in all material respects (without giving effect to any qualifications as to materiality contained in any such representation) as of the date of the Merger Agreement and as of the Second Disposition Closing Date as though made at and as of the Second Disposition Closing Date, and Company shall have received certificates to that effect signed by Childs, Acquiror Parent and Acquiror.

                                  ARTICLE VII


                            PROXY; WAIVER OF RIGHTS


     7.1 Proxy. (a) Each Securityholder hereby agrees that, during the term of this Agreement, at any meeting of the stockholders of Company, however called, and at every adjournment thereof, and in any action by written consent of the stockholders of Company, to (i) vote all of the shares of Company Common Stock then owned by such Securityholder in favor of the adoption of the Merger Agreement as in effect on the date hereof (as such agreement may be amended (A) as contemplated by Section 8.3 of the Merger Agreement or (B) with the consent of such Securityholder) and each of the other transactions contemplated thereby and any action required in furtherance thereof, (ii) vote such shares against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of Company under the Merger Agreement, and (iii) vote such shares against any Acquisition Proposal or any other action or agreement that, directly or indirectly, is inconsistent with or that would, or is reasonably likely to, directly or indirectly, impede, interfere with or attempt to discourage the Merger or any other transaction contemplated by the Merger Agreement, including but not limited to (I) any extraordinary corporate transaction (other than the Merger on the terms set forth in the Merger Agreement), such as a merger, consolidation, business combination, reorganization, recapitalization or liquidation involving Company or any of its Subsidiaries, (II) a sale or transfer of a material amount of assets of Company or any of its Subsidiaries, (III) any redemption of securities of Company or any of its Subsidiaries, or (IV) any material change in Company's capitalization, corporate structure or business; provided, however, that, if a Representative of such Securityholder is a director of Company, nothing herein shall be construed to obligate such Representative to act in such Representative's capacity as a director in any manner which conflicts with such Person's fiduciary duties as a director of Company.

     (b) In furtherance of the foregoing, (i) each Securityholder hereby appoints Childs and the proper officers of Childs and its general partners, and each of them, with full power of substitution in the premises, its proxies to vote all such Securityholder's shares of Company Common Stock now or hereafter owned beneficially or of record by such Securityholder at any meeting, general or special, of the stockholders of Company, and to execute one or more written consents or other instruments from time to time in order to take such action without the necessity of a meeting of the stockholders of Company, in accordance with the provisions of the preceding paragraph and (ii) Childs hereby agrees to vote such shares or execute written consents or other instruments in accordance with the provisions of the preceding paragraph.

     (c) The proxy and power of attorney granted herein shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest and shall revoke all prior proxies granted by such Securityholder. Such Securityholder shall not grant any proxy to any person which conflicts with the proxy granted herein, and any attempt to do so shall be void. The power of attorney granted herein is a durable power of attorney and shall survive the disability or incompetence of such Securityholder.

     7.2 Waiver of Appraisal Rights. Each Securityholder hereby waives its rights to appraisal under Section 262 of the Delaware General Corporation Law with respect to any shares of Company Common Stock owned by it or issuable to it in connection with the transactions contemplated by the Merger Agreement.

     7.3 Waiver of Certain Rights. Each Securityholder hereby waives and agrees not to assert any claims or rights it may have against any director of Company in respect of approval or adoption of the Merger Agreement or the consummation of the Merger or the other transactions contemplated thereby.

                                  ARTICLE VIII

                                 MISCELLANEOUS

     8.1 Termination. This Agreement may be terminated at any time prior to the Second Disposition Effective Date:

          (a) by mutual consent of each of the Securityholders and Childs and Acquiror;

          (b) by the Securityholders or Childs or Acquiror at any time after (i) January 31, 1997 or (ii) February 28, 1997, if on January 31, 1997, the Second Disposition shall not have been consummated solely because a decree, ruling, injunction or order against the consummation of the Second Disposition pursuant to any antitrust law shall be outstanding or any waiting period applicable to the Second Disposition under the HSR Act shall not have terminated or expired, (in the case of either (i) or (ii), other than due to the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed at or prior to the Second Disposition Effective Date);

          (c) by Childs or Acquiror, if there has been a material violation or breach by the Securityholders of any agreement, representation or warranty contained in this Agreement which has rendered the satisfaction of any condition to the obligations of Childs and Acquiror impossible and such violation or breach has not been waived by Childs and Acquiror; or

          (d) by the Securityholders, if there has been a material violation or breach by Childs or Acquiror of any agreement, representation or warranty contained in this Agreement which has rendered the satisfaction of any condition to the obligations of the Securityholders impossible and such violation or breach has not been waived by the Securityholders.

     8.2 Amendment. This Agreement may be amended only by a written instrument executed by the parties or their respective successors or assigns.

     8.3 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, facsimile, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.3):

     If to Childs or Acquiror, at the addresses and to the Persons (including the copies) set forth in the Merger Agreement; and

     If to any of the Securityholders to:

        Butler Capital Corporation
        767 Fifth Avenue, 6th Floor
        New York, New York 10153
        Facsimile: (212) 758-2514
        Attention: Gilbert E. Butler

        With a copy to:

        David C. Chapin, Esq.
        Ropes & Gray
        One International Place
        Boston, Massachusetts 02110
        Facsimile: (617) 951-7050

     8.4 Counterparts. This Agreement may be executed in one or more counterparts and each counterpart shall be deemed to be an original, but all of which shall constitute one and the same original.

     8.5 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without reference to choice of law principles, including all matters of construction, validity and performance.

     8.6 Severability; Enforcement. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, each party agrees that a court of competent jurisdiction may enforce such restriction to the maximum extent permitted by law, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

     8.7 Further Assurances. Each party hereto shall execute and deliver such additional documents as may be necessary or desirable to consummate the transactions contemplated by this Agreement.

     8.8 Parties in Interest; Assignment. Neither this Agreement nor any of the rights, interest or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties.

     8.9 Entire Agreement. This Agreement and the Merger Agreement contain the entire understanding of the parties hereto and thereto with respect to the subject matter contained herein and therein, and supersede and cancel all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter. There are no restrictions, promises, representations, warranties, agreements or undertakings of any party hereto or to the Merger Agreement with respect to the transactions contemplated by this Agreement and the Merger Agreement other than those set forth herein or therein or made hereunder or thereunder.

     8.10 Specific Performance. The parties hereto agree that the remedy at law for any breach of this Agreement will be inadequate and that any party by whom this Agreement is enforceable shall be entitled to specific performance or injunctive relief in addition to any other appropriate relief or remedy. Such party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive relief or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief or any requirement for the posting of a bond or other collateral in connection therewith.

     8.11 Headings; References. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All references herein to "Sections" or "Exhibits" shall be deemed to be references to Articles or Sections hereof or Exhibits hereto unless otherwise indicated.

     8.12 Limited Liability of Partners. Notwithstanding any other provision of this Agreement, neither the general partner nor the limited partners, nor any future general or limited partner of any Securityholder, shall have any personal liability for performance of any obligation of such Securityholder under this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered as of the day and year first above written.


                                          CHILDS:



                                            J.W. CHILDS EQUITY PARTNERS, L.P.



                                            By:J.W. CHILDS ADVISORS, L.P.,


                                              its general partner



                                            By:J.W. CHILDS ASSOCIATES, L.P.,


                                              its general partner



                                            By:J.W. CHILDS ASSOCIATES, INC.,


                                              its general partner



                                            By: /s/ Adam Suttin

                                              ----------------------------------

                                              Name: Adam Suttin


                                              Title: Vice President



                                          ACQUIROR:



                                            JWC ACQUISITION I, INC.



                                            By: /s/ Adam Suttin

                                              ----------------------------------

                                              Name: Adam Suttin


                                              Title: Vice President



                                          SECURITYHOLDERS:



                                            MEZZANINE LENDING ASSOCIATES I,


                                                L.P.



                                            By:MEZZANINE LENDING


                                              MANAGEMENT I, its General Partner



                                            By: /s/ Costa Littas

                                              ----------------------------------

                                              Name: Costa Littas


                                              Title: Managing Director

                                            MEZZANINE LENDING ASSOCIATES II,

                                                L.P.


                                            By: MEZZANINE LENDING


                                              MANAGEMENT II, its General Partner



                                            By: /s/ Costa Littas


                                              ----------------------------------

                                              Name:  Costa Littas


                                              Title:  Managing Director



                                            MEZZANINE LENDING ASSOCIATES III,
                                                L.P.



                                            By: MEZZANINE LENDING


                                              MANAGEMENT III, its General
                                                Partner



                                            By: /s/ Costa Littas


                                              ----------------------------------

                                              Name:  Costa Littas


                                              Title:  Managing Director



                                            SENIOR LENDING ASSOCIATES I, L.P.



                                            By: SENIOR LENDING MANAGEMENT I,


                                              its General Partner



                                            By: /s/ Costa Littas


                                              ----------------------------------

                                              Name:  Costa Littas


                                              Title:  Managing Director



                                            BCC INDUSTRIAL SERVICES, INC.



                                            By: /s/ Donald E. Cibak


                                              ----------------------------------

                                              Name:  Donald E. Cibak


                                              Title:  Managing Director

     Central Tractor Farm & Country, Inc., a Delaware corporation ("Company") hereby consents to the foregoing Securities Purchase Agreement. Company hereby waives any and all transfer restrictions applicable to any and all Company Common Stock, Company Convertible Securities and Company Option Securities held by any of the Securityholders in connection with the transfer thereof to Childs or Acquiror pursuant to the Initial Disposition or the Second Disposition (as defined in the foregoing Securities Purchase Agreement), including without limitation the provisions of Sections 10 and 11 of the Exchange Agreement, dated as of October 14, 1994, by and among Company, the Securityholders and certain other parties named therein.



                                          CENTRAL TRACTOR FARM & COUNTRY, INC.



                                          By: /s/ Dean Longnecker


                                            ------------------------------------

                                            Name:  Dean Longnecker


                                            Title:  Exec. Vice President --
                                              Finance

                                           NUMBER OF
                                           SHARES OF
                                            COMPANY                               COMPANY         NUMBER OF         NUMBER OF
                                            COMMON                                OPTION           INITIAL           SECOND
                                             STOCK     COMPANY CONVERTIBLE      SECURITIES       DISPOSITION       DISPOSITION
   NAME AND ADDRESS OF SECURITYHOLDER        OWNED      SECURITIES OWNED           OWNED           SHARES            SHARES
-----------------------------------------  ---------   -------------------  -------------------  -----------   -------------------
Mezzanine Lending Associates I, L.P......   562,296    $1,225,510           0                       86,275     476,021
  c/o Butler Capital Corporation                       principal amount of
  767 Fifth Avenue 6th Floor                           Company's 7%
  New York, NY 10153                                   Convertible
                                                       Subordinated Notes
                                                       due 2002, which are
                                                       convertible into
                                                       63,252 shares of
                                                       Company Common
                                                       Stock at any time
                                                       at a conversion
                                                       price of $19.375
                                                       per share
Mezzanine Lending Associates II, L.P.....  4,102,746   $8,941,799           0                      629,497     3,473,249
  c/o Butler Capital Corporation                       principal amount of
  767 Fifth Avenue 6th Floor                           Company's 7%
  New York, NY 10153                                   Convertible
                                                       Subordinated Notes
                                                       due 2002, which are
                                                       convertible into
                                                       461,512 shares of
                                                       Company Common
                                                       Stock at any time
                                                       at a conversion
                                                       price of $19.375
                                                       per share
Mezzanine Lending Associates III, L.P....  1,161,393   $5,832,691           0                      178,196     983,197
  c/o Butler Capital Corporation                       principal amount of
  767 Fifth Avenue 6th Floor                           Company's 7%
  New York, NY 10153                                   Convertible
                                                       Subordinated Notes
                                                       due 2002, which are
                                                       convertible into
                                                       301,042 shares of
                                                       Company Common
                                                       Stock at any time
                                                       at a conversion
                                                       price of $19.375
                                                       per share
Senior Lending Associates, L.P...........  1,005,294   0                    0                      154,246     851,048
  c/o Butler Capital Corporation
  767 Fifth Avenue 6th Floor
  New York, NY 10153
BCC Industrial Services, Inc.............         0    0                    230,523 shares               0     230,523 shares a
  c/o Butler Capital Corporation                                            issuable at a per                  Common Stock
  767 Fifth Avenue 6th Floor                                                share price of                     issuable at a per
  New York, NY 10153                                                        $3.59 upon the                     share price of
                                                                            exercise of a                      $3.59 upon the
                                                                            Common Stock                       exercise of
                                                                            Purchase Warrant                   Purchase Warrant
                                                                            No. 1 issued by                    No. 1 issued by
                                                                            Company on October                 Company on October
                                                                            5, 1994                            5, 1994

                                                                       EXHIBIT 3

                            JWC ACQUISITION I, INC.
                        C/O J.W. CHILDS ASSOCIATES, L.P.
                               ONE FEDERAL STREET
                          BOSTON, MASSACHUSETTS 02110

                                                               November 27, 1996

Mr. James T. McKitrick
c/o Central Tractor
Farm & Country, Inc.
3915 Delaware Avenue
Des Moines, Iowa 50316-0330

Dear Jim:

     This letter agreement between us is being entered into contemporaneously with the execution of an Agreement and Plan of Reorganization (the "Merger Agreement") by and among Central Tractor Farm & Country, Inc. (the "Company"), J.W. Childs Equity Partners, L.P., JWC Holdings I, Inc. ("Holdings"), and JWC Acquisition I, Inc. ("Acquisition"). The Merger Agreement provides for the merger (the "Merger") of Acquisition with and into the Company, with the Company to become the surviving corporation. Upon consummation of the Merger, the Company will be a wholly-owned subsidiary of Holdings. The agreements set forth herein are subject to the condition subsequent that the "Closing" (as defined in the Merger Agreement) shall have occurred, and the performance of the parties hereunder is intended to commence at the "Effective Time" (as defined in the Merger Agreement) of the Merger. This letter agreement is entered into by the parties in contemplation of the Merger pursuant to which the Company will succeed to and assume all the obligations of Acquisition hereunder as a matter of law.

     1. Duties, etc. From and after the Effective Time throughout and subject to the terms of this agreement, you will be employed as President and Chief Executive Officer of the Company. In your capacity as an officer and employee of the Company, you will be accountable to, and will also have such powers, duties and responsibilities as may from time to time be prescribed by the Board of Directors of the Company, provided that such duties and responsibilities are consistent with your executive position. You will perform and discharge your duties and responsibilities faithfully, diligently, and to the best of your ability. You will devote substantially all of your working time and efforts to the business and affairs of the Company.

     2. Base Salary. Your base salary will be paid at the rate of $385,000 per year through the end of the Company's next fiscal year. After October 31, 1997, you will be eligible for raises in your base salary in amounts to be determined by the Board of Directors (it being understood that the Board of Directors may delegate the authority to act under this agreement to the Compensation Committee), which raises will increase your base salary by at least the same percentage as the increase in the prior year's Consumer Price Index (all urban consumers, U.S. city average). All payments under this paragraph or any other paragraph of this agreement will be made in accordance with the regular payroll practices of the Company, reduced by applicable withholdings.

     3.  Bonuses.  See EXHIBIT I attached.

     4.  Options.  See EXHIBIT II attached.

     5. Benefits. You will receive 5 weeks of paid vacation per fiscal year, prorated for partial years. You will be eligible to participate in all benefit plans made generally to executives of the Company, as in effect from time to time, all subject to plan terms and generally applicable Company policies. These benefit plans will include, without limitation, health insurance, continuation of the Company's group life insurance coverage at current levels (i.e. $500,000), disability insurance, the Company's 401(k) plan, etc. The Company will pay for an annual physical examination for you by a medical doctor of your choice. The Company will continue to pay monthly dues for membership in a country club in which the Company currently owns a membership. In addition, the Company will also pay you a $7,000 per year automobile allowance and will reimburse you for automobile insurance and maintenance expenses and normal reimbursable business travel.

     6. Nature of Employment; Severance. This agreement is not meant to constitute a contract of employment for a stated term. This means that you will retain the right to terminate your employment and officership duties at any time, and that the Company retains a similar right. However, if (x) the Company terminates your employment, other than because of your death, because of your disability for a 180 days in one fiscal year, or for cause (meaning dishonesty, breach of fiduciary duty, material violation of law or negligent or willful failure to perform your duties or responsibilities) as determined by the Company in its reasonable judgment, or (y) you terminate your employment because the Company removes or fails to re-elect you as President and Chief Executive Officer (other than for any of the reasons described in clause (x) above), the Company will, in lieu of all other payments or benefits hereunder or otherwise, pay you severance payments for a period of 18 months from the date of termination equal to your base salary at the rate in effect at the time your employment is terminated, reduced by any compensation you earn during such 18-month period from other businesses (whether as an employee, consultant, partner or otherwise).

     7. Confidentiality. Without the written consent of the Board of Directors, you will not, during or after the term of your employment with the Company, disclose to any person or entity (other than a person or entity to which disclosure is in your reasonable judgment necessary or appropriate in connection with the performance of your duties as an executive officer of the Company), any information obtained by you while in the employ of the Company the disclosure of which may be adverse to the interests of the Company, or use any such information to the detriment of the Company; provided, however, that such restriction shall not apply to information generally known to the public other than as a result of unauthorized disclosure by you.

     8. Restricted Activities. You agree that, during the term of your employment with the Company and for a period of one year thereafter, (a) you will not, directly or indirectly, be connected as an officer, employee, consultant, owner or otherwise with any business which competes with any business of the Company or its subsidiaries in any area where such business is then being conducted by the Company or a subsidiary, and (b) you will not, and you will not assist any other person or entity to hire or otherwise seek to induce employees of the Company or any of its subsidiaries to terminate their employment.

     9. Stock Purchase; Company Stock Options. It is agreed that Acquisition will purchase, and you will sell to Acquisition, 81,810 shares of Company Common Stock acquired by you on the exercise of options therefor after the date hereof. The purchase price for such shares will be $14 per share, for an aggregate price of $1,145,340, which will be paid on the later to occur of (i) January 2, 1997 or (ii) the same time as the closing by Acquisition of its purchase of all of the shares of Company Common Stock owned by all of the entities affiliated with Butler Capital Corporation pursuant to a purchase agreement of even date herewith. At the time of such closing, you will deliver to Acquisition your stock certificates for such shares identified above together with stock powers duly endorsed in blank, against payment of the full purchase price therefor in immediately available funds by wire transfer or certified or bank check. Such shares must be free of all liens and claims of third parties. It is also agreed that in the Merger, at the Closing thereof, you will be entitled to, and you agree to, exchange outstanding options heretofore granted to you to purchase 183,935 shares of Company Common Stock, $0.01 par value per share, for options to acquire such number of shares of Holdings Common Stock having a value at the date of the Merger Closing (based on the same per share valuation as the common equity investment being made by J.W. Childs Equity Partners, L.P. and affiliates in connection with the Merger and related transactions) of $2,575,090. The total aggregate exercise price of these Holdings stock options will be $578,896. The stock options of JWC Holdings I, Inc. issued to you in exchange for Company stock options hereunder will be immediately vested and subject to no restrictions, other than restrictions on the underlying shares of Common Stock of JWC Holdings I, Inc. to be contained in a Stockholders Agreement to be executed by all holders of such Common Stock and securities exchangeable or convertible into shares of such Common Stock. Key provisions of such a stockholders agreement are attached hereto as EXHIBIT III. Acquisition's agreement to purchase shares of Company Common Stock and Holdings' agreement to permit your exchange stock options pursuant to this section are made as an inducement to you to enter into this letter agreement, and any failure by you to sell your shares and exchange your stock options as herein contemplated and agreed shall render all other provisions of this letter agreement, including, without limitation, provisions governing your employment, compensation and benefits, void and of no effect.

     10. Miscellaneous. The headings in this agreement are for convenience only and shall not affect the meaning hereof. This agreement constitutes the entire agreement between the parties, and supersedes any prior communications, agreements and understandings, written or oral, with respect to your employment and compensation and all matters pertaining thereto. If any provision in this agreement should, for any reason, be held invalid or unenforceable in any respect, it shall be construed by limiting it so as to be enforceable to the maximum extent compatible with applicable law. This agreement shall be governed by and construed in accordance with the substantive laws of the State of Iowa. All determinations by the Board of Directors hereunder may be made by them in their sole discretion.

     11. Acceptance. In accepting and entering into this agreement, you represent that you have not relied on any agreement or representation, oral or written, express or implied, that is not set forth expressly in this agreement. If the terms of this agreement are acceptable to you, please sign and return a copy to the undersigned for delivery by the close of business on November 25, 1996 whereupon it shall become a binding agreement between us on the terms provided herein.

     12. Table 1. A number of provisions in the Exhibits hereto contemplate achievement of certain objectives by the Company. Those objectives are set forth in Table 1 attached hereto.

                                          JWC ACQUISITION I, INC.

                                          By:      /s/  STEVEN G. SEGAL

                                            ------------------------------------
                                                         President

Agreed to and Accepted

     /s/  JAMES T. MCKITRICK
--------------------------------------
          James T. McKitrick

Attachments: Table 1
           Exhibit I
           Exhibit II
           Exhibit III

                                    TABLE 1


                       ANNUAL OPERATING CASH FLOW TARGETS


     Outlined below are the Operating Cash Flow Targets for vesting incentive options and for earning bonuses.

     Operating Cash Flow for any fiscal year equals earnings before interest, taxes, depreciation and amortization ("EBITDA") less the amount by which actual capital expenditures exceed the corresponding target amounts in the table below:

                TARGET CAPITAL     TARGET OPERATING
  ($000S)        EXPENDITURES         CASH FLOW
------------    --------------     ----------------
F.Y.E. 1997        $  5,250            $ 25,896
F.Y.E. 1998           9,023              29,930
F.Y.E. 1999           9,421              34,574
F.Y.E. 2000           9,820              39,229
F.Y.E. 2001          10,218              44,392
Cumulative         $ 43,732            $174,021

              (Assumes Company maintains its current fiscal year.)


     Adjustments. In the event of an acquisition or disposition of a significant business or assets (determined in a manner comparable to the determination of a significant subsidiary under Article 1-02(v) of Regulation S-X of the Securities and Exchange Commission), financial and other quantitative targets specified in or determined pursuant hereto shall be appropriately adjusted by the Board of Directors in good faith based on the expected contribution to the target amount in question of the assets or business acquired or disposed.

                                   EXHIBIT I


                                   CASH BONUS



     For each fiscal year, a cash bonus will be paid to the executive if the Company achieves (based upon the Company's audit) between more than 90% and 100% or less of the Annual Operating Cash Flow Targets for such year set forth in Table 1. Such cash bonus will equal five percent (5%) of executive's base salary for such fiscal year for each one percent (1%) by which the Company exceeds 90% of the Annual Operating Cash Flow Targets and will increase on a linear basis as illustrated by the following:


                       PERCENTAGE
                     ACHIEVEMENT OF
                         ANNUAL
BONUS AS PERCENT     OPERATING CASH
 OF BASE SALARY       FLOW TARGETS
----------------     ---------------
        0%                  90%
        5%                  91%
       15%                  93%
       20%                  94%
       25%                  95%
       30%                  96%
       35%                  97%
       40%                  98%
       45%                  99%
       50%                 100%


     In the event that, in any fiscal year, the Company achieves (based upon the Company's audit) more than 100% of the Annual Operating Cash Flow Targets, executive's cash bonus for such year shall equal one percent (1%) of his base salary for each percentage point by which the Company's results exceed 100% of the Annual Operating Cash Flow Targets. The cash bonus payable pursuant to this paragraph shall not be subject to any cap or maximum amount.

                                   EXHIBIT II


                          NON-QUALIFIED STOCK OPTIONS


                                 KEY PROVISIONS


1. OPTIONS SUBJECT TO VESTING AT ACHIEVEMENT OF 100% OF ANNUAL OPERATING CASH FLOW TARGETS.


     Effective at or shortly after the Effective Date of the Merger, Holdings and the Company will establish a stock option plan pursuant to which the management group will be granted non-qualified options to acquire, at "founder's price"(1), an aggregate number of shares of common stock of Holdings equal to four and one-half percent (4.5%) of the outstanding common stock and common stock equivalents of Holdings, on a fully diluted basis.


     The management group which will be entitled to participate in this option plan will be identified by the Chief Executive Officer, and the allocation of options among the members of the group will be initially determined by the Chief Executive Officer, subject to review and ratification by the Board of Directors.

     A.  Vesting.


     Options granted pursuant to the above plan will vest over a five-year period based on the Company's achievement of the Annual Operating Cash Flow Targets set forth in TABLE 1. An option shall vest and be exercisable with respect to twenty percent (20%) of the underlying shares for each fiscal year in which the Company achieves (based on the Company's audit) 100% or more of the Annual Operating Cash Flow Targets for such year. Unvested portions of outstanding options will be carried forward and will vest at the conclusion of the fifth fiscal year set forth in TABLE 1 if (i) the Company has achieved for the five-year period specified in TABLE 1 the cumulative EBITDA target set forth therein and (ii) the Company's actual EBITDA achievement for F.Y.E. 2001 is greater than that achieved in F.Y.E. 2000. Additionally, the options granted pursuant to the above plan will vest if the bonus option outlined in paragraph 3 below is awarded in accordance with its terms.


     B.  Other Provisions.

     Each option shall expire, unless earlier exercised or terminated, ten years from the date of grant.

     In the case of termination of an option holder's employment for cause or resignation without good reason, to be defined in the option plan, each option shall terminate at the time of termination of employment.

     In the case of termination of an option holder's employment without cause or his resignation for good reason, again as to be defined in the option plan, options which have vested at the time of termination/resignation shall terminate on the 91st day after the date of employment termination or resignation, and options which have not vested shall terminate immediately.

     If the option holder's employment is terminated due to death or disability, options which have vested at the time of termination/resignation shall terminate on the 181st day after the date of employment termination or death and may be exercised during such period by the holder or his legal representative or estate, as the case may be, and options which have not vested shall terminate immediately.

2. OPTIONS SUBJECT TO VESTING AT ACHIEVEMENT OF 115% OF ANNUAL OPERATING CASH FLOW TARGETS.

     In addition to, or as part of, the option plan outlined in paragraph 1 of this Exhibit II, the management group (to be selected as outlined above) will also be granted non-qualified options to acquire, again at "founder's price", an aggregate number of shares of common stock of Holdings equal to three and two-tenths percent (3.2%) of the outstanding common stock and common stock equivalents of Holdings, on a fully

---------------

1 I.e., the price per share, as adjusted to reflect subsequent changes in capitalization, as the initial common equity investment in Holdings made by J.W. Childs Equity Partners, L.P. and its affiliates for purposes of effecting the Merger and related transactions.

diluted basis (after taking into account, without limitation, all options granted pursuant to paragraph 1 above). Such options will be allocated among the management group as outlined in paragraph 1 above.


     An option granted pursuant to this paragraph 2 shall vest and be exercisable with respect to twenty percent (20%) of the underlying shares for each fiscal year set forth in Table 1 in which the Company achieves (based on the Company's audit) 115% or more of the Annual Operating Cash Flow Targets for such year.

     Other provisions of the options granted pursuant to this paragraph will be substantially the same as those granted pursuant to paragraph 1 above.


3.  BONUS OPTIONS.



     In the event that within six years after the Effective Time of the Merger the realized value(2) of the common equity investment of the original investment group in Holdings should equal or exceed ten times the value of such common equity investment at the Effective Time of the Merger, you will be awarded an option to acquire, again at "founder's price", an aggregate number of shares of common stock of Holdings which shall equal 1.25% of the total outstanding common stock and common stock equivalents of Holdings on a fully diluted basis (after taking into account, without limitation, all options vested pursuant to paragraphs 1 and 2 above).


     The options described in this paragraph 3 shall terminate if not exercised prior to the termination of the executive's employment with the Company for any reason.

---------------

2 For purposes hereof, "realized value" will mean, in general, the cash or the market value of registered, publicly traded and tradeable, securities not subject to transfer or Rule 144 restrictions received by the original investment group in Holdings in the case of the sale of the business of the Company to any person, firm, entity or group which, together with its affiliates, prior to such transaction, did not own, directly or indirectly, more than 50% of the outstanding common equity of the Company.

                                  EXHIBIT III

                             STOCKHOLDERS AGREEMENT
                                 KEY PROVISIONS

I.  RIGHT OF FIRST REFUSAL.

     Transfer of management group shares of common stock, and options to acquire the same, shall be subject to a right of first refusal in favor of Holdings and/or certain persons designated by Holdings. The exercise price of such right shall be the price offered by a bona fide third-party offeree.

II.  CALL OPTION; PUT OPTION; EXERCISE PRICE.


     If a member of the management group's employment is terminated for any reason before Holdings has completed a qualified public offering, Holdings and/or certain persons designated by Holdings will have the option to purchase his common stock and vested options. The exercise price shall be the greater of fair market value (determined as [EBITDA x 7 - Debt]/Outstanding Shares (fully diluted)) or cost in all circumstances of termination other than the manager's termination for cause or his resignation without good reason, in which instances the exercise price shall be cost.



     If the manager's employment is terminated without cause or if the manager resigns for good reason, in either case before Holdings has completed a qualified public offering, he shall have the right to put his common stock and vested options to Holdings and Holdings shall be obligated to purchase the same (which right and obligation Holdings may assign to certain designated persons) at a price per share equal to the following formula: [(EBITDA x 6) - Debt]/Outstanding Shares (fully diluted).


     The purchase price of vested options shall, in all instances, be reduced by the exercise price thereof.

     In the case of any call or put exercise, Holdings shall pay the purchase price in cash if and to the extent that (i) funds are legally available therefor, (ii) such cash purchase is permitted by the agreements governing Holdings and the Company's third-party indebtedness, and (iii) and the Board of Directors in good faith determines that sufficient cash is available therefor. Any portion of the purchase price not paid in cash shall be paid by a subordinated promissory note of Holdings, bearing an interest rate equal to the rate on the Company's senior bank indebtedness and having a maturity of ten (10) years (subject to (a) mandatory prepayment when and if all of the conditions in the first sentence of this paragraph are satisfied and (b) mandatory extension if required by the terms of the agreements governing Holdings' third-party indebtedness).

     Generally, "puts" and "calls" and other transfer restrictions will be lifted upon consummation by Holdings of a qualifying public offering.

III.  "TAG ALONG" AND "DRAG ALONG".

     Management's shares and options shall be subject to "tag along" provisions whereby in the case of any proposed sale (including a "secondary" public offering) by J.W. Childs Equity Partners, L.P. (together with certain transferees and coinvestors) of more than ten percent (10%) of its common stock equivalents, the seller must offer other members of such founding/management group the right proportionately to participate in such sale.

     If any holder or group holding more than fifty percent (50%) of the outstanding common stock equivalents proposes to sell 50% or more of such holding or cause Holdings to enter a change of control transaction, then the remaining shareholders shall be obligated to sell their shares/options or, as applicable, consent to such change of control transactions provided that such sale or transaction provides that all shareholders of Holdings are to receive the same form of, proportion and per share consideration in connection therewith.

                            JWC ACQUISITION I, INC.
                        C/O J.W. CHILDS ASSOCIATES, L.P.
                               ONE FEDERAL STREET
                          BOSTON, MASSACHUSETTS 02110

                                                               November 27, 1996

Mr. G. Dean Longnecker
c/o Central Tractor
Farm & Country, Inc.
3915 Delaware Avenue
Des Moines, Iowa 50316-0330

Dear Dean:

     This letter agreement between us is being entered into contemporaneously with the execution of an Agreement and Plan of Reorganization (the "Merger Agreement") by and among Central Tractor Farm & Country, Inc. (the "Company"), J.W. Childs Equity Partners, L.P., JWC Holdings I, Inc. ("Holdings"), and JWC Acquisition I, Inc. ("Acquisition"). The Merger Agreement provides for the merger (the "Merger") of Acquisition with and into the Company, with the Company to become the surviving corporation. Upon consummation of the Merger, the Company will be a wholly-owned subsidiary of Holdings. The agreements set forth herein are subject to the condition subsequent that the "Closing" (as defined in the Merger Agreement) shall have occurred, and the performance of the parties hereunder is intended to commence at the "Effective Time" (as defined in the Merger Agreement) of the Merger. This letter agreement is entered into by the parties in contemplation of the Merger pursuant to which the Company will succeed to and assume all the obligations of Acquisition hereunder as a matter of law.


     1. Duties, etc. From and after the Effective Time throughout and subject to the terms of this agreement, you will be employed as Executive Vice
President -- Finance of the Company (to be reviewed for promotion before April 30, 1997). In your capacity as an officer and employee of the Company, you will be accountable to, and will also have such powers, duties and responsibilities as may from time to time be prescribed by the Board of Directors of the Company, provided that such duties and responsibilities are consistent with your executive position. You will perform and discharge your duties and responsibilities faithfully, diligently, and to the best of your ability. You will devote substantially all of your working time and efforts to the business and affairs of the Company.



     2. Base Salary. Your base salary will be paid at the rate of $250,000 per year through the end of the Company's next fiscal year. After October 31, 1997, you will be eligible for raises in your base salary in amounts to be determined by the Board of Directors (it being understood that the Board of Directors may delegate the authority to act under this agreement to the Compensation Committee), which raises will increase your base salary by at least the same percentage as the increase in the prior year's Consumer Price Index (all urban consumers, U.S. city average). All payments under this paragraph or any other paragraph of this agreement will be made in accordance with the regular payroll practices of the Company, reduced by applicable withholdings.



     3.  Bonuses.  See EXHIBIT I attached.



     4.  Options.  See EXHIBIT II attached.



     5. Benefits. You will receive 5 weeks of paid vacation per fiscal year, prorated for partial years. You will be eligible to participate in all benefit plans made generally to executives of the Company, as in effect from time to time, all subject to plan terms and generally applicable Company policies. These benefit plans will include, without limitation, health insurance, continuation of the Company's group life insurance coverage at current levels (i.e. $500,000), disability insurance, the Company's 401(k) plan, etc. The Company will pay for an annual physical examination for you by a medical doctor of your choice. The Company will continue to pay monthly dues for membership in a country club in which the Company currently owns a membership. In addition, the Company will also pay you a $7,000 per year automobile allowance and will reimburse you for automobile insurance and maintenance expense and normal reimbursable business travel.


     6. Nature of Employment; Severance. This agreement is not meant to constitute a contract of employment for a stated term. This means that you will retain the right to terminate your employment and officership duties at any time, and that the Company retains a similar right. However, if (x) the Company terminates your employment, other than because of your death, because of your disability for 180 days in one fiscal year, or for cause (meaning dishonesty, breach of fiduciary duty, material violation of law or negligent or willful failure to perform your duties or responsibilities) as determined by the Company in its reasonable judgment, or (y) you terminate your employment because the Company removes or fails to re-elect you as Executive Vice President -- Finance (other than for any of the reasons described in clause (x) above), the Company will, in lieu of all other payments or benefits hereunder or otherwise, pay you severance payments for a period of 12 months from the date of termination equal to your base salary at the rate in effect at the time your employment is terminated.



     7. Confidentiality. Without the written consent of the Board of Directors, you will not, during or after the term of your employment with the Company, disclose to any person or entity (other than a person or entity to which disclosure is in your reasonable judgment necessary or appropriate in connection with the performance of your duties as an executive officer of the Company), any information obtained by you while in the employ of the Company the disclosure of which may be adverse to the interests of the Company, or use any such information to the detriment of the Company; provided, however, that such restriction shall not apply to information generally known to the public other than as a result of unauthorized disclosure by you.



     8. Restricted Activities. You agree that, during the term of your employment with the Company and for a period of one year thereafter, (a) you will not, directly or indirectly, be connected as an officer, employee, consultant, owner or otherwise with any business which competes with any business of the Company or its subsidiaries in any area where such business is then being conducted by the Company or a subsidiary, and (b) you will not, and you will not assist any other person or entity to hire or otherwise seek to induce employees of the Company or any of its subsidiaries to terminate their employment.



     9. Company Stock Purchase. It is agreed that Acquisition will purchase, and you will sell to Acquisition, 64,489 shares of Company Common Stock owned by you on the date hereof. The purchase price for such shares will be $14 per share, for an aggregate price of $902,846, which will be paid on the later to occur of (i) January 2, 1997 or (ii) the same time as the closing by Acquisition of its purchase of all of the shares of Company Common Stock owned by all of the entities affiliated with Butler Capital Corporation pursuant to a purchase agreement of even date herewith. At the time of such purchase, you will deliver to Acquisition your stock certificates for such shares identified above together with stock powers duly endorsed in blank, against payment of the full purchase price therefor in immediately available funds by wire transfer or certified or bank check. Such shares must be free of all liens and claims of third parties. It is also agreed that in the Merger, at the Closing thereof, you will be entitled to, and you agree to, exchange 71,429 shares of Company Common Stock for such number of shares of Holdings Common Stock having a value at the date of the Merger Closing (based on the same per share valuation as the common equity investment being made by J.W. Childs Equity Partners, L.P. and affiliates in connection with the Merger and related transactions) of $1,000,006. The stock of JWC Holdings I, Inc. issued to you in exchange for Company Common Stock hereunder will be subject to restrictions on the underlying shares of Common Stock of Holdings to be contained in a Stockholders Agreement to be executed by all holders of such Common Stock and securities exchangeable or convertible into shares of such Common Stock. Key provisions of such a stockholders agreement are attached hereto as EXHIBIT III. Acquisition's agreement to purchase shares of Company Common Stock and Holdings' agreement to permit you to exchange stock pursuant to this section are made as an inducement to you to enter into this letter agreement, and any failure by you to sell your shares and exchange your stock as herein contemplated and agreed shall render all other provisions of this letter agreement, including, without limitation, provisions governing your employment, compensation and benefits, void and of no effect.

     10. Miscellaneous. The headings in this agreement are for convenience only and shall not affect the meaning hereof. This agreement constitutes the entire agreement between the parties, and supersedes any prior communications, agreements and understandings, written or oral, with respect to your employment and compensation and all matters pertaining thereto. If any provision in this agreement should, for any reason, be held invalid or unenforceable in any respect, it shall be construed by limiting it so as to be enforceable to the maximum extent compatible with applicable law. This agreement shall be governed by and construed in accordance with the substantive laws of the State of Iowa. All determinations by the Board of Directors hereunder may be made by them in their sole discretion.



     11. Acceptance. In accepting and entering into this agreement, you represent that you have not relied on any agreement or representation, oral or written, express or implied, that is not set forth expressly in this agreement. If the terms of this agreement are acceptable to you, please sign and return a copy to the undersigned for delivery by the close of business on November 25, 1996 whereupon it shall become a binding agreement between us on the terms provided herein.



     12. Table 1. A number of provisions in the Exhibits hereto contemplate achievement of certain objectives by the Company. Those objectives are set forth in Table 1 attached hereto.


                                          JWC ACQUISITION I, INC.


                                          By:       /s/ STEVEN G. SEGAL


                                            ------------------------------------
                                                         President

Agreed to and Accepted


      /s/ G. DEAN LONGNECKER

--------------------------------------
          G. Dean Longnecker


Attachments: Table 1

           Exhibit I
           Exhibit II
           Exhibit III

                                    TABLE 1


                       ANNUAL OPERATING CASH FLOW TARGETS


     Outlined below are the Operating Cash Flow Targets for vesting incentive options and for earning bonuses.

     Operating Cash Flow for any fiscal year equals earnings before interest, taxes, depreciation and amortization ("EBITDA") less the amount by which actual capital expenditures exceed the corresponding target amounts in the table below:

                TARGET CAPITAL     TARGET OPERATING
  ($000S)        EXPENDITURES         CASH FLOW
------------    --------------     ----------------
F.Y.E.
  1997......       $  5,250            $ 25,896
F.Y.E.
  1998......          9,023              29,930
F.Y.E.
  1999......          9,421              34,574
F.Y.E.
  2000......          9,820              39,229
F.Y.E.
  2001......         10,218              44,392
Cumulative..       $ 43,732            $174,021

              (Assumes Company maintains its current fiscal year.)


     Adjustments. In the event of an acquisition or disposition of a significant business or assets (determined in a manner comparable to the determination of a significant subsidiary under Article 1-02(v) of Regulation S-X of the Securities and Exchange Commission), financial and other quantitative targets specified in or determined pursuant hereto shall be appropriately adjusted by the Board of Directors in good faith based on the expected contribution to the target amount in question of the assets or business acquired or disposed.

                                   EXHIBIT I


                                   CASH BONUS


     For each fiscal year, a cash bonus will be paid to the executive if the Company achieves (based upon the Company's audit) between more than 90% and 100% or less of the Annual Operating Cash Flow Targets for such year set forth in Table 1. Such cash bonus will equal five percent (5%) of executive's base salary for such fiscal year for each one percent (1%) by which the Company exceeds 90% of the Annual Operating Cash Flow Targets and will increase on a linear basis as illustrated by the following:

                       PERCENTAGE
                     ACHIEVEMENT OF
                         ANNUAL
BONUS AS PERCENT     OPERATING CASH
 OF BASE SALARY       FLOW TARGETS
----------------     ---------------
        0%                  90%
        5%                  91%
       15%                  93%
       20%                  94%
       25%                  95%
       30%                  96%
       35%                  97%
       40%                  98%
       45%                  99%
       50%                 100%

     In the event that, in any fiscal year, the Company achieves (based upon the Company's audit) more than 100% of the Annual Operating Cash Flow Targets, executive's cash bonus for such year shall equal one percent (1%) of his base salary for each percentage point by which the Company's results exceed 100% of the Annual Operating Cash Flow Targets. The cash bonus payable pursuant to this paragraph shall not be subject to any cap or maximum amount.

                                   EXHIBIT II


                          NON-QUALIFIED STOCK OPTIONS


                                 KEY PROVISIONS


1. OPTIONS SUBJECT TO VESTING AT ACHIEVEMENT OF 100% OF ANNUAL OPERATING CASH FLOW TARGETS.


     Effective at or shortly after the Effective Date of the Merger, Holdings and the Company will establish a stock option plan pursuant to which the management group will be granted non-qualified options to acquire, at "founder's price"(1), an aggregate number of shares of common stock of Holdings equal to four and one-half percent (4.5%) of the outstanding common stock and common stock equivalents of Holdings, on a fully diluted basis.


     The management group which will be entitled to participate in this option plan will be identified by the Chief Executive Officer, and the allocation of options among the members of the group will be initially determined by the Chief Executive Officer, subject to review and ratification by the Board of Directors.

     A.  Vesting.

     Options granted pursuant to the above plan will vest over a five-year period based on the Company's achievement of the Annual Operating Cash Flow Targets set forth in TABLE 1. An option shall vest and be exercisable with respect to twenty percent (20%) of the underlying shares for each fiscal year in which the Company achieves (based on the Company's audit) 100% or more of the Annual Operating Cash Flow Targets for such year. Unvested portions of outstanding options will be carried forward and will vest at the conclusion of the fifth fiscal year set forth in TABLE 1 if (i) the Company has achieved for the five-year period specified in TABLE 1 the cumulative EBITDA target set forth therein and (ii) the Company's actual EBITDA achievement for F.Y.E. 2001 is greater than that achieved in F.Y.E. 2000. Additionally, the options granted pursuant to the above plan will vest if the bonus option outlined in paragraph 3 below is awarded in accordance with its terms.

     B.  Other Provisions.

     Each option shall expire, unless earlier exercised or terminated, ten years from the date of grant.

     In the case of termination of an option holder's employment for cause or resignation without good reason, to be defined in the option plan, each option shall terminate at the time of termination of employment.

     In the case of termination of an option holder's employment without cause or his resignation for good reason, again as to be defined in the option plan, options which have vested at the time of termination/resignation shall terminate on the 91st day after the date of employment termination or resignation, and options which have not vested shall terminate immediately.

     If the option holder's employment is terminated due to death or disability, options which have vested at the time of termination/resignation shall terminate on the 181st day after the date of employment termination or death and may be exercised during such period by the holder or his legal representative or estate, as the case may be, and options which have not vested shall terminate immediately.

2. OPTIONS SUBJECT TO VESTING AT ACHIEVEMENT OF 115% OF ANNUAL OPERATING CASH FLOW TARGETS.

     In addition to, or as part of, the option plan outlined in paragraph 1 of this Exhibit II, the management group (to be selected as outlined above) will also be granted non-qualified options to acquire, again at "founder's price", an aggregate number of shares of common stock of Holdings equal to three and two-tenths percent (3.2%) of the outstanding common stock and common stock equivalents of Holdings, on a fully

---------------

1 I.e., the price per share, as adjusted to reflect subsequent changes in capitalization, as the initial common equity investment in Holdings made by J.W. Childs Equity Partners, L.P. and its affiliates for purposes of effecting the Merger and related transactions.

diluted basis (after taking into account, without limitation, all options granted pursuant to paragraph 1 above). Such options will be allocated among the management group as outlined in paragraph 1 above

     An option granted pursuant to this paragraph 2 shall vest and be exercisable with respect to twenty percent (20%) of the underlying shares for each fiscal year set forth in Table 1 in which the Company achieves (based on the Company's audit) 115% or more of the Annual Operating Cash Flow Targets for such year.

     Other provisions of the options granted pursuant to this paragraph will be substantially the same as those granted pursuant to paragraph 1 above.

3.  BONUS OPTIONS


     In the event that within six years after the Effective Time of the Merger the realized value(2) of the common equity investment of the original investment group in Holdings should equal or exceed ten times the value of such common equity investment at the Effective Time of the Merger, you will be awarded an option to acquire, again at "founder's price", an aggregate number of shares of common stock of Holdings which shall equal 0.75% of the total outstanding common stock and common stock equivalents of Holdings on a fully diluted basis (after taking into account, without limitation, all options vested pursuant to paragraphs 1 and 2 above).


     The options described in this paragraph 3 shall terminate if not exercised prior to the termination of the executive's employment with the Company for any reason.

---------------

2 For purposes hereof, "realized value" will mean, in general, the cash or the market value of registered, publicly traded and tradeable, securities not subject to transfer or Rule 144 restrictions received by the original investment group in Holdings in the case of the sale of the business of the Company to any person, firm, entity or group which, together with its affiliates, prior to such transaction, did not own, directly or indirectly, more than 50% of the outstanding common equity of the Company.

                                  EXHIBIT III

                             STOCKHOLDERS AGREEMENT
                                 KEY PROVISIONS

I.  RIGHT OF FIRST REFUSAL.

     Transfer of management group shares of common stock, and options to acquire the same, shall be subject to a right of first refusal in favor of Holdings and/or certain persons designated by Holdings. The exercise price of such right shall be the price offered by a bona fide third-party offeree.

II.  CALL OPTION; PUT OPTION; EXERCISE PRICE.

     If a member of the management group's employment is terminated for any reason before Holdings has completed a qualified public offering, Holdings and/or certain persons designated by Holdings will have the option to purchase his common stock and vested options. The exercise price shall be the greater of fair market value (determined as [EBITDA x 7 - Debt]/Outstanding Shares (fully diluted)) or cost in all circumstances of termination other than the manager's termination for cause or his resignation without good reason, in which instances the exercise price shall be cost.

     If the manager's employment is terminated without cause or if the manager resigns for good reason, in either case before Holdings has completed a qualified public offering, he shall have the right to put his common stock and vested options to Holdings and Holdings shall be obligated to purchase the same (which right and obligation Holdings may assign to certain designated persons) at a price per share equal to the following formula: [(EBITDA x 6) - Debt]/Outstanding Shares (fully diluted).

     The purchase price of vested options shall, in all instances, be reduced by the exercise price thereof.

     In the case of any call or put exercise, Holdings shall pay the purchase price in cash if and to the extent that (i) funds are legally available therefor, (ii) such cash purchase is permitted by the agreements governing Holdings and the Company's third-party indebtedness, and (iii) and the Board of Directors in good faith determines that sufficient cash is available therefor. Any portion of the purchase price not paid in cash shall be paid by a subordinated promissory note of Holdings, bearing an interest rate equal to the rate on the Company's senior bank indebtedness and having a maturity of ten (10) years (subject to (a) mandatory prepayment when and if all of the conditions in the first sentence of this paragraph are satisfied and (b) mandatory extension if required by the terms of the agreements governing Holdings' third-party indebtedness).

     Generally, "puts" and "calls" and other transfer restrictions will be lifted upon consummation by Holdings of a qualifying public offering.

III.  "TAG ALONG" AND "DRAG ALONG".

     Management's shares and options shall be subject to "tag along" provisions whereby in the case of any proposed sale (including a "secondary" public offering) by J.W. Childs Equity Partners, L.P. (together with certain transferees and coinvestors) of more than ten percent (10%) of its common stock equivalents, the seller must offer other members of such founding/management group the right proportionately to participate in such sale.

     If any holder or group holding more than fifty percent (50%) of the outstanding common stock equivalents proposes to sell 50% or more of such holding or cause Holdings to enter a change of control transaction, then the remaining shareholders shall be obligated to sell their shares/options or, as applicable, consent to such change of control transactions provided that such sale or transaction provides that all shareholders of Holdings are to receive the same form of, proportion and per share consideration in connection therewith.

                                                                       EXHIBIT 4



                        DELAWARE GENERAL CORPORATION LAW



     262 APPRAISAL RIGHTS -- (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec.228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership interest of a member of a nonstock corporation; and the words "depositary receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof solely of stock of a corporation, which stock is deposited with the depository.



     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec.251, 252, 254, 257, 258, 263 or 264 of this title:



          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any share of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the holders of the surviving corporation as provided in subsection (f) of sec.251 of this title.



          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sec.sec.251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:



             a. Shares of stock of the corporation surviving or resulting from such merger or consolidation;



             b. Shares of stock of any other corporation or depository receipts in respect thereof which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;



             c. Cash in lieu of fractional shares or fractional depository receipts of the corporations described in the foregoing subparagraphs a. and b. of this paragraph; or



             d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.



          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec.253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.



     (d) Appraisal rights shall be perfected as follows:



          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor or or consented to the merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or



          (2) If the merger or consolidation was approved pursuant to sec.228 or 253 or this title, the surviving or resulting corporation, either before the effective date of the merger or consolidation or within 10 days thereafter, shall notify each of the stockholders entitled to appraisal rights of the effective date of the merger or consolidation and that appraisal rights are available for any or all of the shares of the constituent corporation, and shall include in such notice a copy of this section. The notice shall be sent by certified or registered mail, return receipt requested, addressed to the stockholder at his address as it appears on the records of the corporation. Any stockholder entitled to appraisal rights may, within 20 days after the date of the mailing of the notice, demand in writing from the surviving or resulting corporation the appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares.



     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period of delivery of demands for appraisal under subsection (d) hereof, whichever is later.



     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in

Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court and the costs thereof shall be borne by the surviving or resulting corporation.



     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.



     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it finally determined that he is not entitled to appraisal rights under this section.



     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertified stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.



     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.



     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.



     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (Last amended by Ch. 61, L. '93, eff. 7-1-93.)

                                                                       EXHIBIT 5



                           [PIPER JAFFRAY LETTERHEAD]



November 27, 1996



Special Committee of the Board of Directors


Central Tractor Farm & Country, Inc.


3915 Delaware Avenue


Des Moines, IA 50316-0030



Gentlemen:



     We understand that Central Tractor Farm & Country, Inc. ("Central Tractor" or the "Company"), J.W. Childs Equity Partners, L.P., JWC Holdings I, Inc. and JWC Acquisition I, Inc. ("Acquiror") propose to enter into an Agreement and Plan of Merger to be dated November 27, 1996 (the "Merger Agreement"), pursuant to which Acquiror will be merged (the "Transaction") with and into the Company. Pursuant to a Securities Purchase Agreement to be dated November 27, 1996 (the "Securities Purchase Agreement"), Acquiror will acquire from Butler Capital Corporation and its affiliated entities (collectively, "Butler") all outstanding shares of common stock of the Company ("Company Common Stock") owned by Butler for a cash consideration of $14.00 per share. Pursuant to the Merger Agreement and subject to certain exceptions, at the effective time of the Transaction Acquiror will acquire from the then holders thereof (the "Shareholders") all outstanding shares of Company Common Stock for a cash consideration of $14.25 per share. You have requested our opinion as to whether the cash consideration to be received in the Transaction by the Shareholders pursuant to the Merger Agreement is fair, from a financial point of view, as of the date hereof, to the Shareholders.



     Piper Jaffray Inc. ("Piper Jaffray"), as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, underwritings and secondary distributions of securities, private placements, and valuations for estate, corporate and other purposes. For our services in rendering this opinion, Central Tractor will pay us a fee and indemnify us against certain liabilities. The fee is not contingent upon the consummation of the Transaction. In the past, we have provided investment banking services to Central Tractor. Piper Jaffray makes a market in Company Common Stock and provides research coverage on the Company.



     In arriving at our opinion, we have undertaken such reviews, analyses and inquiries as we deemed necessary and appropriate under the circumstances. Among other things, we have:



          1. Reviewed the draft dated November 26, 1996 of the Merger Agreement.



          2. Reviewed the draft dated November 26, 1996 of the Securities Purchase Agreement (as defined in the Merger Agreement).



          3. Reviewed the Reports on Form 10-K for Central Tractor for the five fiscal years ended October 28, 1995.



          4. Reviewed the Reports on Form 10-Q for Central Tractor for the quarters ended January 27, 1996, April 27, 1996 and July 27, 1996.



          5. Reviewed estimated financial results for the fiscal year ended November 2, 1996 and five-year financial forecasts for Central Tractor prepared by Company management.



          6. Visited the headquarters of Central Tractor and conducted discussions with members of senior management of Central Tractor, including the Chief Executive Officer, Executive Vice President --

Central Tractor Farm & Country, Inc.


November 27, 1996


Page 2


     Finance and Senior Vice President -- Finance. Topics discussed included, but were not limited to, the background and rationale of the proposed Transaction, the financial condition, operating performance and the balance sheet characteristics of Central Tractor and the prospects for the Company. In addition, we held discussions with members of the Special Committee of the Board of Directors of the Company.



          7. Reviewed the historical prices and trading activity for Company Common Stock.



          8. Reviewed the financial terms, to the extent publicly available, of certain comparable merger and acquisition transactions which we deemed relevant.



          9. Performed discounted cash flow analysis on the five-year financial forecasts for Central Tractor furnished by Central Tractor's management.



          10. Analyzed the premiums paid in recent public company acquisitions.



          11. Compared certain financial data of Central Tractor with certain financial and securities data of companies deemed similar to Central Tractor or representative of the business sector in which Central Tractor operates.



     We have relied upon and assumed the accuracy and completeness of the financial statements and other information provided by Central Tractor or otherwise made available to us and have not assumed responsibility independently to verify such information. We have further relied upon the assurances of Central Tractor's management that the information provided pertaining to Central Tractor has been prepared on a reasonable basis in accordance with industry practice and, with respect to financial planning data, reflects the best currently available estimates and judgment of Central Tractor's management as to the expected future financial performance of Central Tractor, and that it is not aware of any information or facts that would make the information provided to us incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of this opinion, we have assumed that Central Tractor is not a party to any pending transaction, including external financing, recapitalizations, acquisitions or merger discussions, other than the Transaction or in the ordinary course of business.



     In arriving at our opinion, we have not performed any appraisals or valuations of specific assets or liabilities of Central Tractor have not been furnished with any such appraisals or valuations, have made no physical inspection of the properties or assets of the Company and express no opinion regarding the liquidation value of Central Tractor. Without limiting the generality of the foregoing, we have undertaken no independent analysis of any pending or threatened litigation, possible unasserted claims or other contingent liabilities, to which either Central Tractor or its affiliates is a party or may be subject and at Central Tractor's direction and with its consent, our opinion makes no assumption concerning and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters.



     Our opinion is necessarily based upon information available to us, facts and circumstances and economic, market and other conditions as they exist and are subject to evaluation on the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We are not expressing any opinion herein as to the prices at which shares of Company Common Stock have traded or at which such shares may trade at any future time.



     We have not been authorized by the Board of Directors to solicit other purchasers for the Company or alternative transactions to the Transaction. We were not requested to opine as to, and this opinion does not in any manner address, Central Tractor's underlying decision to proceed with or effect the Transaction or structure thereof. Nor have we been requested to opine as to, and this opinion does not address in any manner, the consideration to be paid to Butler pursuant to the Securities Purchase Agreement or other terms of the Securities Purchase Agreement.

Central Tractor Farm & Country, Inc.


November 27, 1996


Page 3


     This opinion is for the use of the Board of Directors of Central Tractor in evaluating the Transaction and shall not be published or otherwise used by any other persons for any other purposes nor shall any public references to Piper Jaffray be made without our prior written consent. However, notwithstanding the foregoing, we consent to inclusion of this opinion in the Proxy Statement (as defined in the Merger Agreement) to be issued in connection with the Transaction and in any filings or disclosures required by law. This opinion is not intended to be and does not constitute a recommendation to any Shareholder as to how such Shareholder should vote in the Transaction.



     Based upon and subject to the foregoing and based upon such other factors as we consider relevant, it is our opinion that, as of the date hereof, the cash consideration to be received by the Shareholders in the Transaction pursuant to the Merger Agreement is fair, from a financial point of view, to the Shareholders.



                                          Sincerely,



                                          /s/ Piper Jaffray Inc.


                                          --------------------------------------

                                          PIPER JAFFRAY INC.

                                                                       EXHIBIT 6



       CERTAIN INFORMATION REGARDING THE DIRECTORS AND EXECUTIVE OFFICERS


           OF THE ACQUIROR, HOLDING AND THE GENERAL PARTNER OF CHILDS



     1. Directors and Executive Officers of Acquiror. The name and position of each director and executive officer of Acquiror are set forth below. The other required information with respect to each such person is set forth under "Directors and Executive Officers of J.W. Childs Associates, Inc." below. All directors and executive officers listed below and in the other Sections of this
Exhibit 6 are citizens of the United States.



                           NAME                            POSITION
            --------------------------------------------------------------------
            Steven G. Segal                   President, Secretary and Director
            Adam L. Suttin                    Vice President and Treasurer



     2. Directors and Executive Officers of Holding. The name and position of each director and executive officer of Holding are set forth below. The other required information with respect to each such person is set forth under "Directors and Executive Officers of J.W. Childs Associates, Inc." below.



                           NAME                            POSITION
            --------------------------------------------------------------------
            Steven G. Segal                   President, Secretary and Director
            Adam L. Suttin                    Vice President and Treasurer



     3. Directors and Executive Officers of JWC Equity Funding, Inc. The name and position of each director and executive officer of JWC Equity Funding, Inc. (a direct wholly owned subsidiary of Childs and a stockholder of Holding) are set forth below. The other required information with respect to each such person is set forth under "Directors and Executive Officers of J.W. Childs Associates, Inc." below.



                           NAME                            POSITION
            --------------------------------------------------------------------
            Steven G. Segal                   President, Secretary and Director
            Adam L. Suttin                    Vice President and Treasurer



     4. General Partner of Childs. The General Partner of Childs is J.W. Childs Advisors, L.P. The business address of J.W. Childs Advisors, L.P. is One Federal Street, 21st Floor, Boston, Massachusetts 02110.



     5. General Partner of J.W. Childs Advisors, L.P. The General Partner of J.W. Childs Advisors, L.P. is J.W. Childs Associates, L.P. The business address of J.W. Childs Associates, Inc. is One Federal Street, 21st Floor, Boston, Massachusetts 02110.



     6. General Partner of J.W. Childs Associates, L.P. The General Partner of J.W. Childs Associates, L.P. is J.W. Childs Associates, Inc. The business address of J.W. Childs Associates, Inc. is One Federal Street, 21st Floor, Boston, Massachusetts 02110.

     7. Directors and Executive Officers of J.W. Childs Associates, Inc. The name, business address, present principal occupation or employment and material occupations, positions, officers or employments during the last five years of each director and executive officer of J.W. Childs Associates, Inc. and certain other information are set forth below. The business address of Messrs. Childs, Segal, Suttin and Hopkins is One Federal Street, 21st Floor, Boston, Massachusetts 02110. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to employment with J.W. Childs Associates, L.P.



                                     PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT AND MATERIAL
                                                           OCCUPATIONS,
                                      POSITIONS, OFFICES OR EMPLOYMENT HELD DURING THE LAST
               NAME                                         FIVE YEARS
-----------------------------------  --------------------------------------------------------



John W. Childs................   President and Treasurer since February 1995;
                                 President of J.W. Childs Associates, L.P. since
                                 July 1995; executive at Thomas H. Lee Company from May 1987 through June 1995, most recently holding the position of Senior Managing
                                 Director; director of Big V Supermarkets, Inc.,
                                 Cinnabon, Inc., The Edison Project, Inc.,
                                 Personal Care Group, Inc. and Select Beverages,
                                 Inc.



Steven G. Segal...............   Vice President and Secretary since February
                                 1995; managing Director of J.W. Childs
                                 Associates, L.P. since July 1995; executive at
                                 Thomas H. Lee Company from August 1987 through
                                 June 1995, most recently holding the position of Managing Director; director of Big V
                                 Supermarkets, Inc., Cinnabon, Inc. and Fitz and
                                 Floyd, Inc.



Adam L. Suttin................   Vice President since February 1995; Vice
                                 President of J.W. Childs Associates, L.P. since
                                 July 1995; executive at Thomas H. Lee Company from August 1989 through June 1995, most recently holding the position of Associate;
                                 director of Personal Care Group, Inc.



Glenn A. Hopkins..............   Vice President since September 1995; Vice
                                 President of J.W. Childs Associates, L.P. since
                                 September 1995; executive at Thomas H. Lee
                                 Company from May 1989 through August 1995, most recently holding the position of Associate.

PROXY                                                                      PROXY

                      CENTRAL TRACTOR FARM & COUNTRY, INC.

         PROXY FOR SPECIAL MEETING OF STOCKHOLDERS --           , 1997
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned appoints James T. McKitrick and Dean Longnecker and each of them as proxies, with power of substitution and re-substitution to each, to vote at the Special Meeting of Stockholders of Central Tractor Farm & Country, Inc. (the "Company") to be held at the Company's headquarters located at 3915
Delaware Avenue, Des Moines, Iowa 50313 on          , 1997 at       A.M. and at
any adjournments thereof, all shares of stock of the Company that the undersigned would be entitled to vote if personally present. A majority of said proxies, or their substitutes or re-substitutes or any one if only one is present and acting shall have all powers of said proxies. The undersigned instructs said proxies, or their substitutes or re-substitutes, to vote any matters that may properly come before the meeting as indicated in the Notice of Special Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged, and to vote as specified by the undersigned on the reverse side.

             (IMPORTANT -- TO BE SIGNED AND DATED ON REVERSE SIDE)

                   [X]  Please mark votes as in this example.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE MERGER.
         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED,
       OR IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ADOPTION
                            OF THE MERGER AGREEMENT.

1. Adoption of the Merger Agreement dated November 27, 1996 by and among the Company, J.W. Childs Equity Partners, L.P., CT Holding, Inc. and JWC Acquisition I, Inc.
[ ]  FOR          [ ]  AGAINST          [ ]  ABSTAIN

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

[ ] MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW             NOTE:Please sign exactly as name appears on this card
[ ] MARK HERE IF YOU PLAN TO ATTEND THIS MEETING            and return this card in the enclosed envelope. When
                                                            signing as executor, administrator, attorney, trustee,
                                                            guardian, or custodian, or for a corporation, please
                                                            give full name as such.
                                                            Signature:
                                                            ---------------------------------------------
                                                            Date: -------------------------------------------------
                                                            Signature:
                                                            ---------------------------------------------
                                                            Date: -------------------------------------------------